EXECUTION VERSION PURCHASE AND SALE AGREEMENT by and among KNOWLES CORPORATION, KNOWLES CAPITAL HOLDINGS, INC., KNOWLES INTERMEDIATE PD HOLDINGS, LLC, CORNELL DUBILIER ELECTRONICS, INC., CD AERO, LLC, KAPLAN ELECTRONICS, INC., SHAREHOLDERS, SELLERS’ REPRESENTATIVE, and GUARANTORS dated as of September 15, 2023

i TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE ....................................................................................................... 2 1.01 Purchase and Sale ............................................................................................................... 2 1.02 Purchase Price ..................................................................................................................... 2 1.03 Estimated Closing Statement .............................................................................................. 2 1.04 Purchase Price Adjustment ................................................................................................. 3 1.05 Withholding Rights ............................................................................................................. 5 ARTICLE 2 CLOSING AND CLOSING PAYMENTS ............................................................................. 5 2.01 Closing ................................................................................................................................ 5 2.02 Closing Payments and Deliveries ....................................................................................... 5 2.03 Payments to Sellers’ Representative ................................................................................... 6 ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE BUSINESS ............... 6 3.01 Organization, Power and Authority .................................................................................... 6 3.02 Capitalization and Related Matters ..................................................................................... 7 3.03 Authorization; No Breach ................................................................................................... 8 3.04 Financial Statements and Related Matters .......................................................................... 9 3.05 Absence of Undisclosed Liabilities .................................................................................. 10 3.06 No Material Adverse Effect .............................................................................................. 10 3.07 Absence of Certain Developments .................................................................................... 10 3.08 Assets ................................................................................................................................ 13 3.09 Tax Matters ....................................................................................................................... 13 3.10 Material Contracts ............................................................................................................. 17 3.11 Intellectual Property Rights .............................................................................................. 19 3.12 Information Technology and Data Matters ....................................................................... 21 3.13 Litigation ........................................................................................................................... 22 3.14 Brokerage .......................................................................................................................... 22 3.15 Insurance ........................................................................................................................... 22 3.16 Labor Matters .................................................................................................................... 22 3.17 Employee Benefits ............................................................................................................ 25 3.18 Compliance with Laws; Permits ....................................................................................... 27 3.19 Anti-Corruption ................................................................................................................ 27 3.20 International Trade Compliance. ...................................................................................... 28 3.21 Customers and Suppliers .................................................................................................. 29 3.22 Real Property .................................................................................................................... 30 3.23 Environmental ................................................................................................................... 32 3.24 Affiliate Transactions ....................................................................................................... 33 3.25 Government Contracts ...................................................................................................... 33 3.26 Product Warranty .............................................................................................................. 35 3.27 CARES Act ....................................................................................................................... 35 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS ............................................. 36 4.01 Incorporation; Corporate Power and Authority ................................................................ 36

ii 4.02 Authorization; No Breach ................................................................................................. 36 4.03 Title to Shares; Title to Assets .......................................................................................... 37 4.04 Litigation ........................................................................................................................... 37 4.05 Brokerage .......................................................................................................................... 37 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYERS .............................................. 37 5.01 Incorporation; Corporate Power and Authority ................................................................ 37 5.02 Authorization; No Breach ................................................................................................. 37 5.03 Litigation ........................................................................................................................... 38 5.04 Brokerage .......................................................................................................................... 38 5.05 Sufficient Funds ................................................................................................................ 38 5.06 Solvency............................................................................................................................ 38 5.07 Investment Intent; Risk ..................................................................................................... 39 ARTICLE 6 CONDITIONS TO CLOSING ............................................................................................. 39 6.01 Conditions to the Obligations of All Parties ..................................................................... 39 6.02 Conditions to the Obligations of Buyers ........................................................................... 40 6.03 Conditions to the Obligations of Sellers ........................................................................... 42 ARTICLE 7 COVENANTS AND AGREEMENTS ................................................................................. 43 7.01 Access ............................................................................................................................... 43 7.02 Conduct of Business ......................................................................................................... 43 7.03 Commercially Reasonable Efforts; Regulatory Law Compliance; Third-Party Consents ............................................................................................................................ 43 7.04 Press Releases and Announcements ................................................................................. 45 7.05 Certain Tax Matters .......................................................................................................... 46 7.06 Pre-Closing Restructuring ................................................................................................. 51 7.07 Exclusivity ........................................................................................................................ 51 7.08 Expenses ........................................................................................................................... 51 7.09 Certain Post-Closing Access Provisions ........................................................................... 51 7.10 Certain Waivers and Releases ........................................................................................... 52 7.11 Termination of Certain Agreements ................................................................................. 52 7.12 Restrictive Covenants ....................................................................................................... 53 7.13 Non-Assignment; Approvals ............................................................................................ 54 7.14 Wrong Pocket Assets ........................................................................................................ 55 7.15 Bulk Transfer Laws .......................................................................................................... 55 7.16 Collections ........................................................................................................................ 55 7.17 Employment Matters ......................................................................................................... 56 7.18 RW Policy ......................................................................................................................... 57 7.19 Ongoing Viability & Solvency ......................................................................................... 57 7.20 Retention Payments .......................................................................................................... 57 7.21 Permits .............................................................................................................................. 58 7.22 Resolution and Remediation of Certain Environmental Matters ...................................... 58 7.23 Certain Export Controls Matters ....................................................................................... 59 7.24 Removal of Assets from John Vertente Blvd. Location ................................................... 59 7.25 Post-Closing Transition Assistance .................................................................................. 59 7.26 Business Employee List .................................................................................................... 59

iii ARTICLE 8 SURVIVAL AND INDEMNIFICATION ............................................................................ 60 8.01 Survival ............................................................................................................................. 60 8.02 Indemnification ................................................................................................................. 60 8.03 Indemnification Claims ..................................................................................................... 62 8.04 Limitations on Indemnification Obligations; Certain Additional Matters ........................ 63 8.05 Indemnification Payments ................................................................................................ 65 8.06 Treatment of Indemnification Payments ........................................................................... 66 8.07 Guarantors ......................................................................................................................... 67 8.08 Buyer Parent Guarantee .................................................................................................... 67 8.09 Exclusive Remedies .......................................................................................................... 67 ARTICLE 9 TERMINATION ................................................................................................................... 68 9.01 Termination ....................................................................................................................... 68 9.02 Effect of Termination ........................................................................................................ 69 ARTICLE 10 DEFINITIONS.................................................................................................................... 69 10.01 Definitions ........................................................................................................................ 69 10.02 Usage ................................................................................................................................ 89 ARTICLE 11 MISCELLANEOUS ........................................................................................................... 90 11.01 Amendment and Waiver ................................................................................................... 90 11.02 Notices .............................................................................................................................. 90 11.03 Assignment ....................................................................................................................... 91 11.04 Severability ....................................................................................................................... 92 11.05 No Strict Construction ...................................................................................................... 92 11.06 Captions ............................................................................................................................ 92 11.07 Complete Agreement ........................................................................................................ 92 11.08 Seller Disclosure Schedule ............................................................................................... 92 11.09 Counterparts ...................................................................................................................... 93 11.10 Governing Law ................................................................................................................. 93 11.11 CONSENT TO JURISDICTION ...................................................................................... 93 11.12 WAIVER OF JURY TRIAL ............................................................................................. 94 11.13 No Third-Party Beneficiaries ............................................................................................ 94 11.14 Specific Performance ........................................................................................................ 94 11.15 Further Assurances ........................................................................................................... 94 11.16 Sellers’ Representative ..................................................................................................... 94 11.17 Law Firm Representation; Privilege ................................................................................. 97

iv LIST OF EXHIBITS* Exhibit A Assets and Liabilities Schedule Exhibit B Form of Sellers’ Closing Certificate Exhibit C-1 Form of Assignment Agreement and Bill of Sale Exhibit C-2 Form of Intellectual Property Assignment Agreement Exhibit D Form of Buyers’ Closing Certificate Exhibit E Pre-Closing Restructuring Exhibit F Illustrative Calculation of Net Working Capital Exhibit G Form of Sellers Note Exhibit H Form of Escrow Agreement Exhibit I Binder Agreement for RW Policy Exhibit J Form of Lease Agreement Exhibit K Key Employees Exhibit L Retention Employees Exhibit M Form of Security Agreement * Exhibit G included herewith; all other exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K.

1 PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2023, by and among (a) Knowles Corporation, a Delaware corporation (“Buyer Parent”) (solely for purposes of Section 8.08), Knowles Capital Holdings, Inc., a Delaware corporation (“Stock Buyer”), and Knowles Intermediate PD Holdings, LLC, a Delaware limited liability company (“Asset Buyer,” and together with Stock Buyer, “Buyers”), on the one hand, and (b) Cornell Dubilier Electronics, Inc., a Delaware corporation (“CDE”), CD Aero, LLC, a Massachusetts limited liability company (“CDA,” and collectively with CDE, “Asset Sellers”), Kaplan Electronics, Inc., a Delaware corporation (“Kaplan”), the parties listed as “Shareholders” on the signature pages attached hereto (each a “Shareholder,” and collectively, “Shareholders,” and together with Asset Sellers, “Sellers”), James P. Kaplan, in his capacity as Sellers’ representative in this Agreement (“Sellers’ Representative”), and the parties listed as “Guarantors” on the signature pages attached hereto, solely for purposes of Sections 7.12 and 8.07 (the “Guarantors”), on the other hand. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10. WHEREAS, Shareholders own 100% of the issued and outstanding shares of stock of Kaplan (the “Purchased Shares”); WHEREAS, Kaplan is the sole shareholder of Cornell Dubilier Marketing, Inc. (“CDM”); WHEREAS, CDE owns (1) 100% of the issued and outstanding limited liability company membership interests (the “CD Snow Hill Interests”) of CD Snow Hill, LLC (“CD Snow Hill”) and (2) all but one share of the issued and outstanding shares of stock (the “CD Mexico Shares”) of CD Electronica de Mexico, S.A. de C.V. (“CD Mexico,” and together with CD Snow Hill and the Kaplan Companies, the “Acquired Companies”); James P. Kaplan owns one share of the issued and outstanding shares of stock of CD Mexico (the “CD Mexico Minority Share”); WHEREAS, Asset Sellers are engaged in the business of manufacturing and distributing capacitor products and technologies (the “CDE Business”); WHEREAS, Kaplan, CDM and their direct and indirect Subsidiaries are engaged in the business of manufacturing and distributing capacitor products and technologies (the “CDM Business,” and together with the CDE Business, the “Business”); WHEREAS, Asset Sellers own certain assets used in connection with the Business (i.e., the Purchased Assets); WHEREAS, Buyer Parent directly or indirectly owns 100% of the issued and outstanding equity interests of each Buyer; WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyers desire to purchase from Sellers, and Sellers desire to sell to Buyers, the Purchased Shares, the Purchased Assets, and the Business in the manner described in and in accordance with this Agreement; and WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Buyers’ willingness to enter into this Agreement, each of the key employees of the CD Group Companies set forth on Exhibit K has executed an employment agreement with the applicable Buyer.

2 NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows: ARTICLE 1 PURCHASE AND SALE 1.01 Purchase and Sale. On the terms and subject to the conditions contained in this Agreement, at the Closing: (a) Stock Buyer shall (and effective as of the Closing, hereby does) purchase and acquire from Shareholders, and Shareholders shall (and effective as of the Closing, hereby do) sell, convey, assign, transfer and deliver to Stock Buyer, legal and beneficial title and all rights, title and interests in and to the Purchased Shares, free and clear of all Liens; (b) Asset Buyer shall (and effective as of the Closing, hereby does) (i) purchase and acquire from Asset Sellers, and Asset Sellers shall (and effective as of the Closing, hereby do) sell, convey, assign, transfer and deliver to Asset Buyer, all right, title and interest in and to the Purchased Assets, free and clear of all Liens and (ii) assume and become liable only for the Assumed Liabilities, which Asset Buyer hereby covenants and agrees to pay, discharge and perform in full as and when due; provided that Asset Sellers are retaining the Excluded Liabilities, and Asset Sellers hereby covenant and agree to pay, discharge and perform all such Excluded Liabilities in full as and when due. 1.02 Purchase Price. (a) The aggregate consideration for the Purchased Shares shall consist of a cash payment in an amount equal to the result of (i) the CDM Base Purchase Price, plus (ii) the Estimated CDM Closing Cash-On-Hand, minus (iii) the Estimated CDM Closing Indebtedness, plus (iv) 45% of the amount (if any) by which the Estimated Closing Net Working Capital exceeds the Upper Target Net Working Capital, minus (v) 45% of the amount (if any) by which the Lower Target Net Working Capital exceeds the Estimated Closing Net Working Capital (such resulting amount, the “Estimated CDM Purchase Price”), which amount shall be payable in the manner described in Section 2.02 and subject to adjustment as described in Section 1.04. (b) The aggregate consideration for the Purchased Assets shall consist of the assumption of the Assumed Liabilities by Asset Buyer and a cash payment in an amount equal to the result of (i) the CDE Base Purchase Price, plus (ii) the Estimated CDE Closing Cash-On-Hand, minus (iii) the Estimated CDE Closing Indebtedness, plus (iv) 55% of the amount (if any) by which the Estimated Closing Net Working Capital exceeds the Upper Target Net Working Capital, minus (v) 55% of the amount (if any) by which the Lower Target Net Working Capital exceeds the Estimated Closing Net Working Capital (such resulting amount, the “Estimated CDE Purchase Price”), which amount shall be payable in the manner described in Section 2.02 and subject to adjustment as described in Section 1.04. 1.03 Estimated Closing Statement. At least three (3) Business Days (but no more than five (5) Business Days) prior to the Closing, Sellers’ Representative shall prepare and deliver to Buyers a statement (the “Estimated Closing Statement”) setting forth Sellers’ good faith estimates of (i) the CDM Closing Cash-on-Hand (the “Estimated CDM Closing Cash-on-Hand”), the CDM Closing Indebtedness (the “Estimated CDM Closing Indebtedness”), the Closing Net Working Capital (the “Estimated Closing Net Working Capital”) and the Estimated CDM Purchase Price resulting therefrom and (ii) the CDE Closing Cash-on-Hand (the “Estimated CDE Closing Cash-on-Hand”), the CDE Closing Indebtedness (the “Estimated CDE Closing Indebtedness”) and the Estimated CDE Purchase Price resulting therefrom. The

3 Estimated CDM Purchase Price and the Estimated CDE Purchase Price and their respective components shall each be calculated in accordance with the Agreed Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement. From and after delivery of the Estimated Closing Statement until the Closing, Sellers shall (A) provide Buyers and their Representatives with reasonable access during normal business hours and upon reasonable prior written notice to the books and records relating to the Business and to senior management personnel of Kaplan, CDE and their respective Affiliates, in each case to the extent reasonably requested by Buyers or any of their Representatives in connection with their review of the Estimated Closing Statement, and (B) cooperate with Buyers and their Representatives in connection with their review of the Estimated Closing Statement. For the avoidance of doubt, Buyers shall be entitled to comment on and request reasonable changes to the Estimated Closing Statement, Sellers’ Representative shall consider in good faith any such comments and changes, and no such comments or requested changes shall prejudice or waive Buyers’ rights under Section 1.04. 1.04 Purchase Price Adjustment. (a) Within sixty (60) days following the Closing Date, Buyers shall prepare and deliver to Sellers’ Representative a statement (the “Closing Statement”) setting forth Buyers’ calculation of the CDM Purchase Price and the CDE Purchase Price and each of their respective components. The CDM Purchase Price and the CDE Purchase Price and each of their respective components shall each be calculated in accordance with the Agreed Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement. The Closing Statement shall specify in reasonable detail the nature and amount of any difference between the Estimated Closing Statement and the Closing Statement, and for each such difference, Buyers shall provide supporting documentation, including calculations, working papers and similar documents. During the thirty (30) days immediately following Sellers’ Representative’s receipt of the Closing Statement, Buyers shall (i) provide Sellers’ Representative and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior written notice to the books and records of the Business and to senior management personnel of Buyers, in each case to the extent reasonably requested by Sellers’ Representative or any of its Representatives in connection with their review of the Closing Statement, and (ii) cooperate with Sellers’ Representative and its Representatives in connection with their review of the Closing Statement. (b) The Closing Statement, the CDM Purchase Price, the CDE Purchase Price and each of their respective components set forth thereon shall become final and binding upon the parties thirty (30) days following Sellers’ Representative’s receipt thereof unless Sellers’ Representative gives written notice of its disagreement (a “Notice of Disagreement”) to Buyers prior to such date; provided that (i) the CDM Purchase Price and the CDE Purchase Price and each of their respective components set forth thereon shall become final and binding upon the parties upon Sellers’ Representative’s delivery, prior to the expiration of such thirty (30)-day period, of written notice to Buyers of its acceptance of the CDM Purchase Price and the CDE Purchase Price and each of their respective components set forth thereon, (ii) except to the extent addressed by a duly delivered Notice of Disagreement prior to the expiration of such thirty (30)- day period, the Closing Statement, the CDM Purchase Price, the CDE Purchase Price and each of their respective components set forth thereon, shall become final and binding upon the parties upon Sellers’ Representative’s delivery of a Notice of Disagreement, and (iii) a Notice of Disagreement may only include disagreements based on (A) the failure of the CDM Closing Cash-on-Hand, CDM Closing Indebtedness, Closing Net Working Capital, CDE Closing Cash-on-Hand or CDE Closing Indebtedness in each case as reflected on the Closing Statement, to be calculated in accordance with the Agreed Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement and/or (B) mathematical errors in the computation of the CDM Closing Cash-on-Hand, CDM Closing Indebtedness, Closing Net Working Capital, CDE Closing Cash-on-Hand, CDE Closing Indebtedness, the CDM Purchase Price or the CDE Purchase Price. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted for each disputed item within each component of the Closing

4 Statement and shall be accompanied by supporting documentation, including calculations, working papers and similar documents. (c) If a timely Notice of Disagreement is delivered by Sellers’ Representative to Buyers in accordance with Section 1.04(b), then the Closing Statement (as revised in accordance with this Section 1.04(c)), the CDM Purchase Price, the CDE Purchase Price and their respective components set forth thereon shall become final and binding upon the parties on the earlier of (x) the date all matters specified in the Notice of Disagreement are finally resolved in writing by Sellers’ Representative and Buyers and (y) the date all matters specified in the Notice of Disagreement not resolved by Sellers’ Representative and Buyers are finally resolved in writing by RSM US LLP or, if such firm is unwilling or unable to serve in such role, an accounting, consulting or valuation firm mutually selected by Sellers’ Representative and Buyers (such firm, the “Arbiter”). The Closing Statement shall be revised to the extent necessary to reflect any resolution by Sellers’ Representative and Buyers and/or any final resolution made by the Arbiter in accordance with this Section 1.04(c). During the thirty (30) days immediately following the delivery of a Notice of Disagreement in accordance with Section 1.04(b), or such longer period as Sellers’ Representative and Buyers may agree in writing, Sellers’ Representative and Buyers shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. At the end of such thirty (30)-day period or such agreed-upon longer period, Sellers’ Representative and Buyers shall submit to the Arbiter for review and resolution any and all matters (but only such matters) that remain in dispute and that were properly included in the Notice of Disagreement. Buyers and Sellers’ Representative shall instruct the Arbiter to, and the Arbiter shall, make a final determination of the items included in the Closing Statement (to the extent such amounts are properly in dispute) in accordance with the guidelines and procedures set forth in this Agreement. Buyers and Sellers’ Representative will cooperate with the Arbiter during the term of its engagement. Buyers and Sellers’ Representative shall instruct the Arbiter not to, and the Arbiter shall not, assign a value to any item in dispute greater than the greatest value for such item assigned by Buyers, on the one hand, or Sellers’ Representative, on the other hand, or less than the smallest value for such item assigned by Buyers, on the one hand, or Sellers’ Representative, on the other hand. Buyers and Sellers’ Representative shall also instruct the Arbiter to, and the Arbiter shall, make its determination based solely on written presentations by Buyers and Sellers’ Representative that are in accordance with the guidelines and procedures set forth in this Agreement and not on the basis of an independent review. The Closing Statement, the CDM Purchase Price, the CDE Purchase Price and their respective components set forth thereon shall become final and binding on the parties hereto on the date the Arbiter delivers its final resolution in writing to Buyers and Sellers’ Representative (which final resolution shall be requested by the parties to be delivered not more than thirty (30) days following submission of such disputed matters to the Arbiter), and such resolution by the Arbiter shall not be subject to court review or otherwise appealable. Sellers’ Representative (on behalf of Sellers) shall pay a portion of the fees and expenses of the Arbiter equal to the percentage by which the portion of the disputed amounts in Sellers’ Representative’s submission to the Arbiter not awarded to Sellers’ Representative bear to the aggregate amount actually disputed by Sellers’ Representative in Sellers’ Representative’s submission to the Arbiter, and Buyers shall pay or cause to be paid the remaining portion of such fees and expenses. (d) If the CDM Purchase Price, as finally determined in accordance with this Section 1.04, is greater than the Estimated CDM Purchase Price (such excess, the “CDM Adjustment Amount”), then, within four (4) Business Days after the Closing Statement, the CDM Purchase Price, the CDE Purchase Price and their respective components become final and binding on the parties pursuant to this Section 1.04, Stock Buyer will make (or cause to be made) payment of the CDM Adjustment Amount by wire transfer of immediately available funds to the bank accounts designated by Sellers’ Representative (on behalf of Shareholders).

5 (e) If the Estimated CDM Purchase Price is greater than the CDM Purchase Price as finally determined in accordance with this Section 1.04 (such excess, the “CDM Excess Amount”), then the principal amount of the Sellers Note shall be automatically reduced by the CDM Excess Amount. (f) If the CDE Purchase Price, as finally determined in accordance with this Section 1.04 is greater than the Estimated CDE Purchase Price (such excess, the “CDE Adjustment Amount”), then, within four (4) Business Days after the Closing Statement and the CDM Purchase Price, the CDE Purchase Price and their respective components become final and binding on the parties pursuant to this Section 1.04, Asset Buyer will make (or cause to be made) payment of the CDE Adjustment Amount by wire transfer of immediately available funds to Asset Sellers. (g) (i) If the Estimated CDE Purchase Price is greater than the CDE Purchase Price as finally determined in accordance with this Section 1.04 (such excess, the “CDE Excess Amount”), then, the principal amount of the Sellers Note shall be automatically reduced by the CDE Excess Amount. (h) Any payment made pursuant to this Section 1.04 shall be treated as an adjustment to the CDM Purchase Price or the CDE Purchase Price, as applicable, to the extent permitted by law (including for Tax purposes). 1.05 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Buyers and their Affiliates, as applicable, shall each be entitled to deduct and withhold any amounts required to be deducted and withheld with respect to the making of payments with respect to this Agreement under the Code or any applicable provision of state, local or non-U.S. Tax Law, and to request any reasonably necessary Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar information, for the purpose of determining whether such withholding is required. To the extent that amounts are so deducted or withheld pursuant to this Section 1.05 and timely paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Buyers shall use commercially reasonable efforts to provide, or cause the withholding entity to provide, the payee with notice of such intention to withhold or deduct at least five (5) Business Days prior to such withholding or deduction and shall use commercially reasonable efforts to reduce or eliminate any such withholding or deduction to the extent permitted by applicable Tax Law, including by requesting any appropriate Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar information, from the payee. ARTICLE 2 CLOSING AND CLOSING PAYMENTS 2.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) remotely via the exchange of documents and signature pages at 10:00 a.m. Central Time, on the second (2nd) Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as Buyers and Sellers’ Representative may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.” 2.02 Closing Payments and Deliveries. Subject to the terms set forth in this Agreement, at the Closing:

6 (a) Buyers shall deliver or cause to be delivered to Sellers’ Representative an amount in cash equal to (i) the Estimated CDM Purchase Price plus (ii) the Estimated CDE Purchase Price minus (iii) the Sellers Note Amount minus (iv) without duplication of any CDM Closing Indebtedness used in the calculation of the Estimated CDM Purchase Price or any CDE Closing Indebtedness used in the calculation of the Estimated CDE Purchase Price, any other Indebtedness paid off at Closing pursuant to Section 2.02(c), by wire transfer of immediately available funds to the accounts designated in writing by Sellers’ Representative at least two (2) Business Days prior to Closing; (b) Buyers shall deliver to Sellers’ Representative a secured promissory note issued by Buyers to Sellers’ Representative as agent for Sellers in the principal amount equal to the Sellers Note Amount in the form of Exhibit G attached hereto (the “Sellers Note”); and (c) Buyers shall deliver or cause to be delivered, by wire transfer of immediately available funds to the account designated in writing by Sellers, (i) to the intended beneficiaries of funded Indebtedness (as identified in the Payoff Letters delivered pursuant to Section 6.02(d)(vii) or as otherwise identified in writing) and any further funded or secured indebtedness to be repaid in connection with (excluding, for the avoidance of doubt, all Indebtedness owed to Sellers, which will be separately paid off as part of the Pre-Closing Restructuring), (ii) the Transaction Expenses set forth in invoices with respect thereto delivered to Buyers, at least two (2) Business Days prior to Closing, and (iii) any other liabilities included in the computation of Closing Indebtedness, in each case, which by their terms or pursuant to this Agreement are required to be paid at the Closing. 2.03 Payments to Sellers’ Representative. All payments required pursuant to this Agreement shall be made by wire transfer of immediately available funds, free of costs and charges, to the accounts set forth in the Funds Flow Memorandum or that the recipient has otherwise designated in writing; provided, however, that any payment for the Purchased Shares shall treat each share of the voting shares of Kaplan and each share of the non-voting shares of Kaplan on a pari passu basis such that equal value is attributed to each share of the stock of Kaplan. All payments required pursuant to this Agreement to be made to Sellers’ Representative on behalf of Sellers or any Seller shall be deemed to have been paid to Sellers or such Seller upon receipt of such payment by Sellers’ Representative, and Sellers’ Representative shall disburse all such amounts paid to it to Sellers or such Seller in accordance with the organizational documents of Kaplan and any other Contract or understanding between or among Sellers or any Seller and Sellers’ Representative. For the avoidance of doubt, unless otherwise expressly agreed to in writing by the parties, none of Buyers or Acquired Companies shall have any obligation to make any payment to any Seller, and none of Buyers or Acquired Companies shall have any responsibility for any actual or alleged incorrect or improper disbursement by Sellers’ Representative to Sellers or any Seller of any amount paid to Sellers’ Representative by any of Buyers or Acquired Companies. ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE BUSINESS As an inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each Seller and Kaplan hereby represents and warrants to Buyers as of the date hereof and as of the Closing that: 3.01 Organization, Power and Authority. The CD Group Companies are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization and have full organizational power and authority and all necessary Permits to own, operate or lease the properties and assets now owned, operated or leased by them and to carry on their businesses as now conducted and to enter into and carry out the transactions contemplated by this Agreement and each of the Ancillary Agreements to which the CD Group Companies are a party. The CD Group Companies are qualified to do

7 business and are in good standing as a foreign entity in every jurisdiction where the conduct of their business requires them to be so qualified, except where the failure to be so qualified or in good standing in such foreign jurisdiction, would not, individually or in the aggregate, be material to the CD Group Companies, taken as a whole. The copies of the CD Group Companies’ Organizational Documents furnished to Buyers reflect all amendments and modifications made thereto and are true, correct and complete. The CD Group Companies are not in default under or in violation of any provision of its Organizational Documents. Section 3.01(a) of the Seller Disclosure Schedule sets forth a true and correct listing of (i) all of the officers and managers of the CD Group Companies and (ii) each jurisdiction in which the CD Group Companies are qualified to conduct business as a foreign entity, in each case as of immediately prior to the Closing. 3.02 Capitalization and Related Matters. (a) CDE is the legal and beneficial owner of, and has good and marketable title to, all of the issued and outstanding equity interests of CD Snow Hill and all but one share of the issued and outstanding equity interests of CD Mexico, in each case free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). James P. Kaplan is the legal and beneficial owner of, and has good and marketable title to, the CD Mexico Minority Share, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). The entire authorized Equity Securities of CD Snow Hill consist solely of the CD Snow Hill Interests, all of which are issued and outstanding and held by CDE, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). The entire authorized Equity Securities of CD Mexico consist solely of the CD Mexico Shares and CD Mexico Minority Share, collectively, all of which are collectively issued and outstanding and held by CDE (all shares but one) and James P. Kaplan (only one share), in each case free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). (b) Each Shareholder is the legal and beneficial owner of the number and class of shares of capital stock of Kaplan set forth opposite such Shareholder’s name on Section 3.02(b) of the Seller Disclosure Schedule and has good and marketable title to the Purchased Shares, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). The entire authorized Equity Securities of Kaplan consist solely of the Purchased Shares, all of which are issued and outstanding and held by Shareholders, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws). (c) Except as set forth on Section 3.02(b) or Section 3.02(c) of the Seller Disclosure Schedule, (i) the CD Group Companies have no outstanding Equity Interests, or any interests (including options, warrants, purchase rights, subscription rights, conversion rights or other equity or equity based rights or interests) convertible or exchangeable into, or the value of which is measured by reference to, any of their Equity Securities or containing any profit participation features, nor any rights or options to subscribe for or to purchase their Equity Securities or any securities convertible into or exchangeable for their Equity Securities or any equity appreciation rights or phantom equity rights, (ii) the CD Group Companies are not, and immediately following the Closing will not be, subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Securities or make or pay any dividends or distributions in respect of any Equity Securities, (iii) there are no, and immediately following the Closing there will not be any, statutory or contractual preemptive rights, co-sale rights, rights of first refusal or similar rights or restrictions with respect to the Equity Securities of the CD Group Companies, (iv) the CD Group Companies have not violated any applicable federal, or state securities Laws in connection with the offer, sale or issuance of any of their Equity Securities, and (v) there are no agreements or understandings among the holders of Equity Securities of the CD Group Companies or among any other Persons with respect to the voting or transfer of the CD Group Companies’ Equity Securities or with respect to any other aspect of the CD Group Companies’ governance. There are no bonds, debentures, notes or other indebtedness of the CD Group Companies outstanding having the right to vote (or convertible into,

8 or exchangeable for, securities having the right to vote) on any matters on which any equityholder of the CD Group Companies may vote. (d) Except as set forth on Section 3.02(d) of the Seller Disclosure Schedule, (i) the CD Group Companies do not have any Subsidiaries and (ii) there are no outstanding Equity Interests of any Subsidiary of the Group Companies. Except as set forth on Section 3.02(d) of the Seller Disclosure Schedule, the CD Group Companies do not hold any Investment in any Person. The CD Group Companies have no obligation to make any Investment (whether by loan, capital contribution, purchase of securities or otherwise, and including any additional Investments) in any Person. (e) Except as set forth on Section 3.02(e) of the Seller Disclosure Schedule, none of the equity of the Acquired Companies are certificated. (f) Kaplan, on the one hand, and CDE, CDA, CD Snow Hill, and CD Mexico, on the other hand, do not have a common Ultimate Parent Entity. The sole Ultimate Parent Entity of Kaplan is Kaplan, and the sole Ultimate Parent Entity of CDE, CDA, CD Snow Hill, and CD Mexico is CDE Holdings, Inc.. (g) The Purchased Shares consist of 950 issued and outstanding voting shares of Kaplan and 94,050 issued and outstanding non-voting shares of Kaplan. The non-voting shares of Kaplan do not (i) entitle the owners or holders thereof to vote for the election of directors of Kaplan or any other Person, or (ii) carry any rights to designate or appoint any directors of Kaplan or any other Person. 3.03 Authorization; No Breach. (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the CD Group Companies is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the CD Group Companies. Each Ancillary Agreement to which the CD Group Companies is a party has been duly executed and delivered by the CD Group Companies. Each Ancillary Agreement to which the CD Group Companies is a party when executed and delivered by the CD Group Companies, shall constitute a valid and binding obligation of the CD Group Companies enforceable against the CD Group Companies in accordance with its terms, in each case, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles. (b) Except as set forth on Section 3.03(b) of the Seller Disclosure Schedule, the execution, delivery and performance of this Agreement and each Ancillary Agreement to which the CD Group Companies is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by the CD Group Companies do not and shall not, (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of the CD Group Companies or any of the CD Group Companies’ assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation, or cause or result in any disclosure, license or making available of any Trade Secrets of the CD Group Companies under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of the CD Group Companies, any Law to which the CD Group Companies are subject or any Material Contract to which the CD Group Companies are a party or bound. None of the CD Group Companies, Sellers nor any of their respective Affiliates is a party to or bound by any written or oral agreement or understanding with respect to a

9 Company Transaction other than this Agreement, and all of them have terminated all discussions with third parties (other than Buyers and their Representatives) regarding Company Transactions. None of the CD Group Companies, Sellers nor any of their respective Affiliates has breached any exclusivity, no-shop or similar obligation to any third party in connection with the negotiation of the transactions contemplated hereby or any other Company Transaction. (c) Except for such filings as may be required under the HSR Act, no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and performance by the CD Group Companies of this Agreement and each other Ancillary Agreement to which any of the CD Group Companies is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof. 3.04 Financial Statements and Related Matters. (a) Section 3.04(a) of the Seller Disclosure Schedule sets forth true, correct and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the audited consolidated balance sheets of CDE and its Subsidiaries as of August 31, 2021 and August 31, 2022, and the related audited consolidated statements of comprehensive income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the fiscal years then ended; (ii) the audited consolidated balance sheets of CDM and its Subsidiaries as of August 31, 2021 and August 31, 2022, and the related audited consolidated statements of comprehensive income, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the fiscal years then ended; (iii) the unaudited balance sheets of CDE, CDA, CD Mexico and CD Snow Hill as of July 31, 2023 (collectively, the “CDE Latest Balance Sheet”), and the related unaudited profit and loss statements of each such entity for the 11-month period then ended; and (iv) the unaudited balance sheets of CDM, IC and ICHK as of July 31, 2023 (together with the CDE Latest Balance Sheet, collectively, the “Latest Balance Sheet”), and the related unaudited profit and loss statements of each such entity for the 11-month period then ended. (b) Except as set forth in Section 3.04(b) of the Seller Disclosure Schedule, each of the Financial Statements (including the notes thereto, if any) has been prepared from and is consistent with the books and records of the applicable CD Group Companies included in such Financial Statements (which books and records are accurate and complete in all material respects), presents fairly in all material respects the financial condition and results of operations and cash flows of the applicable CD Group Companies included in such Financial Statements as of the dates thereof and for the periods covered thereby and has been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby (subject, in the case of the unaudited Financial Statements, to the absence of footnote disclosures and to normal year-end adjustments). (c) All Accounts Receivable of the CD Group Companies (i) are properly reflected on the Financial Statements and in the accounting records of the CD Group Companies in accordance with GAAP and current and collectible, subject only to the reserve for bad debts set forth on the Financial Statements and adjusted for the passage of time through the Adjustment Calculation Time, (ii) are not subject to any material setoffs, counterclaims, credits or other offsets, Lien, or agreement for deduction,

10 free goods or services, discount or other material deferred price or quantity adjustment and (iii) represent or will represent as of the Adjustment Calculation Time valid receivables arising from sales actually made or services actually performed in the ordinary course of business with unaffiliated third parties. No Account Receivable has been assigned or pledged to any other Person. (d) The CD Group Companies have established and adhered to a system of internal accounting controls that is designed to provide reasonable assurance regarding the reliability of financial reporting, that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, access to properties and assets is permitted in accordance with management’s general or specific authorization, except, in each case, for any deficiencies that, individually or in the aggregate, are not material, and that there has never been (i) any significant deficiency or weakness in any system of internal accounting controls used by the CD Group Companies, (ii) any fraud or other wrongdoing that involves any of the management or other employees of the CD Group Companies who have a role in the preparation of the financial statements or the internal accounting controls used by the CD Group Companies or (iii) any claim or allegation regarding any of the foregoing. (e) All Inventory, whether or not reflected in the Latest Balance Sheet, was acquired and has been maintained by the CD Group Companies in the ordinary course of business, consistent with past practice. All Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the CD Group Companies free and clear of all Liens (other than Permitted Liens), and no Inventory is held on a consignment basis. 3.05 Absence of Undisclosed Liabilities. Except as set forth on Section 3.05 of the Seller Disclosure Schedule and except for any Environmental Claims related to Asset Sellers, the CD Group Companies have no Liabilities except (a) those Liabilities that are adequately reflected or reserved against on the Latest Balance Sheet; (b) those Liabilities that have been incurred in the ordinary course of business since the date of the Latest Balance Sheet and that are not, individually or in the aggregate, material in amount; and (c) those Liabilities for Transaction Expenses incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. 3.06 No Material Adverse Effect. Since December 31, 2022, there has occurred no change, effect, development or occurrence that has had or would reasonably be expected to have a Material Adverse Effect. 3.07 Absence of Certain Developments. Except as expressly contemplated by this Agreement (including any action taken in connection with the Pre-Closing Restructuring) or as set forth on Section 3.07 of the Seller Disclosure Schedule, since December 31, 2022, the CD Group Companies have not: (a) incurred or discharged any material Liabilities, except current Liabilities incurred in the ordinary course of business, or incurred, created, paid or repaid any Indebtedness in excess of $50,000 in the aggregate; (b) mortgaged or pledged any of their properties or assets or subjected any of its properties or assets to any Lien, except for Permitted Liens; (c) (i) settled or otherwise compromised any material Action or threatened Action or (ii) cancelled or forgiven any Indebtedness in excess of $50,000 in the aggregate; (d) acquired or divested any business (in any form of transaction);

11 (e) declared, set aside or made any payment or distribution of property to any of Kaplan’s or CDE’s equityholders with respect to such equityholder’s Equity Securities or otherwise, or purchased, redeemed or otherwise acquired any Equity Securities; (f) sold, assigned, leased, licensed or otherwise transferred any of their tangible assets, except in the ordinary course of business for fair value of less than $50,000; (g) sold, disposed of, assigned, licensed, sublicensed, covenanted not to sue with respect to, subjected to any Lien (other than Permitted Liens), or otherwise transferred any Intellectual Property Rights, or abandoned or permitted to lapse or expire any Intellectual Property Rights, other than non-exclusive licenses granted to customers in the ordinary course of business; (h) modified in any material respect their cash management practices, including any delay or postponement of the payment of any accounts payable or commissions or any other liability or obligation, any agreement or negotiation with any party to extend the payment date of any accounts payable or expenses, salaries, bonuses, notes, commissions or any other liability or obligation, or otherwise engaging in any activity that would reasonably be expected to (or is otherwise intended to) accelerate to earlier periods the collection of accounts or notes receivable that otherwise would be expected to occur in subsequent periods; (i) directly or indirectly engaged in any transaction, arrangement or contract with any officer, manager, member, partner, direct or indirect equityholder or other insider or Affiliate of the CD Group Companies, except in the ordinary course of business and as described on Section 3.24 of the Seller Disclosure Schedule; (j) except as required under the terms of any Employee Benefit Plan in existence, and as in effect, on the date hereof and set forth on Section 3.17(a) of the Seller Disclosure Schedule or applicable Law, (i) made or granted any bonus or wage, salary or other compensation or benefits increase or decrease, or any new compensation or benefit, to any current or former employee, director, manager, officer, consultant, agent, independent contractor or other service provider (or any of their respective dependents or beneficiaries) (except as required by pre-existing contracts set forth on Section 3.10 of the Seller Disclosure Schedule, as in effect on the date hereof), (ii) amended, modified or terminated any, or established, entered into or adopted any new, Employee Benefit Plan (or any other plan, policy, program, contract, agreement or arrangement that would constitute an Employee Benefit Plan if it was in existence on the date hereof) for the current or future benefit of any employee, officer, director, manager or other service provider (including any severance, retirement, change in control or retention agreement, plan or policy), (iii) taken any action to accelerate the vesting, funding or payment of any compensation or benefits under any Employee Benefit Plan (or any award thereunder) or otherwise, or (iv) granted or announced any equity-based incentive awards; (k) hired, promoted or engaged, or otherwise entered into any employment or consulting or similar agreement or arrangement with, or terminated, laid off or furloughed, any individual, in each case, whose annualized compensation opportunities did or could exceed $150,000; (l) canceled, compromised, waived or released any right or claim in excess of $50,000; (m) changed any annual accounting period, adopted or changed any method of accounting or accounting practices, estimation techniques, assumptions, policies or principles theretofore adopted or followed, except as required by GAAP and reflected in a note to the Financial Statements, or reversed any accruals or reserves;

12 (n) disclosed any Trade Secrets or other material Confidential Information (other than, with respect to Confidential Information other than Source Code, pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of, and preserving all rights of the CD Group Companies, as applicable, in, such trade secrets and other Confidential Information) or disclosed or escrowed any Source Code; (o) entered into or amended in any material respect any Material Contract or amended or terminated any contract that would be a Material Contract if it were in effect (ignoring, if applicable, any such amendment or termination) on the date of this Agreement, other than extensions or renewals, on terms no less favorable in the aggregate to the applicable CD Group Company, any Material Contract that had expired in accordance with its terms prior to the date hereof; (p) implemented or announced any plant closing, layoff or furlough of employees, salary or wage reduction, work schedule change or other such action that could implicate the U.S. Worker Adjustment and Retraining Notification Act of 1988 or any similar Law (collectively, the “WARN Act”); (q) negotiated, modified, extended, or entered into any Labor Agreement or recognized or certified any labor union, works council, or other labor organization or group of employees as the bargaining representative of any Business Employee; (r) reassigned the duties of (i) any Business Employee such that he or she is no longer a Business Employee or (ii) any other employee of Sellers or their Affiliates such that he or she would be a Business Employee; (s) waived or released any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; (t) made capital expenditures or commitments therefor that deviate from the annual capital expenditures budget for the Business that has been provided to Buyers by more than $50,000 in the aggregate or that are otherwise in excess of $200,000 in the aggregate, or delayed, postponed or cancelled any planned, budgeted, necessary or routine capital expenditures; (u) made any loans or advances to, guarantees for the benefit of or any Investments in any Person, other than business expense advances to any employee of the Business in the ordinary course of business and not in excess of $10,000 individually or $25,000 in the aggregate; (v) suffered any damage, destruction or casualty loss in excess of $25,000 in the aggregate, whether or not covered by insurance; (w) made any charitable contributions or pledges in excess of $50,000 in the aggregate; (x) made any political contributions; (y) (i) made, changed, revoked, or otherwise modified any material Income Tax election, (ii) adopted, changed, or otherwise modified any Tax accounting period or any material Tax accounting methods, principles, or practices, (iii) filed any amended, refiled, or otherwise modified any previously filed material Tax Return, (iv) settled, consented to, or otherwise compromised (in whole or in part) any Action with respect to Taxes, assessment, adjustment, or proposed adjustment (including by entering into any closing or other settlement agreement with any Taxing Authority), (v) surrendered any right to claim a material Tax refund, (vi) consented to any extension or waiver of the limitations period

13 applicable to any Tax claim or assessment, (vii) failed to pay any material amount of Tax that became due and payable (including estimated tax payments), (viii) prepared or filed a Tax Return in a manner inconsistent with past practice, (ix) participated in or entered into any voluntary disclosure program (or similar program or agreement) with any Taxing Authority, or (x) filed any entity classification election pursuant to Treasury Regulation Section 301.7701-3 (or any corresponding or similar provision of state, local, or non-U.S. Laws) or take any other action to change the classification of any CD Group Company for U.S. federal (and applicable state and local) Income Tax purposes; (z) entered into any agreement or arrangement prohibiting or restricting them from freely engaging in any business or competing anywhere in the world; (aa) modified in any material respect any of their policies related to Data Security Requirements, or any administrative, technical or physical safeguards related to privacy or data security, except (i) to remediate any security issue, (ii) to enhance data security or integrity, (iii) to comply with Data Security Requirements, or (iv) as otherwise directed or required by a Governmental Entity; or (bb) agreed, whether orally or in writing, to do any of the foregoing. 3.08 Assets. (a) Except as set forth on Section 3.08(a)(i) of the Seller Disclosure Schedule, the CD Group Companies, as applicable, have good and valid title to, a valid leasehold interest in or a valid license to use all properties and assets, whether tangible or intangible, used or held for use by them in the operation of the Business (including any assets shown on the Latest Balance Sheet or acquired thereafter) (the “Assets”), free and clear of all Liens, except for tangible properties and assets disposed of in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet and except for the Permitted Liens. (b) All tangible Assets are in good condition and repair (ordinary wear and tear excepted) in all material respects and are fit for use in the ordinary course of business. All such assets have been installed and maintained in all material respects in accordance with all applicable Laws. (c) The Purchased Assets, the Assets of the Acquired Companies and the leasehold interest in the real property underlying the Lease Agreement, constitute all of the assets, properties and rights, whether tangible or intangible, necessary for the conduct of the Business as currently conducted or otherwise used by the CD Group Companies during the past twelve (12) months in the conduct of the Business and are sufficient in all material respects to conduct the Business in a similar manner following the Closing. (d) CDE Holdings, Inc. does not conduct any business or use any assets other than its ownership of all of the issued and outstanding shares of stock of CDE. 3.09 Tax Matters. (a) The CD Group Companies have filed all Income Tax Returns and other material Tax Returns required to be filed by them and all such Tax Returns are true, complete, and correct in all material respects. Each of the CD Group Companies have paid in full all Taxes due, owing or payable by them (whether or not such Taxes are shown as due on any Tax Return). No CD Group Company is currently the beneficiary of any extension of time within which to file any Tax Return (other than extensions obtained in the ordinary course of business not to exceed six (6) months).

14 (b) The unpaid Taxes of Kaplan and CDM (i) did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for the Acquired Companies set forth on the face of the Latest Balance Sheet and (ii) do not exceed such reserve as adjusted for the passage of time through the Closing in accordance with past custom and practice of the Acquired Companies in filing Tax Returns. (c) Except as set forth on Section 3.09(c) of the Seller Disclosure Schedule, the CD Group Companies have timely withheld, deducted, collected and paid over to the appropriate Taxing Authority all Taxes that they are or were required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person, and the CD Group Companies have complied in all material respects with all reporting and record keeping requirements related thereto, including filing Forms W-2 and 1099 (or other applicable forms). (d) There are no Liens (other than Permitted Liens) for Taxes upon any Purchased Asset or any of the assets of any Acquired Company. (e) None of the CD Group Companies has waived or agreed to extend any statute of limitations with respect to any Taxes (or the period for the assessment or collection of any Tax assessment or deficiency), which such waiver or extension remains in effect. None of the CD Group Companies is a party to or bound by, nor does it have any obligation under, any “closing agreement” (within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law)) or similar arrangements with any Taxing Authority. (f) There is no audit, investigation, suit, claim, action, administrative or judicial proceeding, or other Action concerning any Taxes or Tax Returns of any CD Group Company pending, in process, being conducted, or threatened in writing by any Taxing Authority, and no such audit, investigation, suit, claim, action, administrative or judicial proceeding, or other Action has been conducted within the three (3) years preceding the date hereof. (g) Within the past seven (7) years, none of the CD Group Companies has received from any Taxing Authority (including jurisdictions where any CD Group Company has not filed any Tax Return) any written (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of Tax (or Tax attributes) proposed, asserted, or assessed. (h) None of the CD Group Companies has received, is the subject of, or is a party to any, private letter ruling or similar ruling from any Taxing Authority, nor is any request for any such ruling outstanding. Except as set forth on Section 3.09(h) of the Seller Disclosure Schedule, none of the Acquired Companies is currently the beneficiary of or subject to any Tax holiday, Tax incentive (other than Tax credits obtained in the ordinary course of business), or other similar Tax arrangement entered into with with any Taxing Authority, the Acquired Companies have materially complied with the terms and conditions of all Tax holidays, Tax incentives, or other similar Tax arrangements entered into with any Taxing Authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on such compliance by the Acquired Companies. (i) Within the past seven (7) years, no claim has been made in writing by a Taxing Authority in a jurisdiction where a CD Group Company does not file Tax Returns that such Person is or may be subject to Tax or required to file a Tax Return in such jurisdiction. No CD Group Company has a nexus or is required to file Tax Returns in a jurisdiction where it does not file Tax Returns, whether or not the CD Group Company has a physical presence in such jurisdiction (including any jurisdiction that may

15 subject the CD Group Company, to taxation in accordance with South Dakota v. Wayfair, Inc., 138 S. Ct. 2080 (2018)). (j) No CD Group Company is currently subject to Income Tax or is a resident in any country (other than its country of incorporation or formation) by virtue of (i) having a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), place of business, or other taxable presence in such country, or (ii) having a source of income in such country. (k) No CD Group Company has been, during the past seven (7) years, a member of an Affiliated Group or filed or been included in (or required to file or be included in) a combined, consolidated, unitary, or other similar Tax Return (other than any such Group with respect to which any CD Group Company is or was the common parent). No CD Group Company is liable for the Taxes of another Person (i) under Treasury Regulations Section 1.1502-6 (or comparable provisions of state, local or non-U.S. Law), (ii) under any Tax allocation, Tax indemnification, Tax sharing, Tax assumption, or similar agreement or arrangement, or (iii) as a transferee or successor under any contractual or statutory liability to indemnify, pay or reimburse any Person (including a Taxing Authority), or otherwise by applicable Law (in each case (ii) and (iii), other than any Contract or agreement entered into in the ordinary course of business the principal purpose of which is not Taxes, including customary Tax allocation, sharing or indemnification provisions in credit agreements, loans, leases and similar agreements entered into in the ordinary course of business). (l) No Acquired Company owns, or in the past seven (7) years has owned, and none of the Purchased Assets is, an interest in (i) an entity that is characterized as a partnership for Income Tax purposes, (ii) a controlled foreign corporation within the meaning of Code Section 957 (other than CDE’s equity interest in CD Mexico), or (iii) a passive foreign investment company within the meaning of Code Section 1297. None of the Acquired Companies has made an election under Section 965(h) of the Code to defer the payment of any “net tax liability” as defined in Code Section 965(h)(6). (m) Each CD Group Company has (i) collected and remitted sales, use, value added, goods and services, and similar Taxes with respect to sales or leases made or services provided to its customers or with respect to purchases of goods or services from its vendors and other third parties to the extent required by applicable Laws and (ii) for all sales, leases, or services that are exempt from sales, use, value added, goods and services, or similar Taxes, or that were made without charging or remitting any such Taxes, received and retained any appropriate Tax exemption certificates or other documentation required by Law for purposes of qualifying such sale, lease, or service as exempt to the extent required and in accordance with applicable Laws. (n) None of the Acquired Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for or pay any Taxes in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting as a result of any action occurring in a Pre-Closing Tax Period, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of non-U.S., state or local Tax law) executed prior to the Closing, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of foreign, state or local Tax law) occurring prior to the Closing, (iv) use of an improper method of accounting prior to the Closing, (v) installment sale or open transaction disposition made on or prior to the Closing, (vi) prepaid amount received or deferred revenue accrued prior to the Closing, or (vii) inclusion in income under Section 951 or 951A of the Code (or any corresponding or similar provision of non-U.S., state or local Tax law) as a result of any investment made or transaction closed prior to the Closing.

16 (o) The classification of each Acquired Company for U.S. federal Income Tax purposes is set forth on Section 3.09 of the Seller Disclosure Schedule, which specifies whether any election pursuant to Treasury Regulation Section 301.7701-3 has been filed with respect to such Acquired Company. (p) No CD Group Company has, within the past three (3) years, distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361. (q) No CD Group Company has ever been a party to or otherwise participated in any “reportable transaction” as defined in Code Section 6707A(c)(1) and Treasury Regulations Section 1.6011- 4(b) (or any corresponding or similar provision of state, local, or non-U.S. Law). (r) Each of the CD Group Companies has complied in all material respects with Section 482 of the Code and Treasury Regulations promulgated thereunder (and any corresponding provisions of state, local of foreign Tax law) and any other applicable Laws on transfer pricing, and each such Person has complied in all material respects with transfer pricing Laws, including with respect to the creation, execution, and maintenance of contemporaneous documentation substantiating transfer pricing practices and methodologies required by applicable Laws. (s) No Acquired Company has granted any power of attorney that is currently in effect with respect to Tax matters other than any power of attorney entered into in the ordinary course of business in connection with the preparation or filing of past Tax Returns. (t) Within the past seven (7) years, each CD Group Company has disclosed on its respective federal Income Tax Returns, as applicable, all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Section 6662 of the Code. (u) Except as set forth on Section 3.09(u) of the Seller Disclosure Schedule, no Acquired Company has (i) claimed or received, or will claim or receive, any Tax credits pursuant to the COVID-19 Laws, (ii) applied for, received or will receive a loan or grant pursuant to the COVID-19 Laws (including any loan obtained pursuant to Section 7(a) of the Small Business Act of 1953, as amended, and the Paycheck Protection Program in the CARES Act), or (iii) deferred or will defer the payment of any payroll Taxes pursuant to the COVID-19 Laws. (v) Within the past seven (7) years, each Acquired Company has remitted to the appropriate Governmental Entities all amounts required to be remitted under all Laws relating to escheat and unclaimed property and has complied in all material respects with all applicable filing requirements related thereto. (w) No Person that is subject to taxation in the United States holds any equity interest of any Acquired Company that is or was nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made or a copy of such election has not been delivered to the appropriate Acquired Company. (x) Solely for purposes of determining the Sellers’ indemnification obligations under Section 8.02(a)(ii)(A), (i) the representations and warranties in this Section 3.09 (other than subsections (e), (n), and (o)) and any other representations of and warranties in this Agreement made by the Sellers and Kaplan with respect to Taxes refer only to the past activities of the CD Group Companies and are not intended to serve as representations to, or as a guarantee of, nor can they be relied upon for, or with respect to, Taxes attributable to any Tax periods (or portions thereof) beginning, or Tax positions taken, after the

17 Closing; and (ii) Sellers and Kaplan make no representations as to the amount of, or limitations on the use by the Acquired Companies or the Buyer after the Closing Date of, any net operating losses, capital losses, deductions, Tax credits and other similar Tax items of any CD Group Company. 3.10 Material Contracts. (a) Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, none of the CD Group Companies is a party to or bound by any written or oral: (i) collective bargaining agreement or any other Contract with any labor union, works council or other labor organization (each, a “Labor Agreement”); (ii) (A) agreement for the engagement or employment of any former (to the extent of any ongoing liability) or current officer, director, Business Employee or other Person on a full-time, part-time, individual consulting or other basis with annual compensation in excess of $150,000 (except for any arrangements that can be terminated “at will” without any liability for severance or termination pay or any other obligations), (B) any agreement providing for the payment of severance or a retention payment or any agreement providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby, or (C) any indemnification, “change in control”, restrictive covenant, proprietary information and inventions assignment, or other ancillary agreement or Contract with any directors, officers, Business Employees, or independent contractors of the Business, other than those entered in the ordinary course of business; (iii) agreement or arrangement requiring the consent of any party thereto or containing any provision that would result in an acceleration, modification or termination of any rights or obligations of any party thereto upon, or providing any party thereto any remedy (including rescission or liquidated damages) in the event of, a direct or indirect change in control of any Person or the consummation of the transactions contemplated by this Agreement; (iv) agreement under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than business expense advances to employees in the ordinary course of business not in excess of $50,000 individually or $200,000 in the aggregate); (v) agreement or indenture relating to borrowed money or other Indebtedness in excess of $25,000, a guaranty of any obligation by a CD Group Company (for borrowed money or otherwise) or the mortgaging, pledging or otherwise granting of a Lien (including pursuant to any credit support or similar agreement) on any asset or group of assets of a CD Group Company, or any letter of credit arrangements or performance bond arrangements; (vi) lease, sublease, license, concession or other agreement (written or oral) under which a CD Group Company is lessee of or holds or operates any personal property under which the aggregate annual rental payments exceed $200,000; (vii) lease, sublease, license, concession or other agreement (written or oral) under which a CD Group Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by a CD Group Company; (viii) contract or group of related contracts with the same party or group of affiliated parties for the purchase of supplies, products, equipment or other personal property or for

18 the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $200,000; (ix) contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six (6) months from the date or dates thereof, not terminable by a CD Group Company, as applicable, upon sixty (60) days’ or less notice without penalty or involving payments in excess of $200,000; (x) agreement relating to the ownership of any Person or Investment (including all agreements related to any joint venture), other than ownership or Investments in the Subsidiaries of the CD Group Companies; (xi) agreement providing for warranty or indemnity terms obligating a CD Group Company with respect to its services and business that differ in any material respect from the Business’ standard customer terms and conditions (a copy of which standard terms and conditions has been made available to Buyers); (xii) agreement under which a CD Group Company has granted any Person any registration rights (including demand or piggyback registration rights); (xiii) agreement relating to Intellectual Property Rights of the CD Group Companies, including any agreement: (A) whereby a CD Group Company is granted a right or license with respect to any Intellectual Property Right of any other Person, but excluding Off-the- Shelf Licenses; (B) whereby a CD Group Company grants to any other Person any right or license with respect to any Intellectual Property Right, but excluding non-exclusive licenses granted to customers, distributors or sales representatives in the ordinary course of business; (C) whereby a CD Group Company’s ability to use, own, license, transfer, enforce or disclose any Intellectual Property Right, is affected, including covenants not to sue and settlement, consent, concurrent use, and co-existence agreements, but excluding Off-the-Shelf Licenses; or (D) providing for the development, acquisition, or escrow of any Intellectual Property Right or Source Code, independently or jointly, by or for a CD Group Company, including any joint venture agreements (the agreements referenced in any of clauses (A)-(D), collectively, including all agreements not required to be scheduled due to qualifying under one of the exceptions referenced in any of the foregoing clauses (A) through (D), the “Intellectual Property Agreements”); (xiv) settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which any CD Group Company will have outstanding obligations after the date of this Agreement; (xv) other than purchase orders entered into in the ordinary course of business, contract or group of related contracts with any customer required to be listed on Section 3.21(a) of the Seller Disclosure Schedule; (xvi) other than purchase orders entered into in the ordinary course of business, contract or group of related contracts with any supplier required to be listed on Section 3.21(b) of the Seller Disclosure Schedule; (xvii) power of attorney or other similar agreement or grant of agency;

19 (xviii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world or containing any requirement, supply or exclusivity provision or any “most favored nation,” “most favored pricing” or similar clause; (xix) customer agreement that materially deviates from the Business’ standard customer terms and conditions; (xx) agreement with any Key Customer; (xxi) agreement with any Key Supplier; or (xxii) other agreement that is material to its operations or business, whether or not in the ordinary course of business, but excluding distributor, consignment or sales representative agreements entered into in the ordinary course of business. (b) All of the contracts, agreements and instruments set forth or required to be set forth on Section 3.10, Section 3.11 and Section 3.22 of the Seller Disclosure Schedule (collectively, the “Material Contracts”) are valid, binding and enforceable against the applicable CD Group Companies and, to the Knowledge of Sellers, against the other parties thereto, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity. The CD Group Companies have performed all material obligations required to be performed by them and are not in default under or breach of, nor in receipt of any claim of such default under or breach of, any Material Contract. No event has occurred that (with the passage of time or the giving of notice or both) would result in a default under or breach of, or permit the termination, modification or acceleration of any material obligation under, any Material Contract. Each of the CD Group Companies does not have any present expectation or intention of not fully performing on a timely basis all material obligations required to be performed by it under any Material Contract, and, to the Knowledge of Sellers, there has been no default under, or breach or cancellation or anticipated cancellation of, any Material Contract by the other parties thereto. Sellers have furnished to Buyers a true and correct copy of each of the written Material Contracts, together with all amendments, extensions, guarantees and other binding supplements thereto, and an accurate description of each of the oral Material Contracts, including all amendments, waivers or other changes thereto. 3.11 Intellectual Property Rights. (a) Section 3.11(a) of the Seller Disclosure Schedule contains a complete and accurate list of all (i) Intellectual Property Registrations, (ii) Internet domain names registered by or for the CD Group Companies, and (iii) material unregistered Intellectual Property Rights owned by the CD Group Companies. The Intellectual Property Rights set forth on Section 3.11(a) of the Seller Disclosure Schedule are valid, subsisting and, to the extent required to be disclosed under Section 3.11(a)(i), enforceable. No loss of any Intellectual Property Rights by the CD Group Companies is pending or, to the Knowledge of Sellers, threatened or reasonably foreseeable (other than expiration of any Intellectual Property Registrations at the end of their respective maximum statutory terms or licenses at the end of their contractual terms). The CD Group Companies have taken all commercially reasonable steps under the circumstances to preserve, maintain and protect all of the Intellectual Property Rights owned by the CD Group Companies and all of the Trade Secrets owned or used by the CD Group Companies. (b) The CD Group Companies exclusively own and possess the entire right, title and interest in and to the Intellectual Property Rights set forth or required to be set forth on Section 3.11(a) of the Seller Disclosure Schedule, free and clear of all Liens (except for Permitted Liens), and the CD Group Companies have sufficient rights to use all other Intellectual Property Rights used in or necessary for the

20 conduct of the Business as presently conducted and as presently proposed to be conducted. No Intellectual Property Rights owned by the CD Group Companies, other than the Intellectual Property Assets, is used in the conduct of Sellers’ other businesses and neither Shareholders nor any of their Affiliates own or are the licensee of any Intellectual Property Rights used in the Business. (c) Except as set forth on Section 3.11(c) of the Seller Disclosure Schedule, (i) there are no (and within the past six (6) years there have not been any) Actions pending, threatened in writing, or, to the Knowledge of Sellers, threatened orally against or affecting the CD Group Companies or the Purchased Assets asserting or relating to (A) any invalidity, misuse, misappropriation or unenforceability of or challenging the ownership or scope of any of the Intellectual Property Rights owned by or exclusively licensed to the CD Group Companies or (B) any infringement, dilution or misappropriation by, or conflict with, any Person with respect to any Intellectual Property Rights owned by or exclusively licensed to the CD Group Companies (including any demand or request that the CD Group Companies license any rights from any Person), (ii) the CD Group Companies and the conduct of the Business have not infringed, diluted, misappropriated, or otherwise violated, and do not infringe, dilute, misappropriate, or otherwise violate, any Intellectual Property Rights of any other Person, and (iii) to the Knowledge of Sellers, the Intellectual Property Rights owned by or exclusively licensed to the CD Group Companies, including all Intellectual Property Rights relating to the operation of the Business, have not been infringed, diluted, misappropriated, or otherwise violated by any other Person. (d) All Persons who have participated in or contributed to the creation, modification or development of any Intellectual Property Rights for or on behalf of the CD Group Companies or under the direction or supervision of the CD Group Companies (collectively, “IP Developments”) have executed and delivered to the CD Group Companies, a valid and enforceable agreement providing for (i) the nondisclosure by such Person of any Confidential Information of the CD Group Companies; and (ii) the assignment (via a present grant of assignment) by such Person to the CD Group Companies of all right, title and interest in and to all Intellectual Property Rights arising out of such Person’s employment by, engagement by or contract with the CD Group Companies. To the Knowledge of Sellers, no such Person is in violation of any such agreement. Except as set forth on Section 3.11(d) of the Seller Disclosure Schedule, none of the IP Developments were developed in whole or in part by or on behalf of, or using grants, funding, or any other subsidies of, any Governmental Entity, university, college or other educational institution or research center (collectively, a “Sponsor”) and no funding, facilities, resources, faculty or students of a Sponsor was used in the development of any IP Developments. Except as set forth on Section 3.11(d) of the Seller Disclosure Schedule, no Sponsor has any right, title or interest in or to any Intellectual Property Rights owned or purported to be owned by the CD Group Companies. (e) Each Person that has had or currently has access to any Trade Secrets owned or used by the CD Group Companies (including any part of the Source Code of Software owned by the CD Group Companies) is subject to confidentiality obligations regarding the non-disclosure and protection of such Trade Secrets that have not, to the Knowledge of Sellers, been breached by any such Person. Except as set forth in Section 3.11(e) of the Seller Disclosure Schedule, no Source Code owned by the CD Group Companies has been escrowed, disclosed, released, made available or delivered (and no Person has agreed to disclose, release, or deliver such Source Code under any circumstance) to any third party, and no Person other than the CD Group Companies is in possession of any such Source Code or has been granted any license or other right with respect therein or thereto. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any Source Code owned by the CD Group Companies be escrowed, disclosed, licensed, released, made available or delivered to any third party. (f) All Intellectual Property Rights used in or necessary to conduct the Business as currently and reasonably anticipated to be conducted shall be owned or available for use by Buyers or the

21 Acquired Companies immediately after the Closing on terms and conditions identical to those under which the CD Group Companies owned or used such Intellectual Property Rights immediately prior to the Closing. (g) Except as set forth on Section 3.11(g) of the Seller Disclosure Schedule, the CD Group Companies have not conceived or first actually reduced to practice any “invention” (as that term is defined in 48 C.F.R. § 52.227-11) in performance of a Government Contract. For each invention disclosed on Section 3.11(g) of the Seller Disclosure Schedule, each of the CD Group Companies has disclosed the invention to the applicable Governmental Entity within the time period required by the Government Contract under which that invention conceived or first actually reduced to practice. 3.12 Information Technology and Data Matters. (a) Each of the CD Group Companies maintains, and is and has been in compliance in all material respects with, (i) a written information security program that includes commercially reasonable administrative, physical, technical and organizational measures and safeguards to protect the confidentiality, integrity and security of Confidential Information and/or Protected Data, and (ii) written privacy policies that comply with all Data Security Requirements. Each of the CD Group Companies is, and has been, in compliance in all material respects with all Data Security Requirements. Except as set forth in Section 3.12(a) of the Seller Disclosure Schedule, there have not been any Actions conducted or claims asserted by any Person, or notices sent (or required to be sent) or received to or from any Person, regarding Data Treatment by any Person in connection with the Business or any violation of applicable Data Security Requirements, and no such Action is pending or, to the Knowledge of Sellers, threatened and there is no reasonable basis for the same. Neither: (A) the execution and delivery of this Agreement, (B) the consummation of the Closing, nor (C) any transfers of Protected Data to Buyers pursuant to this Agreement (as part of the Purchased Assets or otherwise) will, in any case, result in a breach or violation of, or constitute a default under, any Data Security Requirement. The CD Group Companies maintain valid legal bases to transfer all Protected Data to Buyers pursuant to this Agreement. (b) The CD Group Companies use commercially reasonable efforts to protect the confidentiality, integrity and security of the Business Systems and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The CD Group Companies subject to Data Treatment only such customer data (including Protected Data) as they are authorized to subject to Data Treatment by Law or other Data Security Requirement. To the Knowledge of Sellers, there are no material bugs, viruses or material defects, material design or documentation errors, corruption or malicious computer code or programs that can cause harm to any Business System. The CD Group Companies have taken all reasonable precautions to ensure that all Software owned by the CD Group Companies and Business Systems (i) are fully functional and operate and run in a reasonable and efficient business manner, (ii) conform in all material respects to the specifications and purposes thereof; and (iii) are in compliance with the Data Security Requirements. With respect to Business Systems, (A) the CD Group Companies have an adequate disaster recovery and business continuity plan in place and have adequately tested such plan for effectiveness, and (B) within the five (5) years prior to the date hereof, there have not been any malfunctions, breakdowns, unplanned downtime, service interruptions or continued substandard performance that have materially disrupted the business of the CD Group Companies that have not been remedied or replaced in all material respects. There have been no actual or alleged Security Incidents or, to the Knowledge of Sellers, unauthorized use, access or intrusions of any Business Systems or any Protected Data or any other information (including data of any customer of the CD Group Companies in the possession of the CD Group Companies) subjected to Data Treatment by or on behalf of the CD Group Companies (or any loss, destruction, compromise or unauthorized disclosure thereof). The Business Systems are adequate for the operation of the Business as currently conducted and as anticipated to be conducted in all material respects. There have been no claims,

22 allegations, notices, disputes, investigations or enforcement action with, by or from any Person in relation to the CD Group Companies’ compliance with Data Security Requirements. 3.13 Litigation. Except as set forth on Section 3.13 of the Seller Disclosure Schedule and except for any Environmental Claims related to Asset Sellers, there are no (and within the five (5) years prior to the date hereof there have not been any) material Actions pending or, to the Knowledge of Sellers, threatened against the CD Group Companies (or, to the Knowledge of Sellers, any material Actions pending or threatened against any of the officers, directors, managers, equityholders or employees of the CD Group Companies in their capacities as such), or pending or threatened by the CD Group Companies against any Person, at law or in equity, or before or by any Governmental Entity. Except as set forth on Section 3.13 of the Seller Disclosure Schedule, (a) neither the Asset Sellers nor any of their respective assets or properties (other than the Excluded Assets) is subject to any Order related to the current operation of the Business, and (b) neither the Acquired Companies nor any of their respective assets or properties is subject to any Order related to the Business. 3.14 Brokerage. Except as set forth on Section 3.14 of the Seller Disclosure Schedule, there are and shall be no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which any CD Group Company is a party or by which any CD Group Company is bound. 3.15 Insurance. Section 3.15 of the Seller Disclosure Schedule contains a description of each insurance policy maintained by each of the CD Group Companies with respect to its properties, assets and business or directors, managers and officers, except for insurance policies maintained by Asset Sellers related to Environmental Law. Each such policy is, and, as of immediately following the Closing shall be, in full force and effect. Each of the CD Group Companies is not in default with respect to its obligations under any such insurance policy maintained by it, and each of the CD Group Companies has never been denied insurance coverage under any such policy. Except as set forth on Section 3.15 of the Seller Disclosure Schedule, each of the CD Group Companies has no self-insurance or co-insurance programs for which the reserves set forth on the Latest Balance Sheet will not be adequate to cover all liabilities with respect thereto. 3.16 Labor Matters. (a) To the Knowledge of Sellers, no Business Employee earning annual base compensation in excess of $150,000 has any plans to terminate such Business Employee’s employment within the first twelve (12) months immediately following the Closing. (b) Except as set forth Section 3.16(b) of the Seller Disclosure Schedule, the CD Group Companies are not party to, or bound by, any Labor Agreement, and no Business Employee is represented by a labor union, works council, or other labor organization. Except as set forth Section 3.16(b) of the Seller Disclosure Schedule, no union, labor organization, works council, trade union, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Business Employees by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the Knowledge of Sellers, threatened to apply to be certified as the bargaining agent of any employees of the CD Group Companies. Except as set forth Section 3.16(b), of the Seller Disclosure Schedule, in the past five (5) years, no labor union, works council, employee bargaining agency, other labor organization, or group of Business Employees (or former employees of any Seller in relation to the Business) has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of Sellers, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of Sellers, no union organizing or decertification activities are underway or threatened with respect to the

23 Business or the Business Employees, and no such activities have occurred within the past five (5) years. There are no strikes, walkouts, work stoppages, slowdowns, lockouts, picketing, handbilling, boycotts, labor grievances, labor arbitrations, unfair labor practice charges, or other material labor disputes pending against, or affecting, the CD Group Companies (and, to the Knowledge of Sellers, no such disputes are threatened), and no such disputes have occurred within the past five (5) years. With respect to the transactions contemplated by this Agreement, the CD Group Companies have satisfied any notice, consultation, bargaining or other obligations owed to the Business Employees or the Business Employees’ representatives under applicable Law, Labor Agreement, or other Contract. (c) Section 3.16(c) of the Seller Disclosure Schedule contains a correct and complete list all employees of each CD Group Company as of the date hereof and, for each such individual, sets forth each such individual’s: (i) employee name, (ii) job title, (iii) work location (by state or country, as applicable), (iv) employing entity, (v) full-time or part-time status, and (vi) date of hire (the “Business Employee List”). The Business Employees are sufficient in number and skill to allow Buyers and their Affiliates to operate the Business in substantially the same manner as it was conducted immediately prior to the Closing. (d) Section 3.16(d) of the Seller Disclosure Schedule contains a correct and complete list of all material individual independent contractors or consultants retained or engaged by the CD Group Companies to perform services for any of the CD Group Companies in the past three (3) years, along with their (i) date of retention, (ii) term of engagement, (iii) rate of compensation, (iv) a statement of whether, to the Knowledge of Sellers, the contractor or consultant provides services to entities other than the CD Group Companies, and (v) the amount of total compensation paid to each contractor/consultant in each of 2021, 2022, and 2023. (e) Section 3.16(e) of the Seller Disclosure Schedule sets forth, by termination date (and if applicable, return date) and work location, the name of each employee of Asset Sellers working at the same “site of employment” (as defined by the WARN Act), or other geographic area applicable under the WARN Act, who suffered an “employment loss” (including as a result of a furlough or reduction in hours) under the WARN Act within ninety (90) days prior to the Closing Date. (f) To the Knowledge of Sellers, no Business Employee or independent contractor of the Business is in material violation of any terms of any noncompete, nondisclosure, confidentiality, employment, consulting, or similar agreement or obligation (i) owed to any CD Group Company, or (ii) owed to any third-party with respect to such Person’s right to be employed or engaged by any CD Group Company. No Business Employee has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such arising from any Law from the employment of an employee without an agreement as to notice or severance. (g) Except as would not result in material Liability for the CD Group Companies: (i) the CD Group Companies have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, fees and other compensation that has come due and payable to their current and former employees, independent contractors, or other service providers under applicable Law, Contract or policy; (ii) the CD Group Companies have properly classified and treated each individual who has provided services to the Business within the past three (3) years who has been classified and treated as an (A) independent contractor or (B) exempt employee for all applicable purposes, and the CD Group Companies have not received any notice from any Governmental Entity regarding the propriety of such classification or treatment nor have they been required to pay any damages or penalties due to the misclassification of any independent contractor or employee; and (iii) the CD Group Companies are in compliance, and within the past three (3) years, have been in compliance, with all Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, pay equity, wages and hours, worker

24 classifications (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion, verification and retention of Forms I-9 for all employees and the proper confirmation of employee visas), disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, employee leave issues, COVID-19, unemployment insurance, discrimination, retaliation, harassment, labor relations, collective bargaining, affirmative action and Office of Federal Contracts Compliance Programs regulations, and occupational health and safety, and there are no outstanding Actions affecting the Business related to any such Laws. Within the past three (3) years, the CD Group Companies have not implemented any plant closing or layoff of employees that could or did implicate the WARN Act, and no such actions have been announced or are planned. (h) Except as set forth in Section 3.16(h) of the Seller Disclosure Schedule, there are no labor or employment-related actions, suits, claims, complaints, administrative or legal proceedings pending or, to the Knowledge of Sellers, threatened against the CD Group Companies. The CD Group Companies have not received any notice from any Governmental Entity responsible for the enforcement of labor or employment Laws regarding an intention to conduct an investigation, compliance review, audit, or inspection concerning any wage and hour, immigration, fair employment, leave, or other labor or employment practices, and the CD Group Companies have not been subject to any such investigation, compliance review, audit, or inspection in the past five (5) years. (i) The CD Group Companies have promptly, thoroughly and impartially investigated all sexual or other harassment, or other discrimination, retaliation, workplace violence or policy violation allegations of which any of them or any Seller are or have been aware. With respect to each such allegation with potential merit, the CD Group Companies, as applicable, have taken prompt corrective action that is reasonably calculated to prevent further improper conduct. Except as set forth in Section 3.16(i) of the Seller Disclosure Schedule, the CD Group Companies have not settled any allegations of sexual or other harassment, discrimination, retaliation, or workplace violence within the past five (5) years. None of the CD Group Companies (i) expects any material Liability with respect to any such allegations or (ii) is aware of any allegations relating to officers, directors, employees, contractors, or agents of Business, that would indicate a breach of fiduciary duty or, if known to the public, would bring the Business into material disrepute. Section 3.16(i) of the Seller Disclosure Schedule sets forth all such claims, settlements or related agreements entered into within the last five (5) years. (j) All Business Employees are lawfully authorized and eligible to work for the CD Group Companies without any employment authorization that is dependent on employment with the CD Group Companies. The CD Group Companies are in possession of a Form I-9 for each Business Employee and such forms have been completed, verified, and retained in accordance with the requirements of applicable Laws. The CD Group Companies have not been subject to any audit or inspection of their Form I-9 practices by any Governmental Entity nor have they had any penalties assessed against them by a Governmental Entity due to the knowing hire of unauthorized workers or Form I-9 paperwork violations. The CD Group Companies have not received any Social Security “no match” letter with regard to any current Business Employee. No work eligibility status of any current Business Employee will terminate or otherwise be affected by the transaction(s) contemplated by this Agreement. (k) During the past three (3) years, there have been no fatal or critical accidents involving current or former employees or independent contractors of the CD Group Companies that, to the Knowledge of Sellers, would reasonably be expected to lead to charges against the CD Group Companies under occupational safety and health Laws. There are no occupational safety and health inspection orders and no appeals of any inspection orders relating to the CD Group Companies that are currently pending or outstanding.

25 (l) Except as set forth in Section 3.16(l) of the Seller Disclosure Schedule, the CD Group Companies have no material Contracts with any staffing company, temporary employee agency, leasing company, professional employer organization or other similar company or agency. 3.17 Employee Benefits. (a) Section 3.17(a) of the Seller Disclosure Schedule contains a complete and correct list of all (i) Kaplan Benefit Plans and (ii) Asset Seller Benefit Plans. (b) Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) timely has received a current favorable determination, advisory or opinion from the Internal Revenue Service that such Employee Benefit Plan is so qualified and nothing has occurred that could reasonably be expected to adversely affect the qualification of such Employee Benefit Plan. (c) With respect to each Employee Benefit Plan, Sellers have provided to Buyers complete and correct copies, to the extent applicable, of (i) the current plan documents (with all amendments thereto) and the most recent summary plan description (with all summaries of material modifications thereto), (ii) the most recent determination, advisory or opinion letter received from the Internal Revenue Service and the three most recent annual reports (Forms 5500, with all applicable attachments), (iii) the most recent financial statements and actuarial valuation report and (iv) all related trust agreements, insurance Contracts, administrative services agreements and other funding arrangements that implement each Employee Benefit Plan. Only employees or former employees (or any spouses, dependents, survivors or beneficiaries of any such employees or former employees) of the Kaplan Companies are entitled to participate in the Kaplan Benefit Plans. (d) Each Employee Benefit Plan (and each related trust, insurance Contract or fund) has been established, maintained, in form and operation, funded, invested and administered, as applicable, in accordance with its terms and in all material respects in compliance with all applicable requirements of ERISA, the Code and other applicable Laws. To the Knowledge of Sellers, neither Sellers, the Kaplan Companies nor their Affiliates, nor any of their agents or delegates, have breached any fiduciary obligation with respect to the administration or investment of any Employee Benefit Plan which could result in Liability to Buyers or the Acquired Companies. With respect to each Employee Benefit Plan, all premiums, contributions, reimbursements, accruals, or other payments (including all employer contributions and employee salary reduction contributions) that are due have been made on a timely basis in accordance with the terms of each Employee Benefit Plan and applicable Laws or, to the extent not yet due, accrued in accordance with GAAP. All employee data necessary to administer each Kaplan Benefit Plan in accordance with its terms and conditions and all Laws is in possession of the Kaplan Companies and such data is complete, correct, and in a form that is sufficient for the proper administration of each Employee Benefit Plan. (e) The Acquired Companies do not maintain, sponsor, contribute to, have any obligation to contribute to or have any Liability (including on account of any other Person that is or (at a relevant time) was treated as a single employer with any of the Acquired Companies under Code Section 414 (an “ERISA Affiliate”)) under or with respect to (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan that is or was subject to Code Sections 412 or 430 or Title IV of ERISA, (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or “multiple employer plan” to which Code Section 413(c) applies. No Kaplan Benefit Plan and, with respect to Business Employees and former employees of the CD Group Companies, no Asset Seller Benefit Plan provides for post-employment medical, life insurance or other welfare-type benefits to retired or terminated employees or the beneficiaries or

26 dependents of retired or terminated employees or any other Person (except as required by Code Section 4980B or any similar applicable state Law (collectively, “COBRA”) and for which the recipient pays the full cost). The CD Group Companies and each ERISA Affiliate have complied in all material respects with the requirements of Code Section 4980B(f) and of each similar applicable state Law with respect to each Employee Benefit Plan that is a “group health plan” (as such term is defined in Code Section 5000(b)(1)) and neither the CD Group Companies nor any ERISA Affiliate has any Liability under Code Section 4980B(e) or any similar applicable state Law or under Code Section 4980D, 4980H, 6721 or 6722. Except with respect to accrued liabilities reflected on the liabilities side of the Latest Balance Sheet in an amount consistent with past practice, no unfunded Liability exists with respect to any Kaplan Benefit Plan. There do not exist any pending or, to the Knowledge of Sellers, threatened Actions (other than routine claims for benefits) with respect to any Kaplan Benefit Plan or, as could result in Liability to Buyers or the Acquired Companies, any Asset Seller Benefit Plan. There has been no non-exempt “prohibited transaction” (as defined Code Section 4975 or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Kaplan Benefit Plan that could result in Liability to Buyers or the Acquired Companies. (f) No insurance policy or any other agreement affecting any Kaplan Benefit Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder. The level of reserves under each Kaplan Benefit Plan that provides group benefits and contemplates the holding of such reserves is reasonable and sufficient to provide for all incurred but unreported claims. Subject to the requirements of Laws, no provision of any Kaplan Benefit Plan or of any agreement, and no act or omission of the Kaplan Companies in any way limits, impairs, modifies or otherwise affects the right of the Kaplan Companies to unilaterally amend or terminate any Kaplan Benefit Plan, and no commitments to improve or otherwise amend any Kaplan Benefit Plan have been made. (g) With respect to each Kaplan Benefit Plan maintained for employees who reside or work primarily outside of the United States, (i) each such Kaplan Benefit Plan required by any applicable Law to be registered or approved by a Governmental Entity has been so registered or approved and has been maintained in good standing with the applicable Governmental Entity, in each case, in all material respects, (ii) each Kaplan Benefit Plan required under any applicable Law to be funded, is either (A) funded in accordance with such law to an extent sufficient to provide for accrued benefit obligations with respect to all employees or (B) is fully insured, in each case based upon generally accepted local accounting and actuarial practices and procedures, and none of the transactions contemplated by this Agreement will, or would reasonably be expected to, cause such funding or insurance obligations to be materially less than such benefit obligations. Except as set forth on Section 3.17(g) of the Seller Disclosure Schedule, no Kaplan Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, or gratuity plan or arrangement, and no material unfunded or underfunded Liabilities exist with respect to any Kaplan Benefit Plan. (h) Except as set forth on Section 3.17(h) of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event, could, directly or indirectly, (i) result in the increase or decrease of the amount of, delay or acceleration of the time of payment or vesting of, or result in any payment (whether in cash, property or the vesting or property) or funding (through a grantor trust or otherwise) of, compensation or benefits under, or provided or result in any other material obligation pursuant to, any Employee Benefit Plan or otherwise or (ii) result in the limitation of, or restriction of, the right of the Kaplan Companies to merge, amend or terminate any of the Employee Benefit Plans. (i) Each Employee Benefit Plan that is, in whole or in part, a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code), is and has been maintained in all material respects in form and operation in compliance with the requirements of Section 409A of the

27 Code and applicable guidance issued thereunder, and is in documentary compliance with Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder, and no amounts under any such plan, agreement or arrangement is or has been or is reasonably expected to be subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. The Acquired Companies do not have any actual or potential indemnity obligations (including an obligation to “gross-up” or “make whole” any Person) for any Taxes imposed, including under Code Sections 4999 or 409A. (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, has or will result in the payment of any amount that could, individually or in combination with any other such payment, (i) constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, (ii) result in the imposition of an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code, (iii) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code, or (iv) result in the imposition of any withholding or reporting requirement pursuant to Section 4999 of the Code. 3.18 Compliance with Laws; Permits. Except as set forth on Section 3.18 or Section 3.23 of the Seller Disclosure Schedule: (a) Except with respect to any Excluded Liabilities that arise under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq) or state law analogs, (i) the Asset Sellers are (and during the past five (5) years have been) in compliance in all material respects with all Laws related to the current operation of the Business, (ii) the Acquired Companies are (and during the past five (5) years have been) in compliance in all material respects with all applicable Laws, and (iii) within the past five (5) years no written notices have been received by and no written claims have been filed against any of the CD Group Companies alleging a material violation of any such Laws. (b) The CD Group Companies own or possess all right, title and interest in and to each of their respective Permits issued or granted by any Governmental Entity relating to the operation of the Business, and have complied and are in compliance in all material respects with all such Permits required for ownership of their respective properties and assets and the conduct and operation of their respective businesses as presently conducted, and no notices have been received by the CD Group Companies alleging the failure to hold any such Permits that (i) remain unresolved (regardless of when arising) or (ii) were received within the past five (5) years (regardless of whether or not resolved). The CD Group Companies have obtained all required registrations and other certifications required for the conduct and operation of the Business in the jurisdictions in which the CD Group Companies operate. No Action seeking to revoke, reconsider the grant of, cancel, suspend or modify or declare any such Permits held by the CD Group Companies invalid is pending or, to the Knowledge of Sellers, threatened before any Governmental Entity. (c) The CD Group Companies’ procedures and internal controls are sufficient to provide reasonable assurances that any material violations of Laws would be prevented, detected and deterred. 3.19 Anti-Corruption. The CD Group Companies, their Representatives, and, to the Knowledge of Sellers, any other Person acting for or on behalf of or otherwise associated with the CD Group Companies is and has been in material compliance with all applicable Laws relating to the prevention of corruption or bribery (including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Anti-Kickback Act of 1986, as amended, and the UK Bribery Act 2010, and any other applicable Laws of similar effect promulgated, enforced, or administered by any Governmental Entity in the jurisdictions where a CD Group Company conducts business (collectively, “Anti-Corruption Laws”)) during the last five (5) years. Neither the CD Group Companies nor any of their Representatives, nor any other Person acting for

28 or on behalf of or otherwise associated with the CD Group Companies has, directly or indirectly, in furtherance of or in connection with the Business (a) used corporate funds (i) to make any unlawful payment to any government official or employee (including unreported political contributions, gifts, or entertainment), or (ii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any unlawful payment (including bribes, rebates, payoffs, or kickbacks) to any Person, or unlawfully provided anything of value (whether as property, services, or in any other form) to any Person, for the purpose of obtaining an improper business advantage (including influencing any representative or employee of any foreign, federal, state, or local Governmental Entity in the performance of his or her public functions); (c) requested, agreed to receive or accepted any financial or other advantage or inducement where such request, agreement to receive or acceptance would be improper or likely to influence such Person in the performance of his, her or its role; (d) agreed, committed, or offered to undertake any of the foregoing actions; or (e) otherwise taken any action that would constitute a violation of any Anti-Corruption Laws. For purposes of this Section 3.19, the phrase “associated with” a Person has the meaning given to it within the U.K. Bribery Act. Within the five (5) years prior to the date hereof, neither the CD Group Companies, nor any Representative of, or other Person associated with, the CD Group Companies, has received any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a governmental, administrative, or regulatory body; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws, and no event has occurred or circumstance exists that is likely to give rise to any such investigation or Action by any governmental, administrative or regulatory body regarding any offense or alleged offense under anti- bribery, anti-corruption or anti-fraud legislation. There is no Action threatened or pending against any of the CD Group Companies or any Representative of, or other Person associated with, the CD Group Companies before any court or other Governmental Entity with respect to any Anti-Corruption Laws. The CD Group Companies are not ineligible to be awarded any contract or business under subpart 9.4 of the U.S. Federal Acquisition Regulation 2005, any Law enacted pursuant to Article 45 of the Public Sector Procurement Directive (Directive 2004/18/EC) or any similar Law governing eligibility for public procurement contracts in any jurisdiction. Each of the CD Group Companies has implemented and maintains in effect written policies, procedures and internal controls, including an internal accounting controls system, that are reasonably designed to prevent, deter and detect material violations of Anti- Corruption Laws. A true, correct and complete copy of any Anti-Corruption Laws policies and procedures adopted by the CD Group Companies has been furnished to Buyers. 3.20 International Trade Compliance. (a) Except as set forth on Section 3.20(a) of the Seller Disclosure Schedule, each of the CD Group Companies and, to the Knowledge of Sellers, any director, officer or employee of the CD Group Companies and any other Person acting for or on behalf of the CD Group Companies is and has been in material compliance with all applicable U.S. and other applicable economic sanctions and export control laws during the last five (5) years, including (i) the Export Administration Regulations, 15 C.F.R. §§ 730- 774; (ii) the Arms Export Control Act, 22 U.S.C. § 2778, and the corresponding International Traffic in Arms Regulations; (iii) the economic sanctions laws and regulations enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Part 500 et seq., and the U.S. Department of State; (iv) the anti-boycott regulations, guidelines, and reporting requirements under the Export Administration Regulations and Section 999 of the Internal Revenue Service Code; and (v) any other economic sanctions or export control Laws applicable to the CD Group Companies (collectively, “Export Control Laws”). There is no Action threatened or pending against any of the CD Group Companies before any court or other Governmental Entity with respect to any Export Control Laws. (b) Each of the CD Group Companies and any director, officer or employee of the CD Group Companies and, to the Knowledge of Sellers, any other Person acting for or on behalf of the CD Group Companies is and has been in compliance with all applicable U.S. and other laws related to terrorism

29 or money laundering during the last five (5) years, including (i) the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. §§ 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA PATRIOT Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), and (iv) any other enabling legislation, executive order or regulations issued pursuant or relating thereto (collectively, “Anti-Money Laundering Laws”). There is no Action threatened or pending against any CD Group Company before any court or other Governmental Entity with respect to any Anti-Money Laundering Laws. (c) Each of the CD Group Companies and any director, officer or employee of the CD Group Companies and, to the Knowledge of Sellers, any other Person acting for or on behalf of the CD Group Companies is and has been in material compliance with all applicable U.S. and other applicable laws governing the classification, valuation, duties, origination, and marking of foreign-origin products imported into the United States and other relevant jurisdictions (collectively, “Customs Laws”), as well as any similar requirements imposed under bilateral or multilateral Free Trade Agreements to which the United States is a party (“FTAs”) during the last five (5) years. There is no Action threatened or pending against any CD Group Company before any court or other Governmental Entity with respect to any Customs Laws or FTAs. (d) Neither any of the CD Group Companies nor any director, officer or employee of the CD Group Companies or, to the Knowledge of Sellers, any other Person acting for or on behalf of the CD Group Companies (i) has been or is currently subject to any U.S. sanctions administered by OFAC, (ii) has engaged or is currently engaging in any business or other dealings with, in, involving or relating to any country or Person currently subject to any U.S. sanctions administered by OFAC, or (iii) is otherwise in violation of applicable Customs Laws, Anti-Money Laundering Laws, Export Control Laws, or other international trade compliance laws. (e) Except as set forth in Section 3.20(e) of the Seller Disclosure Schedule, within the five (5) years prior to the date hereof, none of the CD Group Companies has, in connection with or relating to the Business, received from any Governmental Entity or any other Person any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Customs Laws or Anti-Money Laundering Laws, Export Control Laws, or other international trade compliance laws. (f) The Free Trade Zone program for CDM’s facility in Liberty, South Carolina remains in full force and effect, and the renewal application for such program was duly and timely filed prior to the August 31, 2023 deadline for such application. 3.21 Customers and Suppliers. (a) Section 3.21(a) of the Seller Disclosure Schedule lists the ten (10) largest customers by revenue of each of the CDE Business and the CDM Business as of August 31, 2022, and the 10 months ending June 30, 2023 (collectively, the “Key Customers”). In the last twelve (12) months, no Key Customer has materially reduced or changed the terms of its business with the CD Group Companies, as applicable, and the CD Group Companies have not received written, or to the Knowledge of Sellers, oral notice from any Key Customer of any termination or material reduction in such Key Customer’s relationship with the CD Group Companies or that such Key Customer intends to, or will, terminate, materially reduce or materially alter (in a manner adverse to the Business) its relationship with the CD Group Companies, as applicable. (b) Section 3.21(b) of the Seller Disclosure Schedule lists the ten (10) largest vendors, licensors, service providers and other suppliers (the “Key Suppliers”) of each of the CDE Business and the

30 CDM Business (measured by aggregate spend) as of August 31, 2022, and the 10 months ending June 30, 2023 and sets forth opposite the name of each such supplier the amount of expenses attributable to (whether directly or through) such supplier. To the Knowledge of Sellers, there are no suppliers of materials, products, Intellectual Property Rights or services to the Business that are material to the operations of the CDE Business and CDM Business or to the fulfilment of the contracts with the Key Customers with respect to which practical alternative sources of supply are not generally available on comparable terms (including price) and conditions in the marketplace. Except as set forth in Section 3.21(b) of the Seller Disclosure Schedule, in the last twelve (12) months, no Key Supplier has materially reduced or changed the terms of its business with the Business, and the CD Group Companies have not received written, or to the to the Knowledge of Sellers, oral notice from any Key Supplier of any termination or material reduction in such Key Supplier’s relationship with the Business or that such Key Supplier intends to, or will, terminate, materially reduce or materially alter (in a manner adverse to the Business) its relationship with the Business, as applicable. 3.22 Real Property. (a) Ownership; Leases. Section 3.22(a)(i) of the Seller Disclosure Schedule sets forth a list of all real property owned by the CD Group Companies (the “Owned Real Property”). Section 3.22(a)(ii) of the Seller Disclosure Schedule sets forth a list of all real property leased by the CD Group Companies (collectively, the “Leased Real Property”), including with respect to each Lease the street address of the parcel of real property to which such Lease relates. Except for the Owned Real Property and Leased Real Property, no CD Group Company owns or leases any real property. Except for the Owned Real Property and Leased Real Property and the formerly owned or leased real property set forth on Section 3.22(a)(iii) of the Seller Disclosure Schedule, no Acquired Company has ever owned any real property or leased any real property in the United States or Mexico. The Owned Real Property and the Leased Real Property, but excluding the Excluded Real Property, shall be referred to as the “Acquired Interest Real Property”. (b) Operation. The Covered Real Property has been operated and maintained by the CD Group Companies in the ordinary course of business and is in such condition to permit the use of the Covered Real Property as used by the CD Group Companies in the ordinary course of business. To the Knowledge of Sellers, there are no material structural defects in any of the Improvements constituting the Covered Real Property. To the Knowledge of Sellers, the use and operation of the Covered Real Property by the CD Group Companies does not violate in any material respect (i) any applicable building, zoning, subdivision, fire, health and safety, occupancy, land use or other applicable Law, including the Americans with Disabilities Act of 1990, (ii) any insurance requirements affecting the Covered Real Property, or (iii) any covenant, condition, restriction, easement, Contract or Permit related to the Covered Real Property. Except as set forth in Section 3.22(b) of the Seller Disclosure Schedule, for the past ten (10) years, no CD Group Company has received any written notice from (A) any Governmental Entity alleging any violation of any Law in respect of the Covered Real Property, or any part thereof, that has not been corrected, or (B) any insurance company of any defects or inadequacies in any of the Covered Real Property, or any part thereof, that could adversely affect the insurability of the Covered Real Property or cause the imposition of extraordinary premiums therefor, except, for the avoidance of doubt, for any such defects or notices that have been corrected without adversely affecting the insurability of the Covered Real Property and without causing the imposition of extraordinary premiums therefor. To the Knowledge of Sellers, the improvements on the Covered Real Property do not encroach upon any Excluded Real Property or any real property that is not Covered Real Property, and no structure located on Excluded Real Property or any land owned by any other party encroaches onto the Covered Real Property. (c) No Other Rights of Use. Other than the CD Group Companies, there are no other tenants or subtenants using or occupying the Covered Real Property, and no Person, other than the CD

31 Group Companies, has any right or option to acquire, lease, occupy or use any portion of or interest in the Covered Real Property. (d) Flood Hazards. Except as set forth in Section 3.22(d) of the Seller Disclosure Schedule, none of the Covered Real Property is located in a flood plain, flood hazard area, wetland or other waters of the United States or lakeshore erosion area, in each case, within the meaning of any Law. (e) Liens. Except as set forth in Section 3.22(e) of the Seller Disclosure Schedule, the CD Group Companies have not caused or commissioned any work to be done or labor or materials to be furnished with respect to the Covered Real Property during the twelve (12)-month period immediately preceding the Closing for which Liens could be filed against any of the Covered Real Property. (f) Occupancy and Access. Except as set forth in Section 3.22(f) of the Seller Disclosure Schedule, (i) there are now in full force and effect duly issued certificates of occupancy (or the local equivalent) permitting the Covered Real Property, and the Improvements located thereon, to be legally used and occupied as the same are now constituted; (ii) all of the Covered Real Property has permanent rights of access to dedicated public roads, or permanent easement rights over private roads which have access to dedicated public roads; and (iii) to the Knowledge of Sellers, no fact or condition exists that would prohibit or adversely affect the ordinary rights of access to and from the Covered Real Property from and to the existing roads. There is no pending or, to the Knowledge of Sellers, threatened restriction or denial, governmental or otherwise, upon such ingress and egress. (g) Assessments and Improvements. To the Knowledge of Sellers, there are no planned or proposed increases in the assessed valuation of the Covered Real Property, and no CD Group Company has received any notice of any proposed special assessment that would affect the Covered Real Property. No public improvements have been commenced and, to the Knowledge of Sellers, none are planned that, in either case, may result in special assessments against any of the Covered Real Property. (h) Services. Adequate water, gas and electrical supply, storm and sanitary sewerage facilities and all other required public utilities are available for the Covered Real Property and are either extended to the boundary of the Covered Real Property or pass through adjoining land subject to validly existing easements or similar rights permitting such use. (i) Condemnation. Neither the whole nor any portion of the assets owned or utilized by the Acquired Companies or included as part of the Purchased Assets is subject to any currently in effect Governmental Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity with or without payment or compensation therefor and, to the Knowledge of Sellers, no such condemnation, expropriation or taking is planned, scheduled or proposed. (j) Leased Real Property. Section 3.22(a)(ii) of the Seller Disclosure Schedule sets forth, with respect to each Lease of Acquired Interest Real Property, the landlord under the Lease, whether such landlord is affiliated with any CD Group Company or its Affiliates, the basic annual rent and other amounts paid or payable with respect thereto, the expiration of the term of such Lease, the current use of such property, and any purchase options exercised or exercisable by the CD Group Companies with respect thereto. Sellers have delivered or made available to Buyers true, complete and correct copies of all Leases of Acquired Interest Real Property. Except as set forth in Section 3.22(j) of the Seller Disclosure Schedule: (i) the Leases of Acquired Interest Real Property grant leasehold estates free and clear of all Liens other than Permitted Liens; and (ii) the Leases of Acquired Interest Real Property are in full force and effect and enforceable against each of the other parties thereto in accordance with their respective terms, and the CD Group Companies enjoy peaceful possession under each Lease of Acquired Interest Real Property to which they are a party. To the Knowledge of Sellers, the CD Group Companies are not in breach of or default

32 under any Lease of Acquired Interest Real Property. The CD Group Companies have not received any written notice of any breach of or default under any Lease of Acquired Interest Real Property. To the Knowledge of Sellers, no other party to any Lease of Acquired Interest Real Property is in breach of or default under such Lease. No third party that is a landlord under a Lease of Acquired Interest Real Property with the CD Group Companies has repudiated or has the right to terminate or repudiate any Lease of Acquired Interest Real Property (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in such Lease) or any provision thereof. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not result in the termination of any Lease of Acquired Interest Real Property, and immediately after the Closing all Leases of Acquired Interest Real Property will continue in full force and effect without the imposition of any material and burdensome condition or other obligation on Buyers not explicitly set forth in the Lease, or otherwise expressly agreed to by Buyers. 3.23 Environmental. Except for as set forth on Section 3.23 of the Seller Disclosure Schedule: (a) Each of the Acquired Companies is (and during the past five (5) years has been) in compliance with all applicable Environmental Laws in all material respects, and during the past seven (7) years the Acquired Companies have not performed or failed to perform or suffered any act that could reasonably be expected to give rise to, or have otherwise incurred, Liability to any Person (whether a Governmental Entity or not) under any applicable Environmental Laws, nor have the Acquired Companies received written notice from a Governmental Entity or written notice from any other Person of any such Liability or any material Environmental Claim. (b) Each of the CD Group Companies is in possession of and material compliance with all material Permits required pursuant to any applicable Environmental Laws for the occupancy of the Covered Real Property and the operation of the Business at the Covered Real Property. (c) To the Knowledge of Sellers, there are no facts, circumstances, conditions, occurrences, or environmental conditions at any Acquired Interest Real Property that could reasonably be expected to form the basis of any material Environmental Claim. (d) The Acquired Companies have not received any written Order, notice or report, regarding any actual or alleged material violation of, or material Liability under, nor taken on by contract any Liability of any third-party that arises under, any applicable Environmental Laws that (i) has not been resolved (regardless of when arising) or (ii) was received within the past five (5) years (regardless of whether or not resolved). (e) To the Knowledge of Sellers, neither the Acquired Companies nor any other Person (to the extent giving rise to Liability for the Acquired Companies) has disposed of, transported, arranged for transport, or otherwise sent any Hazardous Substances used in, made by, or generated by any Acquired Company to any site or location where, to the Knowledge of Sellers, a Release of Hazardous Substances has occurred, that, individually or collectively, would reasonably be expected to give rise to any Liability under any applicable Environmental Law or that could impact the Environmental Permits. To the Knowledge of Sellers, neither the Acquired Companies nor any other Person (to the extent giving rise to Liability for the Acquired Companies) has treated, stored, handled, disposed of, arranged for the disposal of, or exposed any Person to Hazardous Substances in a manner that (i) constitutes a Release at or from any property or facility ever owned or operated by the Acquired Companies that could reasonably be expected to give rise to any material Liability pursuant to any applicable Environmental Laws, or (ii) could otherwise reasonably be expected to give rise to any material Liability pursuant to any applicable Environmental Laws.

33 (f) Sellers have made available to Buyers and their environmental consultants the following: (i) access to certain Covered Properties at which access has been requested; and (ii) material environmental documents and information relating to matters arising under or governed by Environmental Law and/or Hazardous Substances used, generated, transported, arranged for disposal from, or disposed from current and former properties, facilities and operations of the Acquired Companies. (g) All information and representations provided or made by the CD Group Companies to any Governmental Entity in connection with the entering of an Order were true, correct, and complete in all material respects. 3.24 Affiliate Transactions. Except as set forth on Section 3.24 of the Seller Disclosure Schedule, no officer, member of the board of managers, member of the board of directors, direct or indirect equityholder or Affiliate of any Acquired Company, any Seller or, to the Knowledge of Sellers, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest (i) is a party to any agreement, Contract, commitment or transaction with any CD Group Company or with respect to or relating in whole or in part to any of the Business or the Purchased Assets, or (ii) has any right, title or interest in any property owned or used by the CD Group Companies (including any Intellectual Property Rights). 3.25 Government Contracts. (a) Compliance. Except as set forth on Section 3.25(a) of the Seller Disclosure Schedule, with respect to each Government Contract and each bid that, if accepted, would result in such a Government Contract (a “Government Bid”) to which any of the CD Group Companies is a party, (i) the CD Group Companies have complied in all material respects with all requirements of all applicable Laws, FAR, and agreements pertaining to such Government Contract or Government Bid; (ii) all representations and certifications the CD Group Companies have set forth in or pertaining to such Government Contract or Government Bid were current, accurate and complete in accordance with their terms as of their effective date, and the CD Group Companies have materially complied with all such representations and certifications; (iii) neither a Governmental Entity nor any higher-tier contractor, subcontractor or other Person has notified the CD Group Companies in writing that the CD Group Companies have breached or violated any Law or FAR pertaining to a Government Contract or Government Bid; (iv) no termination for convenience is currently in effect pertaining to a Government Contract; (v) no termination for default, cure notice or show cause notice is currently in effect pertaining to a Government Contract and no event nor condition has occurred or exists, to the Knowledge of Sellers, that would constitute grounds for such action; (vi) to the Knowledge of Sellers, no cost incurred by the CD Group Companies pertaining to a Government Contract is the subject of an investigation or has been disallowed by a Governmental Entity or a higher-tier contractor; (vii) in the last three (3) years, no CD Group Company has received any negative past performance evaluations or ratings regarding their performance of a Government Contract; (viii) no bid protest is pending with respect to a Government Contract or a Government Bid; and (x) each Government Contract is valid. (b) Investigations. Except as set forth in Section 3.25(b) of the Seller Disclosure Schedule, (i) neither the CD Group Companies nor Sellers, and to the Knowledge of Sellers, no employees, consultants, or agents (while such Person was a Principal, employee, consultant, or agent of a CD Group Company or Seller), is or has been at any point in the last three (3) years under administrative, civil or criminal investigation, indictment, or information by any Governmental Entity, or any audit or investigation by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid, or suspended or debarred from doing business with a Governmental Entity or has been the subject of a finding of nonresponsibility or ineligibility for contracting with a Governmental Entity; and (ii) during the last three (3) years, the CD Group Companies

34 have not conducted or initiated any internal investigation or had reason to conduct, initiate or report any internal investigation, or made a mandatory or voluntary disclosure to a Governmental Entity, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. (c) No Fraud. Except as set forth in Section 3.25(c) of the Seller Disclosure Schedule, neither the CD Group Companies nor Sellers have credible evidence of the CD Group Companies’, or to Knowledge of Sellers, any of their Principals’, employees’, agents’, or subcontractors’, violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733) or receipt of a significant overpayment (other than overpayments resulting from contract financing payments as defined in FAR 32.001) in connection with the award, performance, or closeout of any Government Contract or Government Bid. (d) Claims. Except as set forth in Section 3.25(d) of the Seller Disclosure Schedule, (i) no outstanding claims exist against the CD Group Companies by a Governmental Entity or by a higher- tier contractor, subcontractor, or other Person, arising under or relating to any Government Contract; (ii) there exists no disputes or, to the Knowledge of Sellers, potential disputes between the CD Group Companies and a Governmental Entity under the Contract Disputes Act or any other Law or between the CD Group Companies and any higher-tier contractor, subcontractor or other Person arising under or relating to any Government Contract; and (iii) to Knowledge of Sellers, no event or condition exists that constitute grounds for a claim or dispute under clauses (i) or (ii). Except as set forth in Section 3.25(d) of the Seller Disclosure Schedule, the CD Group Companies do not have an interest in any pending or potential claim under the Contract Disputes Act against a Governmental Entity or against a higher-tier contractor, subcontractor or other Person arising under or relating to any Government Contract. (e) Small Business Representations. Except as set forth in Section 3.25(e) of the Seller Disclosure Schedule, none of the Government Contracts are premised or were awarded based on the status of a CD Group Company as a small business (including, a small disadvantaged business, a woman-owned small business, a service-disabled veteran-owned small business, a veteran-owned small business, a Historically Underutilized Business Zone small business, or a Small Business Administration Section 8(a) program participant). The CD Group Companies’ representations and certifications in the System for Award Management, or otherwise submitted in writing to any Governmental Entity, prime contractor or higher-tier subcontractor, that a CD Group Company was a small business concern (as defined in the FAR and in the Small Business Administration regulations at 13 CFR Part 121) were true and accurate when made. (f) Clearances. Except to the extent prohibited by Law, Section 3.25(f) of the Seller Disclosure Schedule sets forth a true and complete list of all facility security clearances held by the CD Group Companies and all personnel security clearances held by any officer, director or employee of the CD Group Companies (listed by category only). The clearances set forth in Section 3.25(f) of the Seller Disclosure Schedule are all of the facility and personnel security clearances reasonably necessary to conduct the Business. The CD Group Companies are in compliance with all national security obligations, including those specified in the National Industrial Security Program Operating Manual, found in 32 CFR Part 117 (the “NISPOM”). Other than routine audits by the Defense Counterintelligence and Security Agency (formerly known as the Defense Security Service), there has been no audit or investigation relating to the compliance by a CD Group Company with the requirements of the NISPOM that resulted in material adverse findings against a CD Group Company. Each CD Group Company has taken all necessary steps with the applicable agency to ensure that the security clearances identified in Section 3.25(f) of the Seller Disclosure Schedule will remain in full force and effect on and after the Closing Date.

35 3.26 Product Warranty. (a) Except for the express warranties given by the CD Group Companies provided on the packaging with products and services sold, as set forth on Section 3.26(a) of the Seller Disclosure Schedule, there are no other warranties provided by the Group Companies. (b) All products manufactured, sold, serviced or distributed by the CD Group Companies have been in conformity in all material respects with all contractual commitments, applicable Law and all express warranties of the CD Group Companies and have performed, and do perform, in accordance with their published specifications and any other published documentation or user materials corresponding to such products. All products have been designed, manufactured, labeled, packaged, performed, and serviced so as to meet and comply in all material respects with all governmental standards and specifications and all applicable Laws currently in effect, and all products have received all governmental approvals necessary to allow their sale and use. (c) Except as set forth in Section 3.26(c) of the Seller Disclosure Schedule, for the past three (3) years, there has been no recall or replacement, field fix, retrofit, or modification by the CD Group Companies of any products produced or sold by the CD Group Companies, nor by any subsequent seller of any items that incorporate such products, and to Sellers’ Knowledge, no facts or circumstances exist that would reasonably be expected to result in such a recall, replacement, field fix, retrofit or modification. (d) Except as set forth in Section 3.26(d) of the Seller Disclosure Schedule, for the past three (3) years, the CD Group Companies have not received any written notice with respect to, any Product Liability Claims (other than claims for product return, replacement or repair not deviating materially from historical return, replacement or repair work), and to Sellers’ Knowledge, no such Product Liability Claims are threatened. 3.27 CARES Act. Except as set forth in Section 3.27 of the Seller Disclosure Schedule, the CD Group Companies have not received any funding or loans pursuant to, or participated in any way in, the programs under The Coronavirus Aid, Relief, and Economic Security Act, Public Law 116-136 (the “CARES Act”), whether under the Paycheck Protection Programs, SBA Express Bridge Loans programs, SBA Debt Relief programs, Economic Injury Disaster Loans programs, Main Street Lending programs, Provider Relief Fund programs, or otherwise, and the CD Group Companies have no Liabilities under the CARES Act or any such programs (collectively, the “CARES Act Programs”). The CD Group Companies were eligible in all respects for the receipt of all CARES Act Program Funds. All information, documents, and representations provided or made by Sellers and Kaplan in connection with all CARES Act Programs (including in any loan forgiveness application) were true, correct, and complete in all respects, and did not omit any fact necessary to make such information, documents, and representations not misleading. The CARES Act Program Funds (a) were duly received following submission of true, correct and complete application materials to the SBA and/or relevant banking institutions, such applications having been submitted in material compliance with all applicable rules (including the SBA’s affiliation rules), regulations, and conditions precedent to receipt of funds under the CARES Act (including the condition that the CD Group Companies had a bona fide necessity for such funds); and (b) have been used strictly in accordance with and as permitted by such CARES Act Programs. All obligations and liabilities in connection with all CARES Act Program Funds have been forgiven in full pursuant to a properly submitted and duly filed true, correct and complete Loan Forgiveness Application, demonstrating that no liabilities under CARES Act Programs are unforgivable, all with the result that as of and following the Closing there shall be no liability or obligation of the CD Group Companies or Buyers with respect to the CARES Act, CARES Act Programs, or CARES Act Program Funds.

36 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS As an inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each Seller hereby represents and warrants to Buyers as of the date hereof and as of the Closing that: 4.01 Incorporation; Corporate Power and Authority. Such Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization (as applicable). Such Seller is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on or materially impair, prevent or delay the ability of such Seller to consummate the transactions contemplated hereby. Such Seller possesses all requisite capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement and each of the Ancillary Agreements to which such Seller is party. 4.02 Authorization; No Breach. (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Seller. This Agreement and each Ancillary Agreement to which such Seller is a party has been duly executed and delivered by such Seller. This Agreement constitutes a valid and binding obligation of such Seller enforceable in accordance with its terms, and each Ancillary Agreement to which such Seller is a party, when executed and delivered by such Seller, shall constitute a valid and binding obligation of such Seller enforceable in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles. (b) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which such Seller is a party, as applicable, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller do not and shall not (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of the Acquired Companies or any of the assets of the Acquired Companies or of the Purchased Assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation, or cause or result in any disclosure, license or making available of any Trade Secrets of the CD Group Companies under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of the CD Group Companies, any Law to which the CD Group Companies or such Seller is subject, or any material contract, agreement or instrument to which such Seller is a party or bound. (c) Except for such filings as may be required under the HSR Act, no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and performance by such Seller of this Agreement and each other Ancillary Agreement to which such Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof.

37 4.03 Title to Shares; Title to Assets. Shareholders are the record and beneficial owner of, and have good and marketable title to, the Purchased Shares held, free and clear of all Liens. At the Closing, Shareholders shall sell, transfer, convey and deliver to Stock Buyer good and marketable title to all of the Purchased Shares, free and clear of all Liens. Each Asset Seller is the record and beneficial owner of, and has good and marketable title to, each of their respective Purchased Assets (including all of the issued and outstanding equity of CD Snow Hill and all but one share of the issued and outstanding equity of CD Mexico), held free and clear of all Liens. The allocation of CDM Purchase Price is one percent (1%) to the voting shares of Kaplan and ninety-nine percent (99%) to the non-voting shares of Kaplan. At the Closing, Asset Sellers shall sell, transfer, convey and deliver to Asset Buyer good and marketable title to all of the Purchased Assets, free and clear of all Liens, and Sellers shall cause James P. Kaplan to sell, transfer, convey and deliver to Knowles Intermediate Holding, Inc. (“Buyer Minority Shareholder”) good and marketable title to the CD Mexico Minority Share, free and clear of all Liens. 4.04 Litigation. There are no Actions pending or, to the Knowledge of such Seller, threatened against such Seller or any of its assets, at law or in equity, or before or by any Governmental Entity that (a) individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on or materially impair, prevent or delay the ability of such Seller to consummate the transactions contemplated hereby or (b) seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby. There are no outstanding Orders against such Seller or any of its assets that (i) individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on or materially impair, prevent or delay the ability of such Seller to consummate the transactions contemplated hereby or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby. 4.05 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller or to which any of them are bound. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYERS As an inducement to Sellers to enter into this Agreement and consummate the transactions contemplated hereby, each Buyer hereby represents and warrants to Sellers as of the date hereof and as of the Closing that: 5.01 Incorporation; Corporate Power and Authority. Such Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth in the Preamble. Such Buyer is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on or materially impair, prevent or delay the ability of such Buyer to consummate the transactions contemplated hereby. Such Buyer possesses all requisite power and authority to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement and each of the Ancillary Agreements to which such Buyer is party. 5.02 Authorization; No Breach. (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which such Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement and each Ancillary Agreement to

38 which such Buyer is a party has been duly executed and delivered by such Buyer. This Agreement constitutes a valid and binding obligation of such Buyer enforceable in accordance with its terms, and each Ancillary Agreement to which such Buyer is a party, when executed and delivered by such Buyer, shall constitute a valid and binding obligation of such Buyer enforceable in accordance with its terms, in each case, except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles. (b) Subject to compliance with Regulatory Laws applicable to the transactions contemplated, the execution, delivery and performance of this Agreement and each Ancillary Agreement to which such Buyer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by such Buyer do not and shall not violate the Organizational Documents of such Buyer, any Law to which such Buyer is subject, or any material contract, agreement or instrument to which such Buyer is a party or bound. (c) Except for such filings as may be required under the HSR Act or other Regulatory Laws and the required notices and certifications to the lender(s) of such Buyer and/or its Affiliates in connection with an acquisition as well as the required approvals and amendments of such lender(s) for such Buyer’s execution and delivery of the Sellers Note and Security Agreement to Sellers’ Representative, no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery and performance by such Buyer of this Agreement and each other Ancillary Agreement to which such Buyer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof. 5.03 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Buyers, threatened against such Buyer or any of its Subsidiaries or any of their respective assets, at law or in equity, or before or by any Governmental Entity that (i) individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated hereby or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby. As of the date of this Agreement, there are no outstanding Orders against such Buyer or any of its Subsidiaries or any of their respective assets that (x) individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of such Buyer to consummate the transactions contemplated hereby or (y) seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby. 5.04 Brokerage. Except for JPMorgan, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyers. 5.05 Sufficient Funds. Buyers will have sufficient cash on hand on the Closing Date to pay the portion of the Purchase Price due on the Closing Date and any other amounts required to be paid in cash on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. 5.06 Solvency. Assuming the accuracy of the representations and warranties set forth in Article 3, immediately after the consummation of the transactions contemplated by this Agreement (including the assumption by Asset Buyer of the Assumed Liabilities), Buyers and their respective Subsidiaries (other than the Acquired Companies) shall not (a) be insolvent or left with unreasonably small capital, (b) have

39 incurred debts beyond their ability to pay such debts as they mature, or (c) have liabilities in excess of the reasonable market value of their assets. 5.07 Investment Intent; Risk. (a) Stock Buyer is acquiring the Purchased Shares for its own account, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Purchased Shares in violation of the federal securities Laws or any applicable foreign or state securities Law. (b) Stock Buyer qualifies as an “accredited investor”, as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. (c) Stock Buyer understands that the Purchased Shares to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. Stock Buyer acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom. (d) Without limiting such Buyer’s rights pursuant to this Agreement: (i) such Buyer is an informed and sophisticated participant in the transactions contemplated hereby and has sufficient knowledge and experience to evaluate the technical, commercial, financial, legal and other risks associated with acquiring the Purchased Shares, Purchased Assets and the Business on the terms hereunder; (ii) such Buyer understands that the acquisition of the Purchased Shares, Purchased Assets and the Business to be acquired by it pursuant to the terms of this Agreement involves substantial risk; and (iii) such Buyer can bear the economic risk of its investment (which may be for an indefinite period). ARTICLE 6 CONDITIONS TO CLOSING 6.01 Conditions to the Obligations of All Parties. The obligation of Sellers and Buyers to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction, or waiver by Buyers and Sellers, of each of the following conditions as of immediately prior to the Closing: (a) All waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act and any other Regulatory Law shall have expired or been terminated, all required consents, approvals, waivers, clearances, authorizations or permissions by, and filings with, any Governmental Entity applicable to the transactions contemplated by this Agreement under any Regulatory Law shall have been obtained, received or made, and any commitment to, or agreement with, any Governmental Entity not to close the transactions contemplated by this Agreement before a certain date, shall have been terminated or shall have expired, and any investigation by a Governmental Entity relating to the transactions contemplated by this Agreement shall have closed; (b) No Law or Order of any Governmental Entity of competent jurisdiction shall be in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement, and no Action shall be pending before any Governmental Entity of competent jurisdiction that seeks to restrain, prohibit or make illegal the consummation of the transactions contemplated by this Agreement; (c) This Agreement shall not have been terminated in accordance with Section 9.01;

40 (d) Evidence that the RW Policy has been procured; and (e) Evidence that the lender(s) of Buyers and/or their Affiliates have provided the necessary approvals and amendments for Buyers to execute and deliver the Sellers Note and Security Agreement to Sellers’ Representative. 6.02 Conditions to the Obligations of Buyers. The obligation of Buyers to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction, or waiver by Buyers, of each of the following additional conditions as of immediately prior to the Closing: (a) (i) Each of the Seller Fundamental Representations shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, in each case, as if made as of such time (except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case as of such earlier date)), and (ii) the other representations and warranties of Sellers contained in Article 3 and Article 4 (in the case of Article 3 and Article 4, each interpreted without giving effect to any limitation or qualification as to materiality or Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing, in each case as if made anew as of such time (except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such earlier date)), except in the case of this clause (ii) for any failure of such representations or warranties to be so true and correct as has not had, individually or in the aggregate with all such other failures, a Material Adverse Effect; (b) Each of the covenants and agreements of Sellers to be performed as of or prior to the Closing shall have been performed in all material respects; (c) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that remains in effect as of the Closing Date; and (d) Sellers shall have delivered to Buyers each of the following: (i) a certificate in the form of Exhibit B attached hereto, dated as of the Closing Date, and signed by such Seller or a senior officer of each Seller on behalf of such Seller confirming the foregoing matters in Section 6.02(a), Section 6.02(b) and Section 6.02(c); (ii) duly executed instruments of transfer in form and substance reasonably satisfactory to Buyers transferring the Purchased Shares, CD Snow Hill Interests and CD Mexico Shares; (iii) a counterpart of the Assignment and Assumption Agreement and Bill of Sale for the Purchased Assets and the Assumed Liabilities being transferred at Closing, substantially in the form attached as Exhibit C-1 hereto (the “Assignment Agreement and Bill of Sale”) duly executed by Asset Sellers and, to the extent any Purchased Asset or Assumed Liability is not held by an Asset Seller, such Person; except in the case of the Intellectual Property Assets, which shall be effected at the Closing by the applicable document substantially in the form attached hereto as Exhibit C-2; (iv) to the extent applicable, the statutory and minute books, certificates of incorporation/formation and certificates of change of name for the Acquired Companies; (v) certificates of change of name for CDE Holdings, Inc., each Asset Seller, and any other applicable Affiliate to a name that does not include “CD” (whether or not in

41 combination with other letters), “Cornell Dubilier” (or any portion thereof), or any name confusingly similar thereto (it being understood that Buyers and their Affiliates will exclusively own such names post-Closing) or that would otherwise imply an ongoing affiliation with the Business; (vi) to the extent certificated, share certificates in respect of each of the Purchased Shares, CD Snow Hill Interests, CD Mexico Shares and CD Mexico Minority Share (or an express indemnity in respect thereof (including, if and as applicable, in the case of share certificates for CD Mexico, in respect of the costs of any procedures required to be followed with the Mexican courts in connection with the reissuance of such share certificates) in a form reasonably satisfactory to Buyers in the case of any share certificates found to be missing) along with corresponding stock powers or other applicable instruments of transfer in a form reasonably satisfactory to Buyers; (vii) to the extent applicable, executed customary payoff letters and Lien release documentation in respect of all Indebtedness of the CD Group Companies to be repaid at the Closing, in accordance with this Agreement, in a form reasonably satisfactory to Buyers, which shall, among other things, confirm that upon receipt of the amounts indicated therein, all Liens and payment obligations with respect to the applicable Indebtedness (and the assets and properties of the Acquired Companies and the Purchased Assets) have been or will have been irrevocably and automatically released and terminated and authorizing Buyers (or their respective designees) to file UCC financing statements and applicable securities interest terminations to effect the release of such Liens and providing for the return of all possessory collateral in the lender’s possession on the Closing Date (collectively, the “Payoff Letters”); (viii) evidence that all Transaction Expenses have been paid in full and that the Acquired Companies do not have any liability to any Person in respect of any Transaction Expenses, such evidence to be in form and substance reasonably satisfactory to Buyer; (ix) a copy of each Ancillary Agreement to which each Seller or Kaplan is party, duly executed on behalf of such Seller or Kaplan, as applicable; (x) all third-party consents and approvals set forth on Schedule 6.02(d)(x); (xi) all governmental and regulatory consents, novations, approvals, licenses and authorizations set forth on Schedule 6.02(d)(xi); (xii) resignations, effective as of the Closing and otherwise in form and substance reasonably satisfactory to Sellers and Buyers, of each director and officer of the Acquired Companies (solely in their capacities as such and not, for the avoidance of doubt, in their capacities as employees of the Acquired Companies, if applicable); (xiii) a properly completed and duly executed IRS Form W-9 from each Seller; (xiv) evidence, in a form reasonably satisfactory to Buyers, that either (A) the Section 280G Payments have been approved by the shareholders of CDE Holdings, Inc. and Kaplan, as applicable, in a manner that satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and all applicable Treasury Regulations (whether proposed or final) relating thereto or (B) the Section 280G Payments were submitted for approval to the shareholders of CDE Holdings, Inc. and Kaplan in such manner, such shareholders did not approve the Section 280G Payments, and Sellers have delivered Parachute Payment Waivers duly executed by each

42 Person who would otherwise receive an “excess parachute payment” within the meaning of Section 280G of the Code; (xv) evidence of the termination of the Existing Maquiladora Agreement, effective as of Closing, in a form reasonably satisfactory to Buyers; (xvi) evidence of the consummation of the Pre-Closing Restructuring (including properly completed and duly executed Reorganization Documents) in compliance with Section 7.06; (xvii) duly executed instruments of transfer in form and substance reasonably satisfactory to Buyers transferring the CD Mexico Minority Share from James P. Kaplan to Buyer Minority Shareholder; (xviii) evidence that, through a duly convened shareholders’ meeting for CD Mexico, (A) the shareholders of CD Mexico have consented to the transfer of the CD Mexico Shares and CD Mexico Minority Share, as contemplated by this Agreement, and (B) the shareholders of CD Mexico have waived their rights of first refusal to such transfers, in each case in form and substance reasonably satisfactory to Buyers; and (xix) Shareholders’ Registry Book of CD Mexico. 6.03 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by Sellers, of each of the following additional conditions as of immediately prior to the Closing: (a) (i) Buyer Fundamental Representations shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing as if made as of such times (except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such earlier date)), and (ii) the other representations and warranties of Buyers contained in Article 5 (each interpreted without giving effect to any limitation or qualification as to materiality or material adverse effect or other terms of similar import or effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as if made as of such time (except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such earlier date)), except in the case of this clause (ii) for any failure of such representations or warranties to be so true and correct as has not had, individually or in the aggregate with all such other failures, a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement; (b) Each of the covenants and agreements of Buyers to be performed as of or prior to the Closing shall have been performed in all material respects; and (c) Buyers shall have delivered to Sellers each of the following: (i) a certificate in the form of Exhibit D attached hereto, dated as of the Closing Date, and signed by a senior officer of Buyers on behalf of Buyers confirming the foregoing matters in Section 6.03(a) and Section 6.03(b); and (ii) a copy of each Ancillary Agreement to which a Buyer is party, duly executed on behalf of such Buyer.

43 ARTICLE 7 COVENANTS AND AGREEMENTS 7.01 Access. During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with its terms, Sellers and Kaplan shall grant to Buyers and their Representatives (including Buyers’ sources of financing and their respective Representatives) reasonable access, during normal business hours and upon reasonable written notice, to the personnel, facilities, properties, books and records related to the Business and the financial condition, assets, liabilities and businesses thereof (including, where applicable, copies thereof), under supervision of Seller’s and/or Kaplan’s personnel; provided, that (a) such access does not unreasonably interfere with the normal operations of the Business and (b) nothing herein shall require Sellers or Kaplan to provide access to, or to disclose any information to, Buyers or any of their Representatives to the extent such access or disclosure (y) would waive any legal privilege or (z) would be in violation of applicable Laws or the terms of any confidentiality agreement or confidentiality provision in any Contract; provided, further, that Sellers and Kaplan shall cooperate with Buyers to find a way to allow disclosure of such information to the extent doing so would not (in the reasonable judgment of Sellers Representative after consultation with counsel) reasonably be likely to violate any Law or result in the loss of such privilege. All information received by, or made available to, Buyers and their Representatives, in connection with this Agreement and the transactions contemplated hereby will be held by Buyer, its Affiliates and Representatives in accordance with the Confidentiality Agreement. 7.02 Conduct of Business. (a) During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with its terms, Sellers and Kaplan shall conduct (and cause the CD Group Companies to conduct) the Business solely in the ordinary course of business (including by making all capital expenditures contemplated by the Business’ financial budget for the current fiscal year that was provided to Buyer) and substantially in the same manner as previously conducted and use commercially reasonable efforts to preserve substantially intact its business and all of its material assets and properties (real and personal), to keep available the services of its current officers and significant employees, and to maintain in all material respects its current relations and goodwill with its customer, suppliers, vendors and other Persons having material business relationships with the CD Group Companies. (b) During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with its terms, except as explicitly required by this Agreement or applicable Law or consented to in writing by Buyers in advance, the CD Group Companies shall not take (or omit to take) (and Sellers shall cause them not to take (or omit to take)) any action that would have been required to be disclosed on Section 3.07 of the Seller Disclosure Schedule if it were to have occurred during the period between the Latest Balance Sheet date and the date hereof, except, (i) in the case of Section 3.07(j)(i), for wage or salary increases or decreases in the ordinary course of business; and, (ii) in the case of Section 3.07(o), for entering into, amending and terminating customer or vendor contracts in the ordinary course of business. 7.03 Commercially Reasonable Efforts; Regulatory Law Compliance; Third-Party Consents. (a) Subject to the terms of this Agreement, Buyers, on the one hand, and Sellers and Kaplan, on the other hand, shall use their commercially reasonable efforts to cause the other party’s/parties’ conditions to the Closing to be satisfied and for the Closing to occur as promptly as reasonably practicable. Without limiting the generality of the foregoing, Buyers shall use commercially reasonable efforts to (i) cause the RW Policy to be in effect as of the Closing and (ii) obtain from their lenders the necessary

44 approvals and amendments for Buyers to execute and deliver the Sellers Note and Security Agreement to Sellers’ Representative. (b) Without limiting the generality of the foregoing, the parties hereto shall, (i) as promptly as practicable, but in no event later than ten (10) Business Days following the execution of this Agreement, file with, or cause to be filed with, the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), notification and report forms required under the HSR Act for the transactions contemplated hereby, which forms shall request early termination of the HSR Act waiting period, and (ii) as promptly as practicable, but in no event later than twenty (20) Business Days following the execution of this Agreement, file with, or cause to be filed with any other Governmental Entity, any other filings, reports, information and documentation as may be reasonably requested by Buyers. Each of the parties hereto shall use commercially reasonable efforts: (A) to respond as promptly as reasonably practicable to any inquiries or requests for additional information or documentary material from the FTC, the DOJ, or any other Governmental Entity with respect to the transactions contemplated hereby; (B) to take steps and actions reasonably necessary to cause any applicable waiting period under any Regulatory Law to terminate or expire as soon as reasonably practicable; (C) to obtain all required approvals, authorizations, consents or clearances of any Governmental Entity under any Regulatory Law with respect to the transactions contemplated by this Agreement as soon as reasonably practicable, and (D) to resist in good faith (including in the sole discretion of Buyers, the institution or defense of litigation) any assertion that the transactions contemplated hereby constitute a violation of any Laws. Each of Buyers, on the one hand, and Sellers (as a Transaction Expense), on the other hand, shall pay fifty percent (50%) of all filing fees under any Regulatory Laws. During the period from the date of this Agreement to the earlier of the Closing and the termination of this Agreement in accordance with its terms, Sellers shall (and shall cause the CD Group Companies to), cooperate with Buyers and use their commercially reasonable efforts to obtain all consents, approvals or authorizations of third parties under any Material Contracts or Permits as may be required to transfer the benefits of such Material Contracts or Permits to Buyers or one of their Affiliates; provided that, in no event shall “commercially reasonable efforts” of Sellers for purposes of this Section 7.03(b) include making any payment, agreeing to any adverse commercial term or incurring any liability (in each case, other than de minimis consent-related fees) in order to obtain any such consent, approval or authorization. (c) Each party hereto shall, and shall cause its Affiliates to, perform the following: (i) cooperate with the other parties hereto and their Affiliates in connection with any filing, submission, investigation, Action, proceeding, request for additional information or documentary material, or inquiry in connection with the transactions contemplated by this Agreement, (ii) promptly inform the other parties hereto of any communication received by such party or any of its Affiliates from, or given by such party or any of its Affiliates to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding the transactions contemplated by this Agreement, (iii) afford the other parties hereto the right to review in advance to the extent practicable, and, to the extent practicable, consult on and consider in good faith the views of the other parties hereto in connection with any filing to be made by such party or any of its Affiliates with, or written materials to be submitted by such party or any of its Affiliates to, any Governmental Entity or, in connection with any proceeding by a private party, any other Person, in each case, in connection with the transactions contemplated by this Agreement, (iv) make available to the other parties hereto copies of all material notices and written communications received from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (v) consult with the other parties hereto to the extent practicable in advance of any meeting, discussion, telephone call or conference with any Governmental Entity or, in connection with any proceeding by a private party, with any other Person and, to the extent not expressly prohibited by such Governmental Entity or Person, give the other parties hereto the opportunity to attend and participate, in each case, regarding any of the transactions contemplated by this Agreement. With regard to any sharing of information contemplated under this Section 7.03, (A) any disclosure of

45 information shall been done in a manner consistent with applicable Law, (B) information may be withheld as necessary to address reasonable attorney-client privilege or similar concerns, (C) any party hereto may, as it deems advisable or necessary, reasonably designate any confidential or competitively sensitive information as for “outside counsel only,” (D) materials may be redacted to remove references concerning the valuation for the transactions contemplated by this Agreement, and (E) no party hereto or its Affiliates shall be obligated to provide to any other party hereto or its Affiliates any portion of its or its Affiliates’ notification filing under any Regulatory Law not customarily furnished to other parties in connection with filings under such Regulatory Law. Notwithstanding anything in this Agreement to the contrary, Buyers shall have the right to control and lead all communications and strategy relating to any investigation, Action, or any dealings or interactions with any Governmental Entity in connection with the transactions contemplated by this Agreement. (d) Notwithstanding anything to the contrary in this Agreement, neither Buyers nor any of their Affiliates shall have any obligation at any time to propose, consent to, undertake, discuss, or agree to any sale, divestiture, lease, license, transfer, disposition, encumbrance, restriction, waiver, modification, impairment, limitation of freedom of operation, or hold separate of any assets, licenses, properties, operations, rights, product lines, businesses, interests, or Equity Securities of or owned by any of Buyers, any of Buyers’ Affiliates, any of the CD Group Companies, any Subsidiary of any of the CD Group Companies, any of Sellers or any other Person. With regard to any Governmental Entity or any other Person relating to any of the transactions contemplated by this Agreement, each Seller-Kaplan Party shall not, and each Seller-Kaplan Party shall cause each of its respective Affiliates not to, without Buyers’ advance written consent, propose, consent to, undertake, discuss, or agree to any sale, divestiture, lease, license, transfer, disposition, encumbrance, restriction, waiver, modification, impairment, limitation of freedom of operation, or hold separate of any assets, licenses, properties, operations, rights, product lines, businesses, interests, or Equity Securities of or owned by any of the CD Group Companies, any Subsidiary of any of the CD Group Companies, any of Sellers or any other Person. 7.04 Press Releases and Announcements. Unless required by applicable Law (in which case Buyers and Sellers’ Representative agree to consult with each other prior to any such disclosure as to the form and content of such disclosure to the extent permitted by any applicable Law), no press releases, announcements to the employees, customers or suppliers of the Business or other public releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the prior written consent of each of Buyers and Sellers’ Representative. Unless otherwise agreed by Buyers and Sellers’ Representative, the parties shall issue a joint press release, mutually agreed upon by Buyers and Sellers’ Representative, after each of the execution of this Agreement and the Closing. Notwithstanding anything to the contrary contained in this Agreement, a party may make such disclosures as are, in the opinion of the disclosing party’s counsel, required by applicable Law or the rules of a stock exchange on which the securities of the disclosing party are listed or its Affiliate; provided that in the event a party is, in the opinion of its counsel, required to make a public disclosure by applicable Law or the rules of a stock exchange on which its or its Affiliate’s securities are listed, such party shall, to the extent practicable, submit the proposed disclosure in writing to the other parties and provide a reasonable opportunity to comment thereon in advance of such required disclosure. Any information that has been publicly disclosed or announced in accordance with the terms of this Section 7.04, following such public disclosure or announcement may be included by any party in any subsequent public disclosure or announcement. For the avoidance of doubt, the provisions of this Section 7.04 shall not be interpreted to prohibit the sharing by any party of information related to this Agreement or the transactions contemplated hereby in the ordinary course of business with such party’s (or such party’s Affiliate’s) advisors, employees, officers or directors, so long as such Persons are apprised of the confidential nature thereof and agree to keep such information confidential.

46 7.05 Certain Tax Matters. (a) Pre-Closing Tax Returns. (i) The Sellers’ Representative shall prepare, or cause to be prepared, and Buyers shall file, or cause to be filed, all Tax Returns of each Acquired Company for Tax periods ending on or before the Closing Date (each, a “Seller Prepared Return”). Each Seller Prepared Return shall be prepared in a manner consistent with the past practice of the applicable Acquired Company, unless otherwise required by applicable Laws or this Agreement. The Sellers’ Representative shall provide Buyers with copies of each Seller Prepared Return for Buyers’ review and comment at least thirty (30) days prior to the applicable filing due date (taking into account any available extensions). Following receipt by Buyer of the draft Seller Prepared Returns, Buyers shall have a period of fifteen (15) days to provide Sellers’ Representative with a statement of any disputed items with respect to such Seller Prepared Return, and the Sellers’ Representative (i) shall consider in good faith any reasonable comments provided by Buyers to such Seller Prepared Return prior to filing, and (ii) shall incorporate any comments provided by Buyers to such Seller Prepared Return prior to filing to the extent such comments are required by applicable Laws. (ii) Buyers shall prepare or cause to be prepared and file or cause to be filed (i) all Tax Returns of each Acquired Company for Straddle Periods, and (ii) all Tax Returns with respect to the Purchased Assets for Pre-Closing Tax Periods that are not required to be filed by any Asset Seller, in each case (i) and (ii), that are required to be filed after the Closing Date, taking into account extensions (“Buyer Prepared Tax Returns”). Each Buyer Prepared Tax Return shall be prepared in a manner consistent with the past practice of the applicable Acquired Company or Asset Seller, unless otherwise required by applicable Laws or this Agreement. Buyers shall provide Sellers’ Representative with copies of each Buyer Prepared Tax Return, if any, for Sellers’ Representative’s review and comment at least thirty (30) days prior to the applicable filing due date (taking into account any available extensions). Sellers’ Representative shall have a period of fifteen (15) days following receipt of a copy of a Buyer Prepared Tax Return to provide Buyers with a statement of any disputed items with respect to such Buyer Prepared Tax Return, and Buyers (i) shall consider in good faith any reasonable comments provided by Sellers’ Representative in such Buyer Prepared Tax Return prior to filing, and (ii) shall incorporate any comments provided by Sellers’ Representative to such Buyer Prepared Tax Return prior to filing to the extent such comments are required by applicable Laws. (iii) Sellers shall pay or cause to be paid to Buyers (or their designee) the amount of any Income Taxes shown as due on any Seller Prepared Tax Return or Buyer Prepared Tax Return (in the case of a Straddle Period, to the extent attributable to any Pre-Closing Tax Period, as determined under Section 7.05(b)) solely to the extent such amount exceeds the amount taken into account in the calculation of the Purchase Price (as finally determined pursuant to Section 1.04), within thirty (30) days after such Income Taxes become due and payable (taking into account any permitted extensions). To the extent the amount of any Income Taxes shown as due on any Seller Prepared Tax Return or Buyer Prepared Tax Return (in the case of a Straddle Period, to the extent attributable to any Pre-Closing Tax Period, as determined under Section 7.05(b)) is less than the amount of such Income Taxes taken into account in the calculation of the Purchase Price (as finally determined pursuant to Section 1.04), Buyers shall pay or cause to be paid to Sellers’ Representative for further distribution to the Sellers the amount of such difference, within thirty (30) days after such Income Taxes become due and payable (taking into account any permitted extensions).

47 (b) Straddle Period Allocation. For purposes of this Agreement, any Taxes (other than Transfer Taxes) with respect to any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”) shall be allocated (i) in the case of Taxes (A) based upon, or related to, income (however denominated), receipts, disbursements, profits, wages, capital or net worth, (B) imposed in connection with the sale, transfer or assignment of property, or (C) required to be withheld, deemed equal to the amount that would be payable based on a hypothetical closing of the books as of the end of the Closing Date; and (ii) in the case of other Taxes, based on the relative number of days during such Straddle Period that are in the Pre-Closing Tax Period and the number of days during such Straddle Period that are in the Post-Closing Tax Period. (c) Cooperation. Buyers, the Acquired Companies and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party (and at such requesting party’s cost and expense, to the extent of reasonable out-of-pocket costs and expenses), in connection with the preparation and filing of Tax Returns pursuant to, and subject to, this Section 7.05 and any audit or other Action with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit or other Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (d) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be paid fifty percent (50%) by Buyers and fifty percent (50%) by Sellers; provided that all Taxes arising from the Pre-Closing Restructuring shall be paid one hundred percent (100%) by Sellers. For purposes of the foregoing, “Transfer Taxes” shall not include any Tax imposed on any Seller or any Acquired Company (including CD Mexico) by Mexico or any state or local jurisdiction within Mexico that is imposed on the transfer pursuant to this Agreement of the CD Mexico Shares and that is denoted as an income tax, and any such Tax shall be paid one hundred percent (100%) by Sellers. For the avoidance of doubt, Buyers’ share of Transfer Taxes pursuant to this Section 7.05(d) shall not be included in Pre-Closing Taxes, the Unpaid Income Tax Amount, Excluded Liabilities or otherwise reduce the Purchase Price payable pursuant to this Agreement. The party required by Law to file shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes, at their sole expense, and, if required by applicable Law, the other party will join in the execution of any such Tax Returns and documentation. Any non-preparing party shall have the right to review, comment on and approve (such approval not to be unreasonably withheld, conditioned or delayed) such Tax Return prior to filing. (e) Intended Tax Treatment; Asset Allocation Statement. (i) The Parties acknowledge and agree that, for U.S. federal (and applicable state and local) Income Tax purposes, that the transactions contemplated by this agreement are intended to be treated as follows: (A) in the case of Asset Buyer’s acquisition of the Purchased Assets, as a purchase of assets by Asset Buyer from Asset Sellers (which assets include the CD Mexico Shares), (B) in the case of Asset Buyer’s acquisition of the CD Snow Hill Interests, as a purchase of all of the assets of CD Snow Hill from CDE, and (C) in the case of Stock Buyer’s acquisition of the Purchased Shares, as a purchase of stock by Stock Buyer from Shareholders. The Parties shall prepare and file Tax Returns and otherwise act in a manner consistent with such intended Tax treatment and not take any position inconsistent therewith, unless otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign Law).

48 (ii) Within ninety (90) days following the final determination of the Purchase Price pursuant to Section 1.04, Asset Buyer shall prepare and deliver to Asset Sellers a statement that shall provide for the allocation of the CDE Purchase Price (plus the Assumed Liabilities, to the extent properly taken into account pursuant to the provisions of Section 1060 of the Code, plus any other items constituting consideration for applicable Income Tax purposes pursuant to the provisions of Section 1060 of the Code) among the Purchased Assets (including the assets of CD Snow Hill) (the “Asset Allocation Statement”). The Asset Allocation Statement shall be prepared in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and the principles set forth on Schedule 7.05(e) (the “Allocation Principles”). If Asset Sellers object to any item on the Asset Allocation Statement, Asset Sellers shall, within thirty (30) days after delivery of the Asset Allocation Statement, notify Asset Buyer in writing that it so objects. The parties shall attempt in good faith to resolve such dispute within thirty (30) days of Asset Sellers’ delivery of such notification, and any matters remaining in dispute at the end of such period shall be submitted to the Arbiter for resolution in accordance with the procedures set forth in Section 1.04(c), mutatis mutandis. The costs and expenses of the parties and the Arbiter in connection with any such dispute will be allocated between the parties in the manner determined by the Arbiter in accordance with the principles set forth in Section 1.04(c). Buyers shall thereafter deliver a final Asset Allocation Statement to Asset Sellers as finally determined pursuant to this Section 7.05(f). In the event that any adjustment is required to be made to the Asset Allocation Statement as a result of any adjustment to the Purchase Price pursuant to this Agreement, Buyers shall prepare or cause to be prepared, and shall provide to Asset Sellers, a revised Asset Allocation Statement reflecting such adjustment, subject to the dispute resolution provisions provided for in this Section 7.05(f). Buyers and Asset Sellers shall (and shall cause their Affiliates to) prepare all Tax Returns and otherwise act in a manner consistent with the Asset Allocation Statement as finally determined pursuant to this Section 7.05(f) and shall not take any position inconsistent with such Asset Allocation Statement on any Tax Return or in the course of any Tax audit, examination, proceeding, or other Action, except, in each case, to the extent required by any future revised Asset Allocation Statement prepared in accordance with this Section 7.05(e) or a final “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or foreign Law). (f) Tax Proceeding. After the Closing, Buyers and their Affiliates (including the Acquired Companies) will promptly notify Sellers’ Representative in writing upon receiving notice from any Taxing Authority of the commencement of any claim, audit, examination, investigation, or other Action (a “Tax Proceeding”) that could give rise to (i) a claim for indemnification with respect to Pre-Closing Taxes, (ii) a claim for indemnification pursuant to this Agreement with respect to a breach of Section 3.09, (iii) a claim for indemnification pursuant to this Agreement with respect to any Excluded Liability that is a Tax, or (iv) any purchase price adjustment pursuant to this Agreement (including Section 1.04) with respect to Tax matters, provided that the failure to deliver any such notice will not relieve any Seller of its obligations under this Agreement except to the extent any Seller has been materially prejudiced as a result of such failure. Sellers’ Representative will have the right (but not the obligation), at Sellers’ expense, to control the defense of any Tax Proceeding concerning the Acquired Companies or the Purchased Assets solely with respect to a taxable period ending on or before the Closing Date (excluding any Straddle Period) (a “Pre-Closing Tax Period Proceeding”). Buyers will control the defense of any Tax Proceeding concerning a Straddle Period and any Pre-Closing Tax Period Proceeding that Sellers do not elect to control pursuant to the immediately preceding sentence. (For purposes of clarity, in the event a Tax Proceeding directly relates to taxable periods (or portions thereof) beginning after the Closing Date, Buyers shall have the right to control such Tax Proceeding). In the case of any Tax Proceeding described in this Section 7.05(f), (i) the party in control of such Tax Proceeding (the “Controlling Party”) shall keep the non- controlling party (the “Non-Controlling Party”) reasonably and promptly informed as to the status of such Tax Proceeding; (ii) the Controlling Party shall timely provide the Non-Controlling Party with copies of all

49 correspondence, notices, and other written materials received from any Taxing Authority related to such Tax Proceeding; (iii) the Controlling Party shall reasonably consult with the Non-Controlling Party and shall otherwise keep the Non-Controlling Party promptly advised of significant developments; (iv) the Non- Controlling Party shall have the right to participate in the Tax Proceeding and to retain its own counsel, at the Non-Controlling Party’s sole expense, and the Controlling Party shall allow the Non-Controlling Party (and its representatives) to review and comment on all material written communications prior to submission to the relevant Taxing Authority and the Non-Controlling Party shall incorporate any reasonable comments provided by the Non-Controlling Party with respect thereto; and (v) the Controlling Party shall not agree or consent to compromise or settle any such Tax Proceeding without the consent of the Non-Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed. If a dispute arises in connection with the conduct or resolution of a Tax Proceeding, the parties shall attempt in good faith to resolve such dispute within thirty (30) days, and any matters remaining in dispute at the end of such period shall be submitted to the Arbiter for resolution in accordance with the procedures set forth in Section 1.04(c), mutatis mutandis. The costs and expenses of the parties and the Arbiter in connection with any such dispute will be allocated between the parties in the manner determined by the Arbiter in accordance with the principles set forth in Section 1.04(c). In the event of any inconsistency between this Section 7.05(f) and Section 8.03, this Section 7.05(f) shall control. (g) Allocations of Deductions. The parties agree that any deduction arising from any and all payments of Transaction Expenses, Closing Indebtedness and any other expense or liability taken into account in the calculation of the CDM Purchase Price or the CDE Purchase Price shall be allocated or otherwise apportioned to a Pre-Closing Tax Period to the maximum extent permitted by applicable Law, as determined with a “more likely than not” level of comfort. (h) Refunds. Any Tax refund (including any interest in respect thereof) that is received by Buyers or the Acquired Companies (or any of their Subsidiaries), and any amounts of overpayments of Tax credited against Taxes which Buyers or the Acquired Companies (or any of their Subsidiaries) otherwise would be or would have been required to pay, that relate to Taxes of an Acquired Company for Pre-Closing Taxable Periods (except if such refund or credit is caused by a carryback of losses or credits from a Post-Closing Taxable Period or is taken into account in computing Indebtedness or Closing Net Working Capital) shall be for the account of Sellers, and Buyers shall pay over to Sellers any such refund or the amount of any such credit within thirty (30) days after receipt or the application of any such refund or credit to reduce a Tax liability of Buyers, the Acquired Companies or any Affiliate of Buyers or the Acquired Companies. Any payments made pursuant to this Section 7.05(h) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes unless otherwise required by Law. In the event that the amount of a refund or credit paid to Sellers pursuant to this Section 7.05(h) is subsequently disallowed or reduced by a Governmental Entity, Sellers shall, promptly upon notice from Buyers, pay to Buyers the amount of such disallowance or reduction plus any applicable interest and penalties. (i) Activities after the Closing. Following the Closing, except with the prior written consent of Sellers’ Representative (not to be unreasonably withheld, conditioned, or delayed),Buyers shall not, and shall not allow any of their Affiliates (including the Acquired Companies) to (i) file an amended Tax Return of any Acquired Company for any Tax period ending on or before the Closing Date; (ii) file for, or otherwise request from any Taxing Authority, any administrative ruling (including a private letter ruling or change of method of accounting) regarding the Taxes or Tax Returns of any Acquired Company for any Tax period ending on or before the Closing Date, (iii) make any election under Section 336 or 338 of the Code (or any similar election under state, local or foreign Law) in respect of the transactions contemplated by this Agreement; (iv) make, revoke, or change any Tax election or change any current practice or procedure or accounting method of any Acquired Company with retroactive effect to a Tax period ending on or before the Closing Date; (v) cause any Acquired Company to take any action, not otherwise contemplated by this Agreement, outside of the ordinary course of business on the Closing Date

50 after the Closing to the extent such action would increase the Taxes of such Acquired Company attributable to a Pre-Closing Tax Period; (vi) have any Acquired Company self-assess a Tax for any Pre-Closing Tax Period (excluding the initial filing of any Tax Return for any Pre-Closing Tax Period); or (vii) make any voluntary disclosures to any Taxing Authority with respect to Taxes or Tax Returns of any Acquired Company for any Pre-Closing Tax Period. Following the Closing, Buyers shall not, and shall not allow any of its Affiliates (including the Acquired Companies) to agree to, extend, waive, or toll any statute of limitations with respect to the assessment or collection of any Tax of any Acquired Company for any Pre- Closing Tax Period (in each case, without the prior written consent of Sellers’ Representative, not to be unreasonably withheld, conditioned, or delayed). (j) Termination of Tax Sharing Agreements and Powers of Attorney. To the extent relating to any of the Acquired Companies, Sellers shall terminate or cause to be terminated, on or before the Closing Date, all powers of attorney that relate to Taxes, and all Tax allocation, Tax indemnification, Tax gross-up, Tax sharing, or similar Tax agreements with respect to or involving any Acquired Company (excluding, for purposes of this section, Contracts or agreements entered into in the ordinary course of business, the principle purpose of which is not Taxes, including customary Tax allocation, sharing or indemnification provisions in credit agreements, loans, leases and similar agreements entered into in the ordinary course of business) to be terminated as of the Closing Date such that after the Closing no Acquired Company shall be bound thereby or have any Liability thereunder. (k) 280G Shareholder Vote. Prior to the Closing Date, if required to avoid the imposition of Taxes under Section 4999 of the Code or the loss of deduction under Section 280G with respect to any payment or benefit in connection with any of the transactions contemplated by this Agreement, as promptly as practicable after the execution and delivery of this Agreement, but no later than two (2) Business Days prior to the Closing Date, Kaplan and CDE Holdings, Inc. shall submit (and Sellers shall cause to be so submitted) to their respective shareholders (in a manner reasonably satisfactory to Buyers) for execution and approval by such number of shareholders of each entity as is required by the terms of Section 280G(b)(5)(B) of the Code a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) inapplicable to any payments or benefits to be provided as a result of or in connection with the transactions contemplated by this Agreement that might result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise Tax under Section 4999 of the Code or any corresponding or similar provision of any state, local or foreign Law (together, the “Section 280G Payments”; provided that, solely for purposes of such shareholder approval, any increases in the compensation of a disqualified individual (as defined in Section 280G) over the compensation payable to such disqualified individual immediately prior to the Closing will be treated as if the exceptions contained in Section 280G(b)(4) did not apply). Any such shareholder approval shall be sought by Kaplan and CDE Holdings, Inc. in a manner that satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations. Sellers agree that: (i) in the absence of such shareholder approval, no Section 280G Payments shall be made; and (ii) promptly after execution of this Agreement, and prior to the submission to the respective shareholders of the written consent described herein and any related disclosure of the Section 280G Payments, Sellers shall deliver to Buyers waivers, in form and substance reasonably satisfactory to Buyers, duly executed by each Person who is reasonably expected to receive any Section 280G Payment (the “Parachute Payment Waivers”). The form and substance of all shareholder approval documents contemplated by this Section 7.05(k), including the waivers, disclosure statement and written consent, and any mathematical analysis of the Section 280G Payments, shall be subject to the prior review and approval of Buyers (such approval not to be unreasonably withheld, conditioned or delayed). Sellers and Kaplan shall provide such documentation and information to Buyers for their review and approval no later than

51 five (5) Business Days prior to soliciting waivers from the “disqualified individuals,” and Sellers and Kaplan shall implement all reasonable comments from Buyers thereon. 7.06 Pre-Closing Restructuring. Prior to the Closing, Sellers and Kaplan shall, and shall cause their applicable Affiliates to, take such actions as are reasonably necessary or desirable to effect, at Sellers’ or such Affiliates’ sole cost and expense, the transactions described on Exhibit E (the “Pre-Closing Restructuring”). Sellers and Kaplan shall obtain Buyers’ prior written consent (not to be unreasonably withheld, conditioned, or delayed) prior to modifying, altering, or changing the Pre-Closing Restructuring or any component thereof (including, for the avoidance of doubt, any material deviation from the ordering of transactions set forth on Exhibit E) in any material respect. Sellers and Kaplan shall use commercially reasonable efforts to consult with Buyers and their advisors from time to time regarding the Pre-Closing Restructuring and the implementation thereof. All documents, certificates, notes, and other agreements necessary or advisable to effectuate and evidence the Pre-Closing Restructuring (“Reorganization Documents”) shall be in a form and substance reasonably satisfactory to Buyers (such consent not to be unreasonably withheld, conditioned or delayed), and Sellers shall deliver drafts of such Reorganization Documents to Buyers in advance of completing the Pre-Closing Restructuring (or applicable component thereof) for Buyers’ review and comment (with all reasonable comments made by Buyers to be considered in good faith). At the Closing, Sellers’ Representative shall deliver final and executed Reorganization Documents reflecting the implementation of the Pre-Closing Restructuring. 7.07 Exclusivity. Each Seller agrees that from the date hereof and until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with its terms, none of Sellers or the Acquired Companies shall, and each shall instruct its Representatives not to, directly or indirectly, (a) provide any non-public information to any third party (including via access to any data room or other records) other than Buyers and their Representatives with respect to any Company Transaction, (b) solicit, initiate or encourage proposals, offers or inquiries from a third party other than Buyers with respect to any Company Transaction, (c) participate in any negotiations or discussions with any third party other than Buyers and their Representatives with respect to any Company Transaction, or (d) enter into a letter of intent or other agreement with a third party other than Buyers with respect to any Company Transaction. Sellers shall notify Buyers promptly if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction, which notification shall include the identity of the Person making such proposal, offer, inquiry or contact and the proposed terms thereof. 7.08 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall pay all fees and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby or otherwise required by applicable Law. 7.09 Certain Post-Closing Access Provisions. (a) For a period of seven (7) years after the Closing Date, Buyers shall preserve and retain, or cause its applicable Affiliates to preserve and retain and maintain in an accessible form, all corporate, accounting, legal and tax books and records of the Business relating to the conduct of the business and operations of the Business prior to the Closing Date. (b) After the Closing Date, Buyers shall cause the Business to permit Sellers (and their counsel, advisors, agents or other representatives reasonably requiring such access in light of the purpose therefor) to have reasonable access, during normal business hours and on reasonable advance notice, to the extent reasonably required by Sellers in connection with its accounting, tax, legal defense or other similar needs to, and to inspect and copy (including in electronic form), all materials referred to in this Section 7.09 and to meet with officers and employees of Buyers and the Business on a mutually convenient basis in order to obtain explanations with respect to such materials, and to obtain additional information and to call

52 such officers and employees as witnesses; provided, however, that Sellers and their representatives will agree in advance to a customary confidentiality agreement with respect to such information; provided, further, that such access shall not extend to any information that is (i) subject to any applicable confidentiality restrictions or attorney client, work product or other privilege, (ii) trade secrets or other competitively sensitive information, or (iii) if such access would result in a breach of Law or contract (but each party hereto shall use commercially reasonable efforts to grant such access or provide such disclosure in a manner that would not jeopardize such privilege or confidentiality restrictions or breach such Law or contract). Unless otherwise consented to in writing by Buyers or in accordance with any bona fide record retention policy, Sellers shall not for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of any of the Acquired Companies or relating to the Business, Purchased Assets and Assumed Liabilities for any period prior to the Closing Date without first offering to surrender to Buyers such books and records or any portion thereof that Sellers may intend to destroy, alter or dispose of. (c) Notwithstanding anything to the contrary contained in this Agreement, in the event of any litigation or threatened litigation between Sellers and their respective Affiliates, employees, agents, partners, representatives, successors and permitted assigns, on the one hand, and Buyer Indemnified Parties, on the other hand, relating to this Agreement or the transactions contemplated hereby, the covenants contained in this Section 7.09 shall not apply thereto (including for discovery purposes) and shall not be considered a waiver by any party of any right to assert the attorney-client privilege or any similar privilege. 7.10 Certain Waivers and Releases. Each Seller agrees that such party shall not make any claim for indemnification against Buyers, the Acquired Companies or any of their respective Affiliates by reason of the fact that such party is or was an equityholder or Representative of the Acquired Companies or any of their Affiliates or is or was serving at the request of the Acquired Companies or any of their Affiliates as a Representative of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any Action brought against such Seller pursuant to this Agreement, under applicable Law or otherwise, and such Seller hereby acknowledges and agrees that such party shall not have any claim or right to contribution, indemnity or reimbursement from the Acquired Companies or any of their Affiliates with respect to any amounts paid by such Seller pursuant to Article 8 or otherwise pursuant to this Agreement or any Ancillary Agreement or related to the transactions contemplated hereby or thereby, without regard to whether the action or inaction of the Acquired Companies or any of their Affiliates caused such amounts to become payable. Effective upon the Closing, each Seller, on behalf of itself and its Affiliates, successors and assigns, hereby irrevocably waives, releases and discharges Buyers, the Acquired Companies and their respective Affiliates and each of their respective direct or indirect equityholders and Representatives from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, damages, judgments and Liabilities, of any nature whatsoever arising out of or relating to any acts, omissions, claims, transactions or occurrences up to and including the Closing Date that are connected with or pertain to the ownership, management, operation or conduct of the Business or the transactions contemplated by this Agreement, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding or otherwise, at law or equity, and no Seller or Sellers’ Representative shall seek to recover any amounts in connection therewith or thereunder from the Acquired Companies or any of their Affiliates; provided, however, that nothing in this Section 7.10 shall operate to release any rights against Buyers under this Agreement or any Ancillary Agreements, each of which will be enforceable in accordance with its terms. 7.11 Termination of Certain Agreements. Effective as of the Closing, each Seller hereby acknowledges and agrees that each of the agreements set forth on Schedule 7.11 shall terminate

53 automatically as of the Closing and be of no further force and effect and no Person shall have any right or obligation thereunder from and after the Closing. 7.12 Restrictive Covenants. Each Guarantor who has been actively engaged in the Business (as set forth in Schedule 7.12) hereby acknowledges and agrees that such Guarantor is familiar with the CD Group Companies’ Trade Secrets and other Confidential Information and that such Guarantor has been substantially responsible for the growth and development of the Business and the creation and preservation of Business goodwill. In addition, each such Guarantor and each Seller (collectively, the “Seller Parties”) hereby acknowledges and agrees that Buyers would be irreparably damaged if any Seller Party were to provide services to any Person competing with Buyers in the Business and that such competition by any Seller Party would result in a significant loss of goodwill by Buyers and their Affiliates. Each Seller Party further acknowledges and agrees that the covenants and agreements set forth in this Section 7.12 are necessary to protect the legitimate business interests of Buyers and their Affiliates. Each Seller Party further acknowledges and agrees that the covenants and agreements set forth in this Section 7.12 were a material inducement to Buyers to enter into this Agreement and to perform its obligations hereunder, and that Buyers would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties if any Seller Party breached the provisions of this Section 7.12. Therefore, in further consideration of the Purchase Price payable to Sellers (and for the ultimate benefit of the Guarantors) hereunder and the goodwill of the Business being sold by Sellers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller Party hereby covenants and agrees as follows in this Section 7.12: (a) From the Closing Date until the fifth (5th) anniversary of the Closing Date (the “Restricted Period”), each Seller Party shall not (and each shall cause each of its Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as a Representative or otherwise), consult with, render services for or in any other manner engage anywhere within North America, Europe and any other country outside North America and Europe from which the Business has generated revenue within the twelve (12)-month period prior to the Closing Date, with any enterprise, business or venture that, directly or indirectly, competes with the Business as the Business is conducted on the date hereof or market or promote services or products that are competitive with the Business as the Business is conducted on the date hereof; provided that nothing herein shall prohibit any Seller Party (or any of their respective Affiliates) from collectively being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded so long as none of such Persons has any active participation in the business of such corporation. (b) During the Restricted Period, each Seller Party shall not (and each shall cause each of its Affiliates not to) directly or indirectly (i) induce or attempt to induce any employee or independent contractor of Buyers or any of their Affiliates, who is actively engaged in the Business, to leave the employ or services of Buyers or any of their Affiliates, except pursuant to general solicitations which are not directed specifically to any such employees or independent contractors, (ii) interfere with the relationships between Buyers or any of their Affiliates and the employees or independent contractors of Buyers or any of their Affiliates who are actively engaged in the Business, (iii) hire any person who was an employee or independent contractor of Buyers (or any of their respective Affiliates) at any time during the twelve (12)- month period immediately prior to the date on which such hiring would take place and who was actively engaged during such time period in the Business (it being conclusively presumed by the Parties so as to avoid any disputes under this Section 7.12(b) that any such hiring within such twelve (12)-month period is in violation of clause (i) of this Section 7.12(b)), except pursuant to general solicitations which are not directed specifically to any such employees or independent contractors, or (iv) call on, solicit or service any client, customer, supplier, service provider, licensee, licensor, investor or other business relation of the Business in order to induce or attempt to induce such Person to cease doing business with Buyers or any of the Acquired Companies, or in any way interfere with the relationship between any such client, customer,

54 supplier, service provider, licensee, licensor, investor or other business relation and Buyers (or any of their Affiliates), including by making any negative statements or communications about the Business or Buyers or any of their Affiliates, but nothing herein shall preclude any Seller or Sellers’ Representative from pursuing its rights under this Agreement or any Ancillary Agreement. (c) Each Seller Party shall not (and each shall cause each of its Affiliates not to) at any time disclose or use any Confidential Information of which it, he or she is or becomes aware, whether or not such information was or is developed by any Seller Party. Each Seller Party shall (and shall cause each of its Affiliates to) take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The foregoing shall not, however, prohibit disclosure by any Person of Confidential Information that (i) has been published in a form generally available to the public other than as a result of any Seller Party’s acts or omissions to act prior to the date such Person proposes to disclose such information or (ii) is required to be disclosed pursuant to any applicable Law or court order; provided, however, that, in the case of this clause (ii), if any Seller Party or any of its Affiliates is required by Law or court order to disclose any Confidential Information, such Seller Party shall promptly notify Buyers in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and such Seller Party shall cooperate with Buyers to preserve the confidentiality of such information consistent with applicable Law. (d) If, at the time of enforcement of the covenants contained in this Section 7.12 (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, then the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Each Seller Party has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of Buyers’ business and the substantial investment in the Business made by Buyers hereunder. Each Seller Party further acknowledges and agrees that the Restrictive Covenants are being entered into by such Person in connection with the direct or indirect sale by such Person of the goodwill of the Business pursuant to this Agreement and not directly or indirectly in connection with any employment or other relationship with any Seller Party, the Acquired Companies or Buyers. (e) If any Seller Party breaches, or threatens to commit a breach of, any of the Restrictive Covenants, then Buyers shall have all available rights and remedies (including all rights and remedies available under this Agreement, at law, or in equity), each of which rights and remedies shall be independent of the others and severally enforceable, including the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyers and that money damages alone would not provide an adequate remedy to Buyer. (f) In the event of any breach or violation by any Seller Party of any of the Restrictive Covenants, the time period of such covenant with respect to such Person shall be tolled until such breach or violation is resolved. 7.13 Non-Assignment; Approvals. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, assign, transfer, convey or deliver a Purchased Asset or for Asset Buyer to assume an Assumed Liability if a sale, assignment, transfer, conveyance, delivery or assumption thereof (i) would be prohibited by applicable Law or (ii) would, without the approval, authorization or consent of,

55 filing with, notification to, or granting or issuance of any license, order, waiver or permit by, any relevant Person (collectively, “Approvals”), (A) constitute a breach or other contravention thereof or of any contract related to the Business or (B) be ineffective, void or voidable, in the case of each of clause (A) and (B) unless and until such Approval is obtained. (b) If the Closing occurs and the circumstances described in Section 7.13(a) exist with respect any Purchased Asset or Assumed Liability, Asset Sellers and Asset Buyer shall use commercially reasonable efforts to obtain, or cause to be obtained, any Approval required to sell, assign or transfer any Purchased Asset. If such Approval is not obtained prior to the Closing, then from the Closing through the earlier of such time as such Approval or Approvals are obtained and one (1) year following the Closing Date (or, if the Purchased Asset and/or Assumed Liability is a contract, the remaining term of such contract, if shorter), Asset Sellers and Asset Buyer will cooperate to put in place any arrangement reasonably acceptable to Asset Buyer and Sellers’ Representative (with any appropriate “firewalls” or similar procedures required under applicable Law) intended to provide Buyers, to the fullest extent practicable, the claims, rights and benefits of any such Purchased Assets (including by means of any subcontracting, sublicensing or subleasing arrangement). If such Approval for the sale, conveyance, transfer, assignment or delivery of any such Purchased Asset is obtained, Sellers shall (and hereby do) promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Purchased Asset to Asset Buyer without any further action by any party. Notwithstanding anything in this Agreement to the contrary, if and only if Asset Buyer receives the economic benefits under an Acquired Contract, Asset Buyer agrees to accept the burdens and perform the obligations under such Acquired Contract as a subcontractor of the Asset Seller party thereto. Furthermore, if the other party(ies) to an Acquired Contract subsequently consents to the assignment of such Acquired Contract to Asset Buyer (without any modification thereto that is adverse to Asset Buyer), Asset Buyer shall thereupon agree to assume all liabilities and obligations arising thereunder after the date of such assignment, at which time such Acquired Contract shall be deemed to be a Purchased Asset for all purposes hereunder. 7.14 Wrong Pocket Assets. (a) Each Seller and Sellers’ Representative shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Buyers (or their designated Affiliate) any monies or checks that have been sent to Seller or any of its Affiliates after the Closing by customers, suppliers or other contracting parties of the Business or the Acquired Companies, to the extent that they are related to the Business and are in respect of an Acquired Company, the Purchased Assets or Assumed Liability hereunder. (b) Buyers shall, or shall cause their applicable Affiliate to, promptly pay or deliver to the applicable Seller (or its designated Affiliate) any monies or checks that have been sent to Buyers or any of their Affiliates (including the Acquired Companies) or the Business after the Closing to the extent that they are not related to the Business or are in respect of an Excluded Asset or Excluded Liability hereunder. Prior to any such transfer in accordance with this Section 7.14, the Person receiving, benefiting from or possessing such asset shall hold such asset in trust for such other Person. 7.15 Bulk Transfer Laws. Asset Buyer and Asset Sellers each hereby waive compliance by the other parties with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to Asset Buyer (other than any obligations of Asset Sellers with respect to the application of the proceeds therefrom, to the extent applicable). 7.16 Collections. After the Closing, Asset Sellers shall maintain all their bank and depository accounts established for, or utilized by, the Business prior to the Closing for at least 360 days following the Closing to accept customer deposits and payments on receivables included in the Purchased Assets and

56 allow all “cut” but uncashed checks written by Asset Sellers or their Affiliates prior to the Closing on behalf of the Business to clear such bank and depository accounts. Asset Sellers shall, on a bi-weekly basis, remit or cause to be remitted to Asset Buyer by wire transfer of immediately available funds any customer deposits and payments on receivables included within the Purchased Assets and reflected as an account receivable in the Net Working Capital that are received by Asset Sellers or any of their Affiliates, and any supporting documentation that accompanies any such deposits or payments whether in electronic or physical form. Additionally, Asset Sellers shall promptly forward or cause to be forwarded to Asset Buyer (or any of its Affiliates designated by Asset Buyer) any and all proceeds from any accounts or notes receivable, prepayments or prepaid expenses or third-party cash deposits to the extent relating to the Business or included in the Purchased Assets that are received by Asset Sellers after the Closing. 7.17 Employment Matters. (a) Prior to and contingent upon the Closing, Asset Buyer or one of its Affiliates may, in Asset Buyer’s sole discretion, make offers of employment to all Business Employees actively employed by Asset Sellers (employees who receive such an offer are referred to herein as the “Offer Employees”). An Offer Employee to whom an offer of employment is made by Asset Buyer or an Affiliate of Asset Buyer and who (i) prior to the Closing Date accepts such offer and has executed and delivered to Asset Buyer such other agreements or documents that Asset Buyer reasonably requires and has satisfied such standard personnel screening as Asset Buyer reasonably requires, (ii) continues to be an employee of Asset Seller as of immediately prior to the Closing Date, and (iii) actually commences employment with Asset Buyer or an Affiliate of Asset Buyer effective as of the Closing, will become an employee of Asset Buyer or one of its Affiliates effective as of the Closing (such an employee, a “Transferred Employee”). (b) Sellers and its Affiliates shall retain (and shall indemnify and hold Buyers and the Acquired Companies harmless with respect to) all Liabilities under or otherwise relating to the Asset Seller Benefit Plans. (c) Seller shall retain all obligations to provide COBRA with respect to each “M&A qualified beneficiary” (within the meaning assigned to such term under Q&A-4 of Treasury Regulation Section 54.4980B-9) with respect to the transactions contemplated by the Agreement, other than to Transferred Employees. (d) Sellers shall take such actions as are necessary to (i) fully vest each Transferred Employee and each individual who is an employee of an Acquired Company on the Closing Date (such Acquired Company employees referred to herein as the “Acquired Company Employees”) in their account balances and accrued benefits under each Seller Benefit Plan that provides retirement benefits (including any matching, profit sharing, non-elective or other employer contributions under any 401(k) plan sponsored by Seller or its Affiliates in which such Transferred Employees participate (each, a “Seller 401(k) Plan”)) and (ii) allow each Transferred Employee and Acquired Company Employee participating under a Seller 401(k) Plan to elect to have his or her account balances rolled over to a 401(k) plan sponsored by Buyers or their Affiliates, in the form of cash, and not place any such plan loans into default as long as such rollovers occur no later than the end of the calendar quarter following the calendar quarter in which the Closing Date occurs. (e) No provision of this Section 7.17 shall (i) create any third-party beneficiary rights in any Transferred Employee, Business employee, or any beneficiary or dependents thereof, (ii) be construed as in any way establishing, modifying, amending, or terminating the provisions of any Employee Benefit Plan or any employee benefit plan, program, policy, agreement, or arrangement of Buyers or any of their Affiliates, (iii) require Buyers or any of their Affiliates to continue any employee benefit plan or be construed to prevent or limit Buyers or any of their Affiliates from terminating or modifying any Kaplan

57 Benefit Plan or other employee benefit plan that Buyers or their Affiliates (including, following the Closing, the Acquired Companies) may establish or maintain, or (iv) require Buyers or any of their Affiliates to continue the employment of any Transferred Employee (or any particular terms or conditions of employment) following the Closing Date. (f) During the period prior to the Closing, Sellers shall use commercially reasonable efforts to make individual natural person independent contractors engaged by Sellers in service to the Business available to Buyers for the purpose of allowing Buyers to interview each such contractor and determine the nature and extent of each such person’s continuation with Buyers, if any. Sellers shall provide to Buyers contact information for third-party service providers providing contingent personnel to the Business and reasonably cooperate in identifying and transferring such contingent workforce to the extent requested by Buyers. (g) Each Asset Seller agrees that, notwithstanding the terms of any noncompetition, customer non-solicit or other restrictive covenant obligation between such Asset Seller and an Offer Employee, such Offer Employee shall be permitted to provide services to Buyers and their Affiliates following the Closing, and such Asset Seller will not seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Offer Employee’s services to Buyers and their Affiliates. 7.18 RW Policy. As of the date hereof, Buyers have obtained a stand-alone RW Policy for the benefit of Buyer Indemnified Parties. A true and complete copy of the binder agreement related to the RW Policy duly executed and delivered by the parties thereto is attached hereto as Exhibit I. The policy coverage limit shall be ten percent (10%) of the Purchase Price. The policy premium, the underwriting fee and all other costs and expenses related to the RW Policy shall be paid fifty percent (50%) by Buyers and fifty percent (50%) by Sellers. Buyers and Sellers hereby agree that: (i) the insurer under the RW Policy shall have no, and shall waive and not pursue any and all, subrogation rights against Sellers or any of their Affiliates thereof, except for Fraud; and (ii) none of Buyers or any of their Affiliates shall amend, waive, modify or otherwise revise the RW Policy in any manner inconsistent with the foregoing, without Sellers’ Representative’s express prior written consent. 7.19 Ongoing Viability & Solvency. Following the Closing, each Asset Seller, as applicable, shall ensure that it remains sufficiently capitalized and an ongoing, viable, and solvent Person capable of satisfying all of its Liabilities, including any current Liabilities under Environmental Laws. From and after the date of this Agreement (including, as applicable, following the Closing), each Asset Seller shall continue to comply in all material respects with all applicable Orders. 7.20 Retention Payments. (a) Prior to the Closing, Sellers shall facilitate the entering into a letter agreement in a form approved by Buyers (the “Retention Letter Agreement”) between a Buyer or its Affiliate and each Transferred Employee and Acquired Company Employee listed on Exhibit L hereto (the “Retention Employees”). Buyers’ and their Affiliates’ collective maximum post-Closing payment obligation to the Retention Employees in the aggregate under all of the Retention Letter Agreements is approximately $7,100,000 (such approximate amount, the “Retention Bonus Amount”). Notwithstanding anything to the contrary elsewhere in this Agreement, the Retention Bonus Amount and the employer portion of any related employer payroll contributions or premiums shall not be included in the calculation of Closing Net Working Capital, Indebtedness or Transaction Expenses. (b) With respect to each Retention Employee who (a) is entitled to a Retention Bonus (as defined in his/her Retention Letter Agreement) in accordance with the terms of such Retention Letter

58 Agreement and (b) has also otherwise complied with all other conditions stated in such Retention Letter Agreement, Buyers (or their Affiliates) shall pay to such Retention Employee an amount in cash equal to the Retention Bonus (as defined in such Retention Letter Agreement) payable to such Retention Employee when due in accordance with the terms of such Retention Letter Agreement. (c) If any amount of the Retention Bonus Amount is not paid to the Retention Employees in accordance with the terms of the Retention Letter Agreements, then Buyers shall pay the final, aggregate amount of such unpaid Retention Bonus Amount to Sellers’ Representative for ultimate distribution to Sellers on or before the due date for the final installment payment for the Sellers Note. 7.21 Permits. At least twenty (20) days prior to the Closing, Sellers’ Representative shall provide Buyers with a list of (a) all material Permits currently in effect and held by the CD Group Companies that are issued or granted by any Governmental Entity relating to the operation of the Business and (b) to the extent not included in clause (a), any additional material Permits required for the operation of the Business. 7.22 Resolution and Remediation of Certain Environmental Matters. In a Phase I Environmental Site Assessment dated September 2023 and prepared for Foley & Lardner LLP by Ramboll US Consulting, Inc. (“Ramboll”) for the property located at 140 and 160 Technology Place, Liberty, South Carolina (the “Liberty Site”), Ramboll identified the following as a Recognized Environmental Condition (“REC”): Former UST Removal with Possible Residual Impacts: According to a Limited Phase II investigation conducted by Goldie Associates (Goldie) in November 2021, impacts were identified at the site adjacent to an underground sump (also identified as an underground storage tank (UST)) located to the east of the warehouse storage (former generator) building. No groundwater was sampled or encountered during the investigation. Soil contamination by total petroleum hydrocarbons diesel-range organics (TPH DRO) exceeded the South Carolina Department of Health and Environmental Control (SC DHEC) action limits, and only a TCLP analysis was conducted for VOCs. In December 2021, a total of approximately 3 cubic yards of impacted soil, gravel and pooled liquid/free product were removed along with the tank. The extent of the excavation was based on visual observation that compacted clay was encountered; no field instruments were utilized to guide the excavation. No post-excavation sampling (of the sidewalls or base of the excavation) or groundwater samples were collected/analyzed; as such, it is possible residual impacts remain beneath the building/parking lot. As such, Ramboll characterizes this matter as a REC. This finding is considered potentially significant from a business risk perspective. (the “Liberty Sump REC”). Buyers shall provide Sellers’ Representative with an environmental Test Plan for review by Sellers’ Representative for additional investigation of potential impacts of Hazardous Substances to environmental media, including soil and groundwater, associated with the Liberty Sump REC at the Liberty Site. Buyers may provide such Test Plan prior to Closing. Buyers will provide Sellers’ Representative a reasonable opportunity to review and comment on the Test Plan prior to commencing the action items in the Test Plan, and Buyers shall incorporate reasonable modifications requested by Sellers’ Representative intended to minimize impacts to ongoing business operations at the Liberty Site or to the underlying property and fixtures, provided that Buyer has the final decision with respect to the number of samples to be taken, the environmental media to be sampled, and the scope of any sampling under the Test Plan. Buyers may implement the Test Plan prior to Closing, and if so, Sellers or their Representative shall be permitted to observe, at Sellers’ expense, the implementation of the Test Plan. Reasonably promptly following the completion of the action items in the Test Plan, a written report (the “Final Report”) based on the results of

59 the Test Plan shall be prepared regarding any Hazardous Substances identified during the testing. Buyer shall provide Sellers’ Representative with a copy of the Final Report. Sellers shall indemnify Buyers for all reasonable and necessary expenses, costs, or fees incurred in connection with any actions to further investigate, assess, monitor, remediate, resolve or otherwise address environmental impacts associated with or related to the Liberty Sump REC to the extent such actions are either (a) required by Environmental Laws, including any standards promulgated thereunder, or (b) reasonably necessary to protect health and safety (the “Remedial Actions”). Remedial Actions may include, but are not necessarily limited to, soil excavation or other soil treatment, groundwater treatment, soil vapor extraction, mechanical, chemical and/or biological intervention or treatment, and any other sampling, investigation, monitoring, cleanup, removal, remedial, construction, repair, closure, disposal (including any transportation or off-site disposal costs), restoration, corrective or response action. Notwithstanding the foregoing, Buyers shall remain responsible for all expenses incurred by them (i) in the preparation of the Test Plan; (ii) in the implementation of the Test Plan; (iii) in the preparation of the Final Report; and (iv) for time spent by Buyers or Buyer Indemnified Parties in overseeing the Test Plan, the Final Report, or any Remedial Actions. For any Liabilities associated with the Liberty Sump REC other than those covered in this Section 7.22, Sellers shall indemnify Buyers as a Specific Indemnity Matter in accordance with Section 8.02(a)(ii)(J). 7.23 Certain Export Controls Matters. With respect to the Specific Indemnity Items listed in items 2 and 3 of Schedule 8.02(a) (the “Export Controls Matters”), following the Closing, as owners of the Business, Buyers shall control the attempted resolution of such issues, including through discussions and filings with applicable Governmental Entities, as appropriate. Buyers and Sellers shall reasonably cooperate with each other with respect to such attempted resolution of the Export Controls Matters, so long as such cooperation does not interfere with or impede the operation of the Business, and Buyers in good faith shall consider Sellers’ Representative’s input regarding such attempted resolution. Sellers shall indemnify Buyers for the Export Controls Matters in accordance with Section 8.02(a)(ii)(J), including indemnifying Buyers for (a) Buyers’ reasonable expenses incurred pursuant to this Section 7.23 and (b) any corresponding settlement costs (including, if applicable, any fines) related to the Export Controls Matters required to be paid to any Governmental Entities; provided, however, that Buyers shall not agree to any settlement of either Export Control Matter without the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed). 7.24 Removal of Assets from John Vertente Blvd. Location. Prior to Closing, Sellers shall have completely removed all assets used in the Business from 167 John Vertente Blvd, New Bedford, MA, and shall have, and shall have caused CD Aero to have, completely moved out of such location. 7.25 Post-Closing Transition Assistance. Following the Closing, (a) as reasonably requested by Buyers, Sellers shall reasonably cooperate with and assist Buyers and the Acquired Companies with the post-Closing transition of the Business to Buyers; and (b) as reasonably requested by Sellers’ Representative, Buyers and the Acquired Companies shall reasonably cooperate with and assist Sellers with such transition. 7.26 Business Employee List. At least fifteen (15) days prior to the Closing, Sellers’ Representative shall provide Buyers with an updated Business Employee List that sets forth the following additional information for each Business Employee: (i) such Business Employee’s annual salary or hourly wage rate (as applicable), (ii) if applicable, whether such Business Employee is exempt or non-exempt from the overtime pay requirements of the Fair Labor Standards Act and analogous wage and hour Laws, (iii) such Business Employee’s leave status (including the type of leave and the anticipated return date if known), (iv) effective date of salary/hourly wage, (v) whether any future salary/wage commitments have been made, (vi) supervisor, (vii) whether working on visa, (viii) currency employee is paid in, (ix) which

60 entity employee’s payroll is run out of, and (x) EEO information for U.S. employees (race, gender, veteran status), to the extent such EEO information has been previously made available to the applicable employing entity by the Business Employee. To reflect any changes to the Business Employee List occurring after the delivery in the preceding sentence, Sellers’ Representative shall provide a further updated Business Employee List (including the additional information required by the prior sentence) to Buyers within three (3) Business Days prior to the Closing. ARTICLE 8 SURVIVAL AND INDEMNIFICATION 8.01 Survival. All representations and warranties (other than the Fundamental Representations) set forth in this Agreement or in any certificate, instrument or other document delivered by any party hereto to another party hereto in connection with this Agreement shall survive the Closing and terminate on the date that is eighteen (18) months after the Closing Date (such date, the “Expiration Date”). The Fundamental Representations shall survive the Closing and terminate on the date that is sixty (60) days after the expiration of the applicable statute of limitations with respect to the liabilities in question. For the avoidance of doubt, all covenants, agreements or other provisions set forth herein (unless a longer period is explicitly provided for herein) shall survive the Closing for the maximum time period permitted under Law (including 10 Del. C. 8106(c)). No Indemnifying Party shall have any liability for any Losses with respect to the breach of any representation, warranty, covenant or other agreement unless an indemnification claim is asserted in writing pursuant to Section 8.03 prior to the expiration as provided in this Section 8.01 of such representation, warranty, covenant or other agreement; provided, that if an indemnification claim is asserted in writing pursuant to Section 8.03 prior to such expiration, then such representation, warranty, covenant or other agreement, and the right of indemnity with respect thereto, shall survive until the resolution of such claim (regardless of when Losses as a result thereof or in connection therewith or relating thereto may actually be incurred). Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Agreement or in any certificate, instrument or other document delivered by any party to another party in connection with this Agreement shall survive for the periods set forth in this Section 8.01 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party’s officers, directors, members, managers, partners, shareholders, employees or agents or the acceptance by any party of any certificate hereunder; provided further that there shall be no limitations on the period during which a claim may be made for Losses incurred or sustained by any of the Indemnified Parties as a result of Fraud. 8.02 Indemnification. (a) Subject to the terms and conditions of this Article 8: (i) Buyer Indemnified Parties shall be entitled to indemnification solely and exclusively by reduction in the principal amount of the Sellers Note in an amount not to exceed the Sellers Retention Amount and from the RW Policy for any Losses sustained or incurred by Buyer Indemnified Parties as a result of a breach of any representations and warranties of Sellers or Kaplan contained in Article 3 and Article 4 of this Agreement (other than the Fundamental Representations, the Excluded Representations, or in the case of Fraud, in any such case for which no such limitation shall apply) as of the date of this Agreement and as of the Closing, in each case, as if made as of such time (except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case as of such earlier date)). (ii) Subject to the terms and conditions of this Article 8, from and after the Closing, Sellers, jointly and severally, shall indemnify, pay and defend each Buyer Indemnified Party and save and hold such Buyer Indemnified Party harmless against and pay on behalf of or

61 reimburse such Buyer Indemnified Party as and when incurred for any and all Losses (whether or not involving any third-party claims) or other Liabilities suffered, sustained or incurred by any Buyer Indemnified Party based upon, arising out of, resulting from or constituting: (A) any failure of any Fundamental Representation delivered by Sellers or Kaplan hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing, in each case, as if made as of such time (except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case as of such earlier date)); (B) any failure by Sellers or Kaplan (prior to Closing) to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement; provided that, in the event of a failure to perform any covenant or agreement in Section 7.12 of this Agreement, only the Person or Persons who failed to perform such covenant or agreement shall be liable hereunder; (C) any Closing Indebtedness (to the extent not reflected in the calculation of the Purchase Price as finally determined pursuant to Section 1.04); (D) any failure of any Excluded Representation delivered by Sellers or Kaplan hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing, in each case, as if made as of such time (except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case as of such earlier date)); (E) any Fraud perpetrated by any of the Acquired Companies (prior to Closing), any Seller, any Guarantor, or any of their respective Affiliates; (F) any Excluded Liabilities; (G) any Liabilities in connection with or arising out of the Excluded Assets; (H) any Liabilities in connection with or arising out of the Pre-Closing Restructuring; (I) any Pre-Closing Taxes; (J) any of the matters set forth on Schedule 8.02(a) (collectively, the “Specific Indemnity Matters”); or (K) any Liabilities (including any claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages – whether absolute, accrued, conditional, or otherwise – including any out-of-pocket expenses and reasonable attorneys’, consultants’, and accountants’ fees incurred in the investigation or defense of any of the same resulting from or arising out of any claim, allegation, assertion of liability, cause of action, judgment, order, damages, or settlement of any third-party claim, including any Governmental Entity) relating to a Release of Hazardous Substances at, on, in, under or relating to any portion of the Potentially Responsible Property and any noncompliance with Environmental Law with respect to the Asset Sellers’ actions, inactions, or operations prior to the Closing, including (I) any claim for such Liabilities asserted by any Governmental Entity, and including any claim that any Buyer Indemnified Party is liable for any such Liabilities as an “owner” or “operator” under any Environmental Law; and/or (II) any such Liabilities claimed by Buyer Indemnified Parties or

62 against Buyer Indemnified Parties by any Person other than a Governmental Entity, including any Person that may purchase, lease, or otherwise occupy all or any portion of any Potentially Responsible Property; any Person that may at any time have any interest in all or any portion of the Potentially Responsible Property; any Person that may at any time be responsible for any cleanup costs or other Liabilities relating to the Potentially Responsible Property; any Person owning, leasing, or occupying a property adjacent to the Potentially Responsible Property affected by any Hazardous Substance that was released at or from or migrated or transported from a Potentially Responsible Property; and any Person claiming to have been injured or damaged in any way as a result of exposure due to any Release of Hazardous Substances at, on, under, or from the Potentially Responsible Property. (b) Subject to the terms and conditions of this Article 8, from and after the Closing, Buyers, jointly and severally, shall indemnify, pay and defend each Seller Indemnified Party and save and hold such Seller Indemnified Party harmless against and pay on behalf of or reimburse such Seller Indemnified Party as and when incurred for any and all Losses (whether or not involving any third-party claims) suffered, sustained or incurred by any Seller Indemnified Party based upon, arising out of, resulting from or constituting: (i) any failure of any representation or warranty of Buyers contained in this Agreement or in any Ancillary Agreement delivered by Buyers hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing, in each case, as if made as of such time (except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case as of such earlier date)); (ii) any failure by Buyers to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement; or (iii) any Assumed Liabilities. 8.03 Indemnification Claims. (a) All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any Action relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and the amount of the Losses claimed. Notwithstanding the foregoing, the failure of the Indemnified Party to give prompt written notification of any third-party claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto except to the extent that the Indemnifying Party is actually and materially prejudiced as a result of such failure. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party (which notice shall irrevocably acknowledge the Indemnifying Party’s responsibility for such third-party claim (without reservation of any rights but subject to the limitations contained in this Article 8)) and otherwise subject to the terms and conditions set forth in this Section 8.03(a), assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall be entitled to have sole control over the defense and settlement of any third-party claim (i) seeking any injunction or other equitable relief against the Indemnified Party, or (ii) which the Indemnifying Party has failed or is failing to defend, in each case at the cost and expense of the Indemnifying Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered “Losses” for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel

63 for all Indemnified Parties. The party controlling such defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall have the right to settle such action, suit, proceeding or claim; provided, however, (A) the Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and (B) the Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that (I) does not include a complete, unconditional and irrevocable release of the Indemnified Parties from all liability with respect thereto and all other claims arising out of the same or similar facts or circumstances, (II) involves any finding or admission of any fault on the part of an Indemnified Party, or that (III) imposes any equitable relief or other non-monetary obligations on any Indemnified Party, in each case without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). (b) An Indemnified Party may assert a claim for indemnification under this Article 8 by written notice to the Indemnifying Party (which notice shall set forth the claimed amount if then known and determinable (such amount, the “Claimed Amount”)). Within thirty (30) days after delivery of such written notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive a portion of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of such portion of the Claimed Amount, by check or by wire transfer), or (iii) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall attempt to resolve such dispute in good faith. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, then the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.11. (c) Notwithstanding the foregoing, in the event of a conflict between this Section and Section 7.05(f), Section 7.05(f) shall control with respect to Tax matters. (d) Notwithstanding anything in this Article 8 (including Section 8.03(a)) to the contrary, for the Specific Indemnity Matters addressed in Section 7.22 and 7.23, the respective procedures in such provisions shall apply with respect to such Specific Indemnity Matters (and shall control in the event of a conflict between such procedures and the procedures set forth in this Article 8 (including Section 8.03(a)). 8.04 Limitations on Indemnification Obligations; Certain Additional Matters. (a) Notwithstanding anything to the contrary contained herein, subject to Fraud (for which none of the following limitations shall apply), the indemnification obligations pursuant to the provisions of Section 8.02 are subject to the following limitations: (i) Buyer Indemnified Parties shall not be entitled to recover or assert any claim under Section 8.02(a)(i) until the total amount of Losses that Buyer Indemnified Parties would recover under Section 8.02(a)(i), but for this Section 8.04(a)(i), exceeds on a cumulative basis an amount equal to $1,620,000 (the “Deductible”). Once the total amount of Losses that Buyer Indemnified Parties would recover under Section 8.02(a)(i), but for this Section 8.04(a)(i), exceeds the Deductible, Buyer Indemnified Parties shall be entitled to recover only the amount of

64 such Losses in excess of the Deductible. Notwithstanding the foregoing, the Deductible shall not apply to, or in any way limit, any claim under Section 8.02(a)(ii). (ii) Buyer Indemnified Parties shall not be entitled to recover or assert any claim under Section 8.02(a)(i) for Losses other than by reducing the principal amount of the Sellers Note in an amount not to exceed the Sellers Retention Amount, it being understood that Buyer Indemnified Parties shall not be entitled to recover or assert any claims under any provision of Section 8.02(a)(i) in an amount of Losses that, when aggregated with any Losses previously paid or to be paid by Sellers for any claims under Section 8.02(a)(i) exceeds the Sellers Retention Amount. (iii) Buyer Indemnified Parties shall not be entitled to recover or assert any claims under any provision of Section 8.02(a)(ii) in an amount of Losses that, when aggregated with any Losses previously paid or to be paid by Sellers for any claims under any provisions of this Agreement, exceeds the Purchase Price. (iv) The amount of any recovery by Buyer Indemnified Parties for a Loss pursuant to any provision of Section 8.02(a)(ii) will be reduced by the amounts actually recovered or received (net of costs of recovery and, except with respect to the RW Policy, after giving effect to any applicable deduction or retention and insurance premiums directly attributable to such claims) by Buyer Indemnified Parties with respect to such Loss under any applicable insurance policies (including the RW Policy). To the extent any Losses sustained by any Buyer Indemnities are covered by an insurance policy then in effect, of which such Buyer Indemnified Parties are a beneficiary, Buyers shall use their commercially reasonable efforts to collect such insurance proceeds, which commercially reasonable efforts shall not include any requirement to commence litigation or any formal alternative dispute resolution proceedings against the provider of such insurance; provided, further, that (A) the issuance of a written denial of coverage for any claim by such provider or (B) the failure of such provider to respond to Buyer Indemnified Parties within six (6) months of the date the claim was submitted by Buyer Indemnified Parties (but only if Buyer Indemnified Parties have also made commercially reasonable efforts to regularly (e.g., at least once monthly thereafter) follow up with such provider during such 6-month period to request a response from such provider) shall be considered conclusive evidence that Buyer Indemnified Parties have exhausted all such commercially reasonable efforts to recover under such insurance policy; provided, further, that Buyer Indemnified Parties shall not be obligated to make a claim against the RW Policy for any Losses sustained or incurred by Buyer Indemnified Parties as a result of any matters set forth in Section 8.02(a)(ii) if such Losses were included as an exclusion under the RW Policy. In the event that an insurance recovery is made by any Buyer Indemnitee with respect to any Losses for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery will be made promptly by Buyer Indemnitee to Sellers. (v) In determining whether there has been a breach of any representation or warranty, and in calculating the amount of any Losses with respect to any such breach, all qualifications in any representation or warranty referencing the terms “material,” “materiality,” “Material Adverse Effect,” or any similar limitation shall be disregarded and given no effect. (vi) Nothing in this Article 8 or otherwise shall limit the right of the Indemnified Parties to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any Ancillary Agreement or their rights for indemnification under this Article 8, nor will anything in this Article 8 or otherwise operate to limit the right of Buyers to bring any Action against or pursue any remedy from any Person arising out of or related to any Fraud by such Person.

65 (vii) For avoidance of doubt and notwithstanding anything to the contrary contained herein, the Liability to pay indemnification for the breach of any representation or warranty given by Sellers or Kaplan pursuant to Article 3 shall be the joint and several responsibility of all Sellers. 8.05 Indemnification Payments. Except in the case of Fraud (in which case the non-Fraud party is not subject to any of the following payment limitations), and without limiting Section 8.07: (a) Subject in all respects to the applicable limitations set forth in this Article 8, Buyer Indemnified Parties shall be entitled to payment for Losses indemnifiable under Section 8.02(a)(i) solely as follows: (i) First, by reduction in the principal amount of the Sellers Note in an amount not to exceed the Sellers Retention Amount; and (ii) Second, from the RW Policy. (b) Subject in all respects to the applicable limitations set forth in this Article 8, Buyer Indemnified Parties shall be entitled to payment for Losses indemnifiable under Section 8.02(a)(ii)(A) as follows: (i) First, by reduction in the principal amount of the Sellers Note in an amount not to exceed the Sellers Retention Amount; (ii) Second, from the RW Policy; (iii) Third, by reduction in the principal amount of the Sellers Note; and (iv) Fourth, from Sellers, jointly and severally; provided, however, that as a condition precedent to Sellers’ indemnification obligations under Section 8.05(b)(iii) and this Section 8.05(b)(iv), Buyer Indemnified Parties must first use their commercially reasonable efforts to recover under the RW Policy, which commercially reasonable efforts shall not include any requirement to commence litigation or any formal alternative dispute resolution proceedings against the provider of the RW Policy; provided, further, that (A) the issuance of a written denial of coverage for any claim by the provider of the RW Policy or (B) the failure of such provider to respond to Buyer Indemnified Parties within six (6) months of the date the claim was submitted by Buyer Indemnified Parties (but only if Buyer Indemnified Parties have also made commercially reasonable efforts to regularly (e.g., at least once monthly thereafter) follow up with provider during such six (6)-month period to request a response from such provider) shall be considered conclusive evidence that Buyer Indemnified Parties have exhausted all such commercially reasonable efforts to recover under the RW Policy. (c) Subject in all respects to the applicable limitations set forth in this Article 8, Buyer Indemnified Parties shall be entitled to payment for Losses indemnifiable under 8.02(a)(ii)(A) (with respect to Section 3.23), Section 8.02(a)(ii)(A) (with respect to Section 7.19) and Section 8.02(a)(ii)(K) as follows: (i) First, by reduction in the principal amount of the Sellers Note; (ii) Second, from Asset Sellers, jointly and severally; and (iii) Third, from Sellers, jointly and severally.

66 (d) Subject in all respects to the applicable limitations set forth in this Article 8, Buyer Indemnified Parties shall be entitled to payment for Losses indemnifiable under Section 8.02(a)(ii)(B) through Section 8.02(a)(ii)(J) as follows: (i) First, by reduction in the principal amount of the Sellers Note in an amount not to exceed the Sellers Retention Amount; (ii) Second, from the RW Policy, if coverage of such Loss is available under the RW Policy; (iii) Third, by reduction in the principal amount of the Sellers Note; and (iv) Fourth, from Sellers, jointly and severally; provided, however, that, if applicable, as a condition precedent to Sellers’ indemnification obligations under Section 8.05(d)(iii) and this Section 8.05(d)(iv), Buyer Indemnified Parties must first use their commercially reasonable efforts to recover under the RW Policy, which commercially reasonable efforts shall not include any requirement to commence litigation or any formal alternative dispute resolution proceedings against the provider of the RW Policy; provided, further, that (A) the issuance of a written denial of coverage for any claim by the provider of the RW Policy or (B) the failure of such provider to respond to Buyer Indemnified Parties within six (6) months of the date the claim was submitted by Buyer Indemnified Parties (but only if Buyer Indemnified Parties have also made commercially reasonable efforts to regularly (e.g., at least once monthly thereafter) follow up with provider during such six (6)-month period to request a response from such provider) shall be considered conclusive evidence that Buyer Indemnified Parties have exhausted all such commercially reasonable efforts to recover under the RW Policy. (e) In the event that Buyer Indemnified Parties have a Claimed Amount that they are seeking to satisfy by reduction in the principal amount of the Sellers Note as permitted under this Agreement and (i) the Losses (if any) with respect to such Claimed Amount have not been finally determined in accordance with the terms of this Agreement and (ii) a payment is otherwise due to Sellers under the Sellers Note, then Buyers shall inform Sellers’ Representative in writing of its good faith determination of the Claimed Amount and shall within two (2) Business Days of the date the payment under the Sellers Note is otherwise due, deliver to Escrow Agent an amount in cash equal to such Claimed Amount (but in no event more than the payment under the Sellers Note then otherwise due). The Escrow Agent shall hold such Claimed Amount (the “Claimed Deposit Amount”) as part of the Escrow Fund in accordance with the Escrow Agreement. If a payment under the Sellers Note becomes due while Buyer Indemnified Parties are using their commercially reasonable efforts to recover under the RW Policy pursuant to Section 8.05(b) or Section 8.05(d), then, notwithstanding anything in this Section 8.05 to the contrary, to preserve Buyer Indemnified Parties’ setoff rights against the Sellers Note in Section 8.05(b) or Section 8.05(d), as applicable, Buyer Indemnified Parties may exercise their rights in accordance with this Section 8.05(e) by delivering the applicable Claimed Deposit Amount to the Escrow Agent within two (2) Business Days of the date the payment under the Sellers Note is due. Buyers shall be treated as the owners of the Escrow Fund, and neither any deposits with the Escrow Agent nor any portion of the Escrow Fund shall be treated as payments of Purchase Price to Sellers (or to Sellers’ Representative for ultimate distribution to Sellers) unless and until released pursuant to the terms of the Escrow Agreement to Sellers or to Sellers’ Representative for ultimate distribution to Sellers. 8.06 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes unless otherwise required by applicable Law.

67 8.07 Guarantors. Notwithstanding anything to the contrary in this Agreement, each Guarantor, jointly and severally, hereby agrees to guarantee in full all duties and obligations of Sellers in this Agreement (including the indemnification obligations of Sellers under this Article 8, on the terms and subject to the conditions, limitations and other provisions set forth in this Article 8 with respect to such indemnification obligations of Sellers) (the “Guaranteed Seller Obligations”). The obligations of each Guarantor under this Section 8.07 shall constitute a present and continuing guaranty of payment and performance and not merely of collectability. Each Guarantor agrees that the Guaranteed Seller Obligations will not be discharged except by complete performance or payment of such Guaranteed Seller Obligations and will not be discharged, affected, or impaired in any way, or subject to any defense, set-off, deduction, or counterclaim whatsoever, by reason of: (i) any failure on the part of any of the Buyers or any of their respective Affiliates and Representatives to timely assert any claim or demand or to enforce any right or remedy against any Seller; (ii) any change in the time (including any extension of the time), place or manner of payment or performance of any of the Guaranteed Seller Obligations or any amendment or modification to, or waiver under, this Agreement; (iii) any discharge of any obligation of any of the Buyers arising out of any applicable Action seeking the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles, against any Seller; (iv) any change in the corporate existence, structure, or ownership of any Seller, Guarantor or any other Person interested in the transactions contemplated by this Agreement; or (v) the adequacy of any other means any of the Buyers may have of obtaining payment or performance of any of the Guaranteed Seller Obligations. 8.08 Buyer Parent Guarantee. Notwithstanding anything to the contrary in this Agreement, Buyer Parent hereby agrees to guarantee in full all duties and obligations of Buyers in this Agreement (including the indemnification obligations of Buyers under this Article 8, on the terms and subject to the conditions, limitations and other provisions set forth in this Article 8 with respect to such indemnification obligations of Buyers) and all duties and obligations of Buyers in the Sellers Note and the Security Agreement (collectively, the “Guaranteed Buyer Obligations”). The obligations of Buyer Parent under this Section 8.08 shall constitute a present and continuing guaranty of payment and performance and not merely of collectability. Buyer Parent agrees that the Guaranteed Buyer Obligations will not be discharged except by complete performance or payment of such Guaranteed Buyer Obligations and will not be discharged, affected, or impaired in any way, or subject to any defense, set-off, deduction, or counterclaim whatsoever, by reason of: (i) any failure on the part of any of the Sellers or any of their respective Affiliates and Representatives to timely assert any claim or demand or to enforce any right or remedy against any Buyer; (ii) any change in the time (including any extension of the time), place or manner of payment or performance of any of the Guaranteed Buyer Obligations or any amendment or modification to, or waiver under, this Agreement, the Sellers Note or the Security Agreement; (iii) any discharge of any obligation of any of the Sellers arising out of any applicable Action seeking the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles, against any Buyer; (iv) any change in the corporate existence, structure, or ownership of any Buyer, Buyer Parent or any other Person interested in the transactions contemplated by this Agreement, the Sellers Note or the Security Agreement; or (v) the adequacy of any other means any of the Sellers may have of obtaining payment or performance of any of the Guaranteed Buyer Obligations. 8.09 Exclusive Remedies. Except in the case of Fraud, and subject to Sections 1.04, 7.05(f) as it relates to certain dispute resolutions procedures, 7.12(e), and 11.14, the parties hereto acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 8; provided, however, that, notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement shall be construed to limit any claim or right that any Buyer

68 Indemnified Party or any Asset Seller may otherwise have at any time against the other related to Environmental Laws, Environmental Claims, or Hazardous Substances arising from any source other than this Agreement, including any claim for Fraud, misrepresentation, waste, or breach of contract, and any rights of contribution or indemnity under Environmental Laws. ARTICLE 9 TERMINATION 9.01 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (a) by the mutual written consent of Buyers and Sellers’ Representative; (b) by Buyers upon written notice to Sellers’ Representative, if (x) Sellers have failed to consummate the Closing when required in accordance with this Agreement or (y) there has been a violation or breach by any Seller or the Acquired Companies of any covenant, representation or warranty contained in this Agreement that, if not cured, would prevent the satisfaction of any condition to the obligations of Buyers at the Closing set forth in Section 6.01 or Section 6.02 (and such violation or breach has not been waived by Buyer) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof from Buyers and (ii) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to Buyers at any time that Buyers have violated, or is in breach of, any covenant, representation or warranty hereunder, if such breach would, if not cured, prevent satisfaction of any of Sellers’ conditions to Closing set forth in Section 6.01 or Section 6.03 (and has not been waived by Sellers); (c) by Sellers’ Representative upon written notice to Buyers, if (x) Buyers have failed to consummate the Closing when required in accordance with this Agreement or (y) there has been a violation or breach by Buyers of any covenant, representation or warranty contained in this Agreement that would, if not cured, prevent the satisfaction of any condition to the obligations of any Seller at the Closing set forth in Section 6.01 or Section 6.03 (and such violation or breach has not been waived by Sellers) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof from Sellers’ Representative and (ii) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to Sellers’ Representative at any time that any Seller or its Affiliate has violated, or is in breach of, any covenant, representation or warranty hereunder if such breach would, if not cured, prevent satisfaction of any of Buyers’ conditions to Closing set forth in Section 6.01 or Section 6.02 (and has not been waived by Buyer); (d) by Buyers or Sellers’ Representative upon written notice to the other, if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (e) by Buyers or Sellers’ Representative upon written notice to the other, if the transactions contemplated by this Agreement have not been consummated on or prior to December 15, 2023 (the “Initial Outside Date”), provided that if, (i) on the Initial Outside Date all of the conditions set forth in Article 6 shall have been satisfied or waived other than the conditions set forth in Section 6.01(a) and those conditions that, by their terms, are to be satisfied at the Closing or on the Closing Date (if such conditions would be satisfied or validly waived were the Closing to occur at such time) and (ii) on or before the Initial Outside Date, Buyers provide written notice to Sellers to extend the Initial Outside Date (the “Extension

69 Notice”), then the Initial Outside Date shall be extended for all purposes hereunder to March 15, 2024 (the “Extended Outside Date”); provided, that if the foregoing clause (i) is applicable and Buyers do not deliver the Extension Notice to Sellers on or before the Initial Outside Date, then Buyers shall be deemed to have delivered to Sellers a written notice of termination to Sellers pursuant to this Section 9.01(e); provided, that (x) Buyers shall not be entitled to terminate this Agreement pursuant to this Section 9.01(e) if Buyers’ breach of this Agreement has prevented the consummation of the transactions contemplated hereby to occur on or prior to the Outside Date and (y) Sellers’ Representative shall not be entitled to terminate this Agreement pursuant to this Section 9.01(e) if any Seller’s or any of the Acquired Companies’ breach of this Agreement has prevented the consummation of the transactions contemplated hereby to occur on or prior to the Outside Date. 9.02 Effect of Termination. In the event of any valid termination of this Agreement by Buyers or Sellers as provided in Section 9.01, this Agreement shall forthwith become void and of no further force or effect, and there shall be no further liability or obligation on the part of any party hereto to any other party hereto with respect to this Agreement; provided, that (a) this Section 9.02, Section 7.04, Section 7.08 and Article 11 shall survive the termination of this Agreement and shall be enforceable by the parties hereto, and (b) no such termination shall relieve any party from liability for (i) any material breach of this Agreement prior to termination that results in the failure of a closing condition in Article 6 to be satisfied or (ii) any willful and material breach of this Agreement prior to termination. For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act or omission knowingly undertaken by breaching party with the primary intent of causing a breach of this Agreement. ARTICLE 10 DEFINITIONS 10.01 Definitions. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below: “Accounts Receivable” means any trade accounts receivable (whether or not billed), notes receivable, negotiable instruments and chattel paper of the CD Group Companies. “Acquired Companies” has the meaning set forth in the recitals. “Acquired Company Employees” has the meaning set forth in Section 7.17(d). “Acquired Contracts” has the meaning set forth on Exhibit A attached hereto. “Acquired Interest Real Property” has the meaning set forth in Section 3.22(a). “Action” means any action (by any private right of action of any Person or by any Governmental Entity), suit, litigation, claim, complaint, grievance, charge, audit, investigation, inquiry, mediation or other proceeding (including any administrative, criminal or arbitration or mediation proceedings). “Adjustment Calculation Time” means 11:59 p.m. (Eastern time) on the day immediately prior to the Closing Date. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control or common investment management with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

70 “Affiliated Group” means any affiliated group as defined in Code Section 1504 that has filed a consolidated return for U.S. federal Income Tax purposes (or any similar group under state, local or foreign Law). “Agreed Accounting Principles” means (i) GAAP applied on a basis consistent with the methodologies, practices and principles used in the preparation of the latest year-end Financial Statements and with such deviations from GAAP as described in Section 3.04(a) of the Seller Disclosure Schedule, and (ii) if and as applicable, in a manner consistent with the illustrative calculation of Net Working Capital and any other applicable Purchase Price-related items as set forth on Exhibit F attached hereto; provided, however, that if there is any conflict between the application of the foregoing clause (i) and the foregoing clause (ii), then the application of the foregoing clause (ii) shall control. “Agreement” has the meaning set forth in the Preamble. “Allocation Principles” has the meaning set forth in Section 7.05(e). “Ancillary Agreements” means the Escrow Agreement, Lease Agreement, Sellers Note, Security Agreement and each other agreement, certificate, instrument or other document contemplated by this Agreement. “Anti-Corruption Laws” has the meaning set forth in Section 3.19. “Anti-Money Laundering Laws” has the meaning set forth in Section 3.20(b). “Approvals” has the meaning set forth in Section 7.13(a). “Arbiter” has the meaning set forth in Section 1.04(c). “Asset Allocation Statement” has the meaning set forth in Section 7.05(e). “Asset Buyer” has the meaning set forth in the Preamble. “Asset Seller Benefit Plan” means each Employee Benefit Plan other than a Kaplan Benefit Plan. “Asset Sellers” has the meaning set forth in the Preamble. “Assets” has the meaning set forth in Section 3.08(a). “Assignment Agreement and Bill of Sale” has the meaning set forth in Section 6.02(d)(iii). “Assumed Liabilities” has the meaning set forth on Exhibit A attached hereto. “Business” has the meaning set forth in the recitals. “Business Day” means any day of the year not a Saturday or a Sunday on which national banking institutions in Chicago, Illinois are open to the public for conducting business and are not required or authorized to close. “Business Employee” means each individual listed on the Business Employee List. “Business Employee List” has the meaning set forth in Section 3.16(c).

71 “Business Systems” means the Software, computer firmware, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, peripherals and computer or information technology systems or infrastructure, including any outsourced systems and processes, and other similar or related items of automated, computerized or Software systems, and data or information contained therein or transmitted thereby, that are owned, used or relied on by any of the CD Group Companies. “Buyer Fundamental Representations” means the representations and warranties contained in Section 5.01, Section 5.02(a), Section 5.04 and Section 5.05. “Buyer Indemnified Parties” means Buyers and their Affiliates (including, after giving effect to the Closing, the Acquired Companies and their Affiliates) and each of their respective successors and assigns. “Buyer Minority Shareholder” has the meaning set forth in Section 4.03. “Buyer Parent” has the meaning set forth in the Preamble. “Buyer Prepared Tax Returns” has the meaning set forth in Section 7.05(a)(ii). “Buyers” has the meaning set forth in the Preamble. “Buyers’ Ramboll Reports” means the Phase I Environmental Site Assessments, Limited Environmental Compliance Reviews, and Desktop Reviews prepared by Ramboll US Consulting, Inc. for Foley & Lardner LLP and dated September 2023. “CARES Act” has the meaning set forth in Section 3.27. “CARES Act Program Funds” means any and all funds received pursuant to any CARES Act Programs and any related costs and expenses, including interest, fees, costs, penalties, and expenses (including reasonable attorneys’ fees) in any way related to the receipt, repayment, and/or forgiveness of such funds, or default or breach under any materials, loan instruments, documents, or certificates relating to any CARES Act Programs. “CARES Act Programs” has the meaning set forth in Section 3.27. “CARES Loan” means any loan or other borrowing of money under any program created pursuant to or supported by the CARES Act (including any “Payroll Protection Program” loan) and all Liabilities related thereto. “Cash-on-Hand” means, with respect to the Kaplan Companies, all cash and cash equivalents of the Kaplan Companies (net of bank overdrafts and negative cash balances in other accounts), and, with respect to the CDE Business, all cash and cash equivalents of CD Snow Hill and CD Mexico and that are included in Purchased Assets, in each case, as adjusted for any deposits in transit and reduced for outstanding checks, drafts, or other outgoing payments, in each case, as determined in accordance with the Agreed Accounting Principles, and excluding Restricted Cash. “CD Group Companies” means Asset Sellers and the Acquired Companies. “CD Mexico” has the meaning set forth in the recitals. “CD Mexico Minority Share” has the meaning set forth in the recitals.

72 “CD Mexico Shares” has the meaning set forth in the recitals. “CD Property” has the meaning set forth in Exhibit E. “CD Snow Hill Interests” has the meaning set forth in the recitals. “CDA” has the meaning set forth in the Preamble. “CDE” has the meaning set forth in the Preamble. “CDE Adjustment Amount” has the meaning set forth in Section 1.04(f). “CDE Base Purchase Price” means $148,500,000.00 minus 55% of the Retention Bonus Amount. “CDE Business” has the meaning set forth in the recitals. “CDE Closing Indebtedness” means, with respect to Asset Sellers, CD Snow Hill and CD Mexico, the aggregate Indebtedness of (i) Asset Sellers to the extent it is an Assumed Liability, (ii) CD Snow Hill and (iii) CD Mexico, in each case, as of immediately prior to the Closing. “CDE Excess Amount” has the meaning set forth in Section 1.04(g). “CDE Latest Balance Sheet” has the meaning set forth in Section 3.04(a)(iii). “CDE Purchase Price” means an amount equal to (i) the CDE Base Purchase Price, plus (ii) the Closing Cash-on-Hand, minus (iii) the CDE Closing Indebtedness, plus (iv) 55% of the amount (if any) by which the Closing Net Working Capital exceeds the Upper Target Net Working Capital, minus (v) 55% of the amount (if any) by which Lower Target Net Working Capital exceeds the Closing Net Working Capital. “CDM” has the meaning set forth in the recitals. “CDM Adjustment Amount” has the meaning set forth in Section 1.04(d). “CDM Base Purchase Price” means $121,500,000.00 minus 45% of the Retention Bonus Amount. “CDM Business” has the meaning set forth in the recitals. “CDM Closing Indebtedness” means, with respect to the Kaplan Companies, the aggregate Indebtedness of the Kaplan Companies, as of immediately prior to the Closing. “CDM Excess Amount” has the meaning set forth in Section 1.04(e). “CDM Purchase Price” means an amount equal to (i) the CDM Base Purchase Price, plus (ii) the Closing Cash-on-Hand, minus (iii) the CDM Closing Indebtedness, plus (iv) 45% of the amount (if any) by which the Closing Net Working Capital exceeds the Upper Target Net Working Capital, minus (v) 45% of the amount (if any) by which Lower Target Net Working Capital exceeds the Closing Net Working Capital. “Claimed Amount” has the meaning set forth in Section 8.03(b). “Claimed Deposit Amount” has the meaning set forth in Section 8.05(e) “Closing” has the meaning set forth in Section 2.01.

73 “Closing Cash-on-Hand” means, with respect to the Kaplan Companies or the CDE Business as context may require, the sum of (i) the Cash-on-Hand as of the Adjustment Calculation Time, minus (ii) any Cash-on-Hand that is paid or otherwise remitted or distributed by the Kaplan Companies or from CD Snow Hill, CD Mexico or the Purchased Assets, as applicable, after the Adjustment Calculation Time and prior to the Closing to any Person, other than payments to unaffiliated third-party trade creditors in the ordinary course of business in respect of liabilities included in Net Working Capital. “Closing Date” has the meaning set forth in Section 2.01. “Closing Indebtedness” means, with respect to the Kaplan Companies or the CDE Business, the aggregate Indebtedness of the Kaplan Companies or the CDE Business, respectively, as of immediately prior to the Closing. “Closing Net Working Capital” means the aggregate Net Working Capital of the Kaplan Companies and the CDE Business, as of the Adjustment Calculation Time. “Closing Statement” has the meaning set forth in Section 1.04(a). “COBRA” has the meaning set forth in Section 3.17(e). “Code” means the Internal Revenue Code of 1986, as amended, taken together with any applicable Treasury Regulations, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified. “Company Transaction” means any (i) reorganization, liquidation, dissolution or recapitalization involving any of the CD Group Companies, (ii) merger or consolidation involving any of the CD Group Companies, (iii) purchase or sale of any assets or Equity Securities (including any rights to acquire, or securities convertible into or exchangeable for, any such Equity Securities) of any of the CD Group Companies or (iv) similar transaction or business combination involving any of the CD Group Companies or their businesses or assets; provided, that, for the avoidance of doubt, Company Transaction shall not include the Pre-Closing Restructuring. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to any of the CD Group Companies or any of their business relations or business activities of the Business. Confidential Information includes the following: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities and individual requirements of, and specific contractual arrangements with, the CD Group Companies’ customers, vendors, service providers, independent contractors, joint venture partners and other business relations and their confidential information; (iii) Trade Secrets; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable), including Software and Source Code; (v) Personal Information; and (vi) other non-public or confidential Intellectual Property Rights. “Confidentiality Agreement” means that certain Confidentiality Agreement dated August 22, 2022 by and between CDE and Knowles Corporation. “Contract” means any agreement, contract or instrument, including all modifications and amendment thereto.

74 “Controlling Party” has the meaning set forth in Section 7.05(f). “Covered Real Property” means (i) the Acquired Interest Real Property and (ii) the portion of the Excluded Real Property located at 1661 East Rodney French Blvd, New Bedford, MA to be covered by the Lease Agreement. “COVID-19” means the disease caused by SARS-CoV-2 or COVID-19 (and all related strains and sequences), and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies, or disease outbreaks. “COVID-19 Laws” means (i) Presidential Proclamation 9994 of March 13, 2020 Declaring a National Emergency Concerning the COVID-19 Outbreak, (ii) the CARES Act, (iii) the Families First Coronavirus Response Act of 2020, (iv) Presidential Memorandum of August 8, 2020, Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, 85 FR 49587, (v) H.R. 133 – Consolidated Appropriations Act, 2021, (vi) H.R. 1319 - American Rescue Plan Act of 2021, Public Law No: 117-2, (vii) any other Law specifically directed at and in response to COVID-19, and (vii) any amendment to the foregoing. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act. “Customs Laws” has the meaning set forth in Section 3.20(c). “Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to privacy, security or security breach notification requirements and applicable to any of the CD Group Companies, to the conduct of the Business, or to any of the Business Systems or data: (i) the CD Group Companies’ own rules, policies and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Laws, rules, and regulations (including Department of Defense FAR Supplement Clause 252.204-7012), (iii) industry standards applicable to the industry in which the CD Group Companies operate (including National Institute of Standards and Technology Special Publication 800-171), and (iv) contracts and agreements into which the CD Group Companies have entered or by which they are otherwise bound. “Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, disposal of or any other activity regarding data, including Protected Data (whether in electronic or any other form or medium). “DOJ” has the meaning set forth in Section 7.03(b). “Employee Benefit Plan” shall mean each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each fringe benefit, supplemental unemployment benefit, employment, offer letter, consulting, severance, termination, incentive or bonus, deferred compensation, change in control, retention, separation, commission, savings, profit sharing, retirement, pension, welfare, health, paid time off, post-employment or post-termination welfare, vacation, stock purchase, stock option or other equity incentive or equity-based plan (including phantom equity and equity appreciation rights plans and arrangements), program, policy, practice, Contract, agreement or arrangement, and all other compensation or benefit plans, programs, policies, practices, Contracts, agreements or arrangements of any kind that are maintained, sponsored, or contributed to or required to be contributed to by the Acquired Companies or with respect to which the Acquired Companies has any

75 Liability or that are sponsored or maintained by any Sellers or any of their Affiliates for the benefit of Business Employees, or officers, directors or other individual service providers (or, in each case, their beneficiaries), other than benefit plans sponsored or maintained by a Governmental Entity. “Environmental Claim” means any and all Liabilities, obligations, Losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable), penalties, out-of-pocket costs, expenses, disbursements, or attorneys’ or consultants’ fees, arising under any Environmental Law or any Permit issued under Environmental Law and relating to any Real Property or other property that is or has been owned, operated, or at which materials were disposed by any CD Group Companies prior to the Closing, as well as any neighboring properties impacted or alleged to be impacted by operations at, or in any way related to Hazardous Substances otherwise related to, any land or, or off-site waste disposal facility or other property to which Hazardous Substances were transported from any CD Group Company or land prior to the Closing (collectively, the “Potentially Responsible Property”), including (i) any and all such claims for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all such claims arising from alleged injury or threat of injury to health and safety, the environment, natural or biological resources or wildlife or regarding the investigation, delineation, remediation, Release or potential Release of, or human exposure to, any Hazardous Substances. “Environmental Laws” means all Laws pertaining to, regulating, relating to or imposing liability or standards or obligations of conduct concerning or relating to pollution (or the cleanup thereof), Releases or protection of the environment (including ambient air, soil vapor, surface water or groundwater, or subsurface strata), protection of natural or biological resources, wildlife flora and fauna, natural resources, or the environment, human health and safety, worker/occupational health and safety (to the extent related to exposure to Hazardous Substances), or exposure to Hazardous Substances, including those Laws relating to the presence of, exposure to, or the management, manufacture, use, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) as amended; the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.) as amended; the Clean Air Act (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.); Section 10 of the Rivers and Harbors Act of 1899, as amended (33 U.S.C. § 403); the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.); the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.); the Endangered Species Act (16 U.S.C. §§ 1531 et seq.); the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.); the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.); the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent related to the exposure of Hazardous Substances); the National Environmental Policy Act of 1969 (42 U.S.C. §§ 4321 to 4370h); and 49 U.S.C. § 44718; and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Entity, and any applicable standard of conduct under any common law doctrine, including negligence, nuisance or trespass, related to or arising out of the presence of, Release of or exposure to Hazardous Substances. “Equity Securities” means, with respect to any Person, all (i) units, capital stock, shares, partnership interests or other equity interests (including classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the issuer thereof or the governing body of its Affiliate, as the case may be, including rights, powers or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests and including

76 any so-called “profits interests”) or securities or agreements providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits, (ii) warrants, options, puts, calls, rights of first refusal, subscription rights, preemptive rights, conversion rights, exchange rights or other rights to purchase or otherwise acquire, or contracts or commitments that could require the issuance of, securities described in the foregoing clause of this definition, and (iii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning set forth in Section 3.17(e). “Escrow Agent” means PNC Bank, National Association, as escrow agent under the Escrow Agreement. “Escrow Agreement” means an escrow agreement in substantially the form attached as Exhibit H hereto. “Escrow Deposit Amount” means the sum of any Claimed Deposit Amounts. “Escrow Fund” means any Claimed Deposit Amounts held by the Escrow Agent. “Estimated CDE Closing Cash-on-Hand” has the meaning set forth in Section 1.03. “Estimated CDE Closing Indebtedness” has the meaning set forth in Section 1.03. “Estimated CDE Purchase Price” has the meaning set forth in Section 1.02(b). “Estimated CDM Closing Cash-on-Hand” has the meaning set forth in Section 1.03. “Estimated CDM Closing Indebtedness” has the meaning set forth in Section 1.03. “Estimated CDM Purchase Price” has the meaning set forth in Section 1.02(a). “Estimated Closing Net Working Capital” has the meaning set forth in Section 1.03. “Estimated Closing Statement” has the meaning set forth in Section 1.03. “Excluded Assets” has the meaning set forth on Exhibit A attached hereto. “Excluded Contracts” has the meaning set forth on Exhibit A attached hereto. “Excluded Liabilities” has the meaning set forth on Exhibit A attached hereto. “Excluded Real Property” means real property located at 329 Seabrook Island Road, Charleston, SC; 225 Green Valley Road, Greenville, SC; 410 Foot Hills Rd, Greenville, SC; 526 Country Club Road, Liberty, SC; 167 John Vertente Blvd, New Bedford, MA; and 1661 East Rodney French Blvd, New Bedford, MA. “Excluded Representations” means any representations or warranties in this Agreement related to export control Laws, the Committee on Foreign Investment in the United States (CFIUS), economic sanctions, or ITAR.

77 “Excluded Subsidiary” has the meaning set forth on Exhibit A attached hereto. “Existing Maquiladora Agreement” means that certain manufacturing services agreement, dated January 1, 2014, as amended, entered into by and between CDE and CD Mexico for the manufacturing of certain products. “Expiration Date” has the meaning set forth in Section 8.01. “Export Control Laws” has the meaning set forth in Section 3.20(a). “Export Controls Matters” has the meaning set forth in Section 7.23. “Extended Outside Date” has the meaning set forth in Section 9.01(e). “Extension Notice” has the meaning set forth in Section 9.01(e). “FAR” means the Federal Acquisition Regulation codified at Title 48 of the Code of Federal Regulations, and any other applicable agency supplements thereto, including the Department of Defense FAR Supplement codified at Title 48 of the Code of Federal Regulations. “FCPA” has the meaning set forth in Section 3.19. “Final Report” has the meaning set forth in Section 7.22. “Financial Statements” has the meaning set forth in Section 3.04. “FMV” has the meaning set forth in Schedule 7.05(e). “Foley Hoag” has the meaning set forth in Section 11.17(a). “Fraud” means actual and intentional common law fraud (including the element of scienter), in connection with the making of the representations and warranties set forth in Article 3, Article 4 or Article 5 of this Agreement, in each case as interpreted by Delaware courts applying Delaware Law. “FTAs” has the meaning set forth in Section 3.20(c). “FTC” has the meaning set forth in Section 7.03(b). “Fundamental Representations” means Buyer Fundamental Representations and the Seller Fundamental Representations. “GAAP” means United States generally accepted accounting principles as in effect (i) with respect to financial information for periods on or after the date hereof, as of the date hereof, and (ii) with respect to financial information for periods prior to the date hereof, as of such applicable time. “Government Bid” has the meaning set forth in Section 3.25(a). “Government Contract” means (i) any Contract, agreement or instrument, including an individual task order, delivery order, purchase order, basic ordering agreement, letter contract or blanket purchase agreement, between any of the CD Group Companies, on one hand, and any Governmental Entity, on the other; (ii) any Contract, agreement or instrument, including a basic ordering agreement, pricing agreement, letter contract or other arrangement by which any of the CD Group Companies has agreed to provide goods

78 or services through a prime contractor to a Governmental Entity, to a higher-tier subcontractor to a Governmental Entity, or otherwise where a Governmental Entity is the ultimate consumer of the services provided by any of the CD Group Companies; or (iii) any lower-tier subcontractor to any of the CD Group Companies with respect to any Contract of a type described in clauses (i) or (ii) above. For purposes of clarity, a task order, purchase order, delivery order, or release issued pursuant to a Government Contract shall be considered a part of the Government Contract to which it relates. “Governmental Entity” means (i) any supranational, federal, state, local, non-U.S. or other government; (ii) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court, minister or other tribunal); (iii) any body exercising, or entitled to exercise, any administrative, executive, judicial, adjudicative, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitrator or arbitral body; or (iv) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, province, local, municipal or non-U.S. government or other political subdivision or otherwise, or any officer or official thereof with requisite authority. “Guaranteed Buyer Obligations” has the meaning set forth in Section 8.08. “Guaranteed Seller Obligations” has the meaning set forth in Section 8.07. “Guarantors” has the meaning set forth in the Preamble. “Hazardous Substance” means any waste, substance, chemical or material (whether solid, liquid, or gaseous) that (i) because of their toxicity, concentration, or quantity, has characteristics that are hazardous or toxic to human health, the environment, or natural resources; (ii) are subject to regulation, investigation, control or remediation under any applicable Environmental Law, or to which exposure is now prohibited, limited, or regulated by, or under any Environmental Law; or (iii) are defined, listed, or classified as a “pollutant,” “contaminant,” “hazardous material,” “hazardous substance” or “hazardous waste” or words of similar import or regulatory effect under any Environmental Law, including petroleum; petroleum-derived products; asbestos in any form; polychlorinated biphenyls; and radioactive materials, byproducts, or wastes; lead or lead containing products; urea formaldehyde foam insulation; perchlorate; radon gas; foundry sand; organohalogenated flame retardant chemicals, including per- and polyfluoroalkyl substances (PFAS) such as perfluorooctanoic acid and perfluorooctane sulfonate; or any other waste, substance, chemical or material that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Entity, which poses a significant present or potential hazard to human health and safety or to the environment if Released into the workplace or the environment or which could give rise to liability or standards of conduct under any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “IC” means Illinois Capacitor Inc., an Illinois corporation. “ICHK” means Illinois Capacitor HK Limited, a Hong Kong limited company. “Improvements” means all buildings, improvements and structures located on the Covered Real Property, including landscaping, parking lots and structures, roads, drainage and all above-ground and underground utility structures, systems and other so-called “infrastructure” improvements.

79 “Income Tax Return” means any Tax Return with respect to Income Taxes. “Income Taxes” means any Taxes based upon, imposed on, or measured by reference (in whole or in part) to, net income (however denominated), including (i) any capital gains or alternative minimum Tax or franchise or business profits Tax incurred in lieu of any such Tax, (ii) any Taxes required to be withheld or deducted from any payment or distribution in lieu of any such Tax, and (iii) any obligation arising pursuant to the application of Treasury Regulation Section 1.1502-6 or any similar provision of any applicable Law regarding any Tax. “Indebtedness” means, with respect to any Person and without duplication, the aggregate amount of (i) all Liabilities of such Person for borrowed money, in respect of loans or advances or which are secured by a Lien (including any CARES Loans), (ii) all Liabilities of such Person evidenced by bonds, debentures, notes, bankers acceptance, or other similar securities or instruments, (iii) all Liabilities of such Person under or pursuant to commitments by which such Person assures a creditor against loss (including, without limitation, surety bonds, performance bonds, and reimbursement obligations of such Person under letters of credit, whether or not such letters of credit have been drawn), (iv) all Liabilities of such Person under or pursuant to any conditional sales or other arrangements for the deferred purchase price of property or services (including the maximum amount of any deferred pay-out or earn-out, any purchase price adjustment, escrow, holdback or similar payments, whether contingent or not), as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business and included in the calculation of Closing Net Working Capital), (v) all Liabilities of such Person under or pursuant to leases that in accordance with GAAP are required to be capitalized, (vi) all Liabilities of such Person under any swap, hedging, derivative or similar transaction, (vii) all Transaction Expenses, (viii) the Unpaid Income Tax Amount, (ix) any outstanding and unpaid severance, retention, unfunded or underfunded deferred compensation, bonus, commission, incentive or similar obligations in respect of any current or former employee, officer, director or other individual service provider of the CD Group Companies, together with the employer portion of any Taxes due with respect to any such payments (calculated as if all such amounts were paid on the Closing Date), (x) any declared and unpaid dividends and other distributions owed to Sellers, and (xi) all Liabilities of such Person for accrued but unpaid interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement or prepayment of any of the foregoing Liabilities; provided that Indebtedness shall not include the Retention Bonus Amount and the employer portion of any related employer payroll contributions or premiums. “Indemnified Party” means the party seeking indemnification under Article 8. “Indemnifying Party” means the party from whom indemnification is sought by the Indemnified Party under Article 8. “Initial Outside Date” has the meaning set forth in Section 9.01(e). “Intellectual Property Agreements” has the meaning set forth in Section 3.10(a)(xiii). “Intellectual Property Assets” has the meaning set forth in Exhibit A, Section 1A(j). “Intellectual Property Registrations” means all issuances, registrations, applications or other filings by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, of Intellectual Property Rights, including registered trademarks, domain names and copyrights, issued and reissued patents, and pending applications for any of the foregoing.

80 “Intellectual Property Rights” means any and all intellectual property and industrial property rights, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (i) inventions (whether or not patentable or reduced to practice), all improvements thereto and all patents and industrial designs (including utility model rights, design rights and industrial property rights), patent and industrial design applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (ii) trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names and all other indicia of origin, all applications, registrations and renewals in connection therewith and all goodwill associated with any of the foregoing (“Trademarks”); (iii) works of authorship (whether or not copyrightable), copyrights, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (iv) Trade Secrets; (v) rights in Software; (vi) other intellectual property rights; and (vii) other registrations, issuances and certificates and associated proprietary rights with respect to any of the foregoing. “Inventory” means all inventory (including inventory “on the water” or otherwise in transit), finished goods, raw materials, work in progress, packaging, supplies, customer service parts and other inventories of the CD Group Companies. “Investment,” as applied to any Person, means (i) any direct or indirect purchase or other acquisition (whether by loan, contribution of capital, exchange or otherwise) by such Person of any notes, obligations, instruments, units, securities or other ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person. “IP Developments” has the meaning set forth in Section 3.11(d). “ITAR” means the International Traffic in Arms Regulations. “Kaplan” has the meaning set forth in the Preamble. “Kaplan Benefit Plan” means each Employee Benefit Plan sponsored and maintained by the Kaplan Companies. “Kaplan Companies” means Kaplan and each of its Subsidiaries. “Key Customers” has the meaning set forth in Section 3.21(a). “Key Suppliers” has the meaning set forth in Section 3.21(b). “Knowledge” means, when referring to the “Knowledge of Sellers,” “Knowledge of Seller,” “to Seller’s Knowledge,” “to Sellers’ Knowledge” or similar phrases means (i) the actual knowledge of any Seller or of Victor Whitworth, Jim Faughnan, or Sam Read, and (ii) the knowledge that any such person referenced in clause (i), as a prudent business person, would have obtained in the conduct of his or her business after making reasonable inquiry with respect to the particular matter in question, provided that “Knowledge” excludes actual knowledge that any such person acquired solely from the Buyers’ Ramboll Reports and “reasonable inquiry” does not include reading, or otherwise becoming familiar with, the Buyers’ Ramboll Reports. “Labor Agreement” has the meaning set forth in Section 3.10(a)(i). “Latest Balance Sheet” has the meaning set forth in Section 3.04(a)(iv).

81 “Law” means (i) any supranational, federal, state, local, municipal or non-U.S. statute, law, ordinance, regulation, rule, code, act, Order, principle of common law or judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity (including all COVID-19 Measures), (ii) any other requirement (including pursuant to any settlement, consent decree or determination of or settlement or award under any arbitration) having the force or effect of law, and (iii) all policies, guidelines, notices and protocols of any Governmental Entity having the force or effect of law, or binding on or affecting the Person referred to in the context in which such word is used. “Lease Agreement” means a lease agreement in substantially the form attached as Exhibit J hereto between Asset Buyer and CDE. “Leased Real Property” has the meaning set forth in Section 3.22(j). “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the CD Group Companies holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the CD Group Companies. “Liberty Air Matter” has the meaning set forth in Section 3.18(a) of the Disclosure Schedule. “Liberty Site” has the meaning set forth in Section 7.22. “Liberty Sump REC” has the meaning set forth in Section 7.22. “Liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action, or other loss (including loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when or by whom asserted. “Lien” means any mortgage, pledge, security interest, license, encumbrance, lien (statutory or otherwise), hypothec, assignment, easement or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any of the CD Group Companies or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute. “Losses” means any loss, liability, cost, royalty payment, damage, claim, demand, action, cause of action, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing); provided, that Losses shall not punitive or exemplary damages, except to the extent such damages are paid to a third party. “Lower Target Net Working Capital” means $37,950,000. “Material Adverse Effect” means any material adverse effect on (x) the business, assets, liabilities, financial condition or results of operations of the Business, taken as a whole or (y) the ability of Sellers or Kaplan to enter into this Agreement or consummate the transaction contemplated hereby; provided, however, that, a “Material Adverse Effect” shall not include, either alone or in combination, any effect to the extent arising or resulting from one or more of the following: (i) conditions (or changes in conditions) in the industries or markets in which the Business operates or participates, the U.S. economy or financial markets or any non-U.S. economy or financial markets in any location where the CD Group Companies have operations or sales; (ii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other

82 natural disasters, weather conditions and other force majeure events in the United States or any other any location where the Business has operations or sales; (iii) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (iv) any change after the date hereof in GAAP or Law; (v) an epidemic, pandemic or disease outbreak including, without limitation, the COVID- 19 virus, or any escalation or worsening thereof, and any local, state, federal or international governmental responses thereto; (vi) actions taken with the prior written consent of Buyers hereinafter given pursuant to the terms of this Agreement; (vii) any matter to which Buyer has consented in writing; (viii) any failure in or of itself by Sellers to meet any internal projections or forecasts (it being agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred); or (ix) provided, further, that in the case of the foregoing clauses (i) through (v), such matters shall be taken into account to the extent that any such matters disproportionately affect the results of operations, financial condition or assets of the Business relative to other businesses in the industries in which the Business operates or participates. “Material Contracts” has the meaning set forth in Section 3.10(b). “Net Working Capital” means, with respect to the Kaplan Companies, the current assets minus the current liabilities of the Kaplan Companies, and with respect to the CDE Business, current assets to the extent included in Purchased Assets minus the current liabilities that are included in Assumed Liabilities, in each case as of the Adjustment Calculation Time in the asset and liability categories set forth on Exhibit F attached hereto and as determined in accordance with the Agreed Accounting Principles. To the extent applicable, the current assets and current liabilities shall be determined on a consolidated basis. Notwithstanding anything to the contrary contained in this Agreement, the Closing Net Working Capital shall exclude Cash-on-Hand, Restricted Cash, other Indebtedness to the extent included in Closing Indebtedness as finally determined, and the Retention Bonus Amount and the employer portion of any related employer payroll contributions or premiums. For the avoidance of doubt, in determining Net Working Capital for purposes of this Agreement, all accounting entries shall be taken into account regardless of their amount, all errors and omissions shall be corrected and all proper adjustments shall be made. “Non-Controlling Party” has the meaning set forth in Section 7.05(f). “Notice of Disagreement” has the meaning set forth in Section 1.04(b). “NWC” has the meaning set forth in Schedule 7.05(e). “Object Code” means one or more computer instructions in machine readable form (whether or not packaged in directly executable form), including any such instructions that are readable in a virtual machine, whether or not derived from Source Code, together with any partially compiled or intermediate code that may result from the compilation or interpretation of any Source Code. Object Code includes firmware, compiled or interpreted programmable logic, libraries, objects, bytecode, machine code and middleware. “OFAC” has the meaning set forth in Section 3.20(a). “Offer Employees” has the meaning set forth in Section 7.17(a). “Off-the-Shelf License” means any license for unmodified, commercially available “off-the-shelf” Software that is used in any of the CD Group Companies’ internal “back-office” operations for which any

83 of the CD Group Companies pay an aggregate fee, royalty, or other consideration for any such Software or group of related Software licenses of no more than $25,000 in the aggregate annually. “Open Source License” means (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, Academic Free License, BSD license and Apache license) and any “copyleft” license or any other license under which such Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, and (ii) any Reciprocal License. “Open Source Software” means any Software that is licensed pursuant to an Open Source License, whether or not Source Code is available or included in such license. “Order” means any order, judgment, injunction, decree, consent decree, notice, ruling, decision, determination, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Entity. “ordinary course of business” means the ordinary and usual course of the CD Group Companies’ business, consistent with past practice. “Organizational Documents” means, with respect to any Person that is an entity, such Person’s organizational documents, including the certificate or articles of organization, incorporation or partnership, bylaws, operating agreement or partnership agreement, joint venture and trust agreements, and any similar governing documents of any such Person. “Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable. “Owned Real Property” has the meaning set forth in Section 3.22(a). “Parachute Payment Waivers” has the meaning set forth in Section 7.05(k). “Payoff Letters” has the meaning set forth in Section 6.02(d)(vi). “Permit” means all licenses, memberships, registrations, certifications, accreditations, permits, bonds, franchises, approvals, authorizations, consents or orders of, notifications to or filings with any Governmental Entity, whether non-U.S., federal, state, or local, any industry association or standards compliance organization or any other Person. “Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by any of the CD Group Companies and for which appropriate reserves have been established on the Financial Statements in accordance with GAAP; (ii) inchoate or statutory Liens of mechanics, carriers, workers, repairers or others arising or incurred in the ordinary course of business for amounts that are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by any of the CD Group Companies and, in either case, for which appropriate reserves have been established in accordance with GAAP; (iii) non-exclusive licenses to Intellectual Property Rights granted to customers in the ordinary course of business; (iv) all covenants, conditions, restrictions (including any zoning, entitlement, conservation, restriction, and other land use and environmental regulations by Governmental Entities), easements, charges, rights-of-way, and other Liens of record affecting the Acquired Interest Real Property, provided that, with respect to Leased Real Property, no such

84 Lien of record shall adversely affect the use or occupancy of such Leased Real Property in any material respect; (v) other Liens or imperfections in title that, individually or in the aggregate, do not adversely affect the use or occupancy of any Acquired Interest Real Property as currently conducted in any material respect; (vi) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties; and (vii) pledges or deposits to secure obligations under workers or unemployment compensation Laws or similar legislation or to secure public or statutory obligations. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of entity, and a Governmental Entity or any department, agency or political subdivision thereof. “Personal Information” means any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including any data that constitutes personal information, personally-identifiable information, or personal data under any agreement, law or privacy policy applicable to any of the CD Group Companies. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the end of the Closing Date. “Potentially Responsible Property” has the meaning set forth in the definition of “Environmental Claim.” “Pre-Closing Restructuring” has the meaning set forth in Section 7.06. “Pre-Closing Taxes” means (i) any and all Taxes of any Seller (or Affiliate thereof other than any Acquired Company) for any taxable period (or portion thereof), (ii) any and all Taxes attributable to the Pre-Closing Restructuring, (iii) any and all Taxes of the Acquired Companies with respect to any Pre- Closing Tax Period (determined, in the case of a Straddle Period, in accordance with the principles of Section 7.05(b)), (iv) any and all Taxes arising from or with respect to or otherwise attributable to the Purchased Assets or Assumed Liabilities or the operation of the Business with respect to any Pre-Closing Tax Period (determined, in the case of a Straddle Period, in accordance with the principles of Section 7.05(b)), (v) any and all Taxes of any Person (other than the Acquired Companies) for which the Acquired Companies are or may be liable (or with respect to which a payment is or may be required by the Acquired Companies) as a result of having been a member of an affiliated, combined, consolidated, unitary, or similar group on or prior to the Closing Date (including pursuant to Treas. Reg. Section 1.1502-6 (or any similar state, local, or foreign Law)), as a transferee or successor, by Contract, or otherwise pursuant to any Law, which Taxes relate to an event, relationship, or transaction occurring before the Closing; provided that, in the case of any Contract or agreement the principal purpose of which is not Taxes, the Taxes described in this clause (v) shall be limited to Taxes attributable to a Pre-Closing Tax Period; (vi) without duplication of foregoing clause (v), and with respect to the Asset Sellers only, any and all Taxes of any Person (other than a Seller) for any taxable period (or portion thereof) for which any Asset Seller (or any Affiliate thereof other than the Acquired Companies) may be liable as a result of having been (or being) a member of an affiliated, combined, consolidated, unitary, or similar group (including pursuant to Treas. Reg. Section 1.1502-6 (or any similar state, local, or foreign Law), as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which is not Taxes (including customary Tax allocation, sharing or indemnification provisions in credit agreements, loans, leases and similar agreements entered into in the ordinary course of business)), or otherwise pursuant to any Law, and (vii) Sellers’ share of Transfer Taxes pursuant to Section 7.05(d); provided, that “Pre-Closing Taxes” shall not include the amount of any Taxes or amounts taken into account in the calculation of the Purchase Price (as finally determined pursuant to Section 1.04).

85 “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date. “Pre-Closing Tax Period Proceeding” has the meaning set forth in Section 7.05(f). “Principal” means an officer, director, owner, partner, or a Person having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a division or business segment, and similar positions). “Privileged Communication” has the meaning set forth in Section 11.17(b). “Product Liability Claim” means any product liability or similar claim for injury to a Person or property that arises out of or is based upon any alleged breach of product warranty made by the seller of such product, or by reason of the alleged defect in the design or manufacture of a product, or packaging, labeling or warning of hazards of a product; provided that, in each case, the product is a type of product that was manufactured, offered, sold, distributed by or on behalf of the CD Group Companies prior to the Closing. “Protected Data” means (i) all data and analytics collected or generated by, or provided to, the CD Group Companies (whether generated or stored by the CD Group Companies or by a third party on their behalf) resulting from any action or activity of users of the CD Group Companies’ websites, including user identification and associated activities at a website as well as pings and activity related to closed loop reporting and all other data associated with a user’s behavior on the Internet, (ii) all data subject to Data Treatment by or on behalf of the CD Group Companies, and all Personal Information, (iii) Trade Secrets, and (iv) all payment card data. “Purchase Price” means the sum of the CDM Purchase Price and the CDE Purchase Price. “Purchased Assets” has the meaning set forth on Exhibit A attached hereto. “Purchased Shares” has the meaning set forth in the recitals. “Ramboll” has the meaning set forth in Section 7.22. “Real Property” means the Owned Real Property and the Leased Real Property. “REC” has the meaning set forth in Section 7.22. “Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent or other rights, including non-assertion or patent license obligations. “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and any other Law, domestic, foreign or otherwise, that is designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

86 “Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape, disperse, or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture), whether intentional or unintentional. “Remedial Actions” has the meaning set forth in Section 7.22. “Reorganization Documents” has the meaning set forth in Section 7.06. “Representative” means, with respect to any Person, any director, officer, manager, member, partner (whether limited or general), principal, attorney, employee, agent, advisor, consultant, accountant or any other Person acting in a representative capacity for such Person or, in the case of Buyers, any existing or potential source of financing. “Restricted Cash” means all cash deposits (including security deposits), cash in reserve accounts, cash escrow accounts and guaranty accounts, custodial cash and cash subject to a lockbox, dominion, control or similar agreement or otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose. “Restricted Period” has the meaning set forth in Section 7.12(a). “Restrictive Covenants” has the meaning set forth in Section 7.12(d). “Retention Bonus Amount” has the meaning set forth in Section 7.20. “Retention Employees” has the meaning set forth in Section 7.20. “Retention Letter Agreement” has the meaning set forth in Section 7.20. “RW Policy” means any representations and warranties policy to be issued in accordance with Section 7.18 by an insurer selected by Buyers with respect to the representations and warranties of Sellers in this Agreement. “Section 280G” has the meaning set forth in Section 7.05(k). “Section 280G Payments” has the meaning set forth in Section 7.05(k). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Agreement” means a guarantee and collateral agreement in substantially the form attached as Exhibit M hereto among Sellers’ Representative as agent for Sellers, Buyers and the other parties named therein. “Security Incident” means any (i) breach of security, phishing incident, ransomware or malware attack affecting any Business Systems, (ii) incident in which confidential information or Protected Data was or may have been subject to Data Treatment in an unauthorized manner (whether any of the foregoing was possessed or controlled by the CD Group Companies or by another Person on behalf of the CD Group Companies), or (iii) “personal data breach,” or analogous terms, as defined under applicable Laws. “Seller 401(k) Plan” has the meaning set forth in Section 7.17(d).

87 “Seller Disclosure Schedule” means the Seller Disclosure Schedule consisting of disclosure with respect to the representations and warranties in Articles 3 and 4, delivered by Sellers to Buyers on the date hereof. “Seller Fundamental Representations” means the representations and warranties contained in Section 3.01, Section 3.02, Section 3.03(a), Section 3.08(a), Section 3.09, Section 3.14, Section 3.23, Section 4.01, Section 4.02(a), Section 4.03, and Section 4.05. “Seller Indemnified Parties” means Sellers and each of their respective Affiliates and each of their respective successors and assigns. “Seller Parties” has the meaning set forth in Section 7.12. “Seller Prepared Return” has the meaning set forth in Section 7.05(a)(i). “Seller-Kaplan Party” means any Seller or Kaplan. “Sellers” has the meaning set forth in the Preamble. “Sellers Note” has the meaning set forth in Section 2.02(b). “Sellers Note Amount” means $130,000,000.00 minus the Retention Bonus Amount. “Sellers’ Representative” has the meaning set forth in the Preamble. “Sellers Retention Amount” means $810,000. “Shareholders” has the meaning set forth in the Preamble. “Software” means, in any form or medium, any and all (i) computer software (including any and all (A) software implementations of algorithms, models and methodologies, (B) software embodied in any sensor component or used in the design, test and manufacture of any sensor component, and (C) programmable logic and human readable or any intermediate hardware logic description language (including HDL and VHDL), whether in Source Code, Object Code, or other form), (ii) data, databases and collections or compilations of data, and (iii) all information, documentation and manuals related to any of the foregoing. “Source Code” means one or more statements in human readable form, including comments and definitions, that are generally formed and organized according to the syntax of a computer or programmable logic programming language (including such statements in batch or scripting languages), together with any and all text, diagrams, graphs, charts, flow-charts, presentations, manuals and other information that describe the foregoing. “Specific Indemnity Matters” has the meaning set forth in Section 8.02(a)(ii)(J). “Sponsor” has the meaning set forth in Section 3.11(d). “Stock Buyer” has the meaning set forth in the Preamble. “Straddle Period” has the meaning set for in Section 7.05(b).

88 “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. “Tax” means any federal, provincial, territorial, state, municipal, local, domestic, foreign, or other taxes (whether computed on a separate, consolidated, unitary, or combined basis, or in any other manner), including ad valorem, add-on, alternative, capital, capital stock, customs and import duties, disability, documentary, documentary stamp, employment, environmental, escheat, estimated, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, margins, mortgage recording, net income, occupation, payroll, personal property, privilege, production, profits, property, real property, recapture, recording, registration, rent, sales, severance, social security, stamp, transfer, transfer gains, unclaimed property, unemployment, use, value added, windfall profits, withholding, and any other similar charges in the nature of a tax, in each case imposed by a Governmental Entity, together with all interest, penalties, and additions with respect thereto. “Tax Proceeding” has the meaning set forth in Section 7.05(f). “Tax Returns” means any return, declaration, estimate, election, form, disclosure, report, claim for refund, statement, or information return filed with, or required to be filed with, any Taxing Authority in connection with the determination, assessment or payment of Taxes, including any schedules attached thereto and including any amendment thereof and any supplement thereof. “Taxing Authority” means any Governmental Entity responsible for the determination, assessment, collection, imposition, administration of any Tax. “Test Plan” means a proposal for a scope of work prepared by Ramboll US Consulting, Inc. for Buyers for additional investigation of the Liberty Sump REC. “Trade Secrets” means trade secrets and other confidential information, including Source Code, know-how, methods, processes, techniques, data, formulae, algorithms, research, records, reports, industrial models, architectures, layouts, designs, drawings, plans, product specifications, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals. “Transaction Documents” means this Agreement, Ancillary Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated by this Agreement. “Transaction Expenses” means (i) all costs, fees and expenses incurred, payable, or reimbursable by or on behalf of the Acquired Companies or Sellers or their Affiliates for which the Acquired Companies or a Buyer is or may otherwise become liable by virtue of the consummation (or the preparation for the consummation) of the transactions contemplated hereby (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants and any fees and expenses incurred in negotiations with any Persons other than Buyers and their Affiliates in connection with any

89 Company Transaction), (ii) all Liabilities of the CD Group Companies under or in connection with any severance arrangements, stay bonuses, incentive bonuses, equity issuances, equity appreciation plans or other phantom equity plans or similar arrangements, transaction bonuses, termination and change of control arrangements, equity appreciation rights arrangements and similar obligations that are owed to any Person (including the employer portion of any related employer payroll contributions or premiums) or that are triggered solely by the consummation of the transactions contemplated by this Agreement (including the employer’s portion of any associated payroll and employment Taxes (without regard to whether any such Taxes remain deferred pursuant to the CARES Act or any other similar governmental program), (iii) fifty percent (50%) of any Transfer Taxes pursuant to Section 7.05(d), (iv) fifty percent (50%) of the filing fee costs referenced in Section 7.03(b), and (v) fifty percent (50%) of the fees and expenses of the Escrow Agent. “Transfer Tax” has the meaning set forth in Section 7.05(d). “Transferred Employee” has the meaning set forth in Section 7.17(a). “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified. “Ultimate Parent Entity” means ultimate parent entity as defined by the HSR Act. “Unpaid Income Tax Amount” means, solely with respect to each Acquired Company, the sum of amounts, calculated separately with respect to each jurisdiction (which amount shall not be less than $0 for any jurisdiction) in which such Acquired Company is subject to Tax, equal to the unpaid liability for Income Taxes of such Acquired Company to the extent such Income Taxes are described in clauses (ii) and (iii) of the definition of “Pre-Closing Taxes”. “Upper Target Net Working Capital” means $38,950,000. “Waiving Parties” has the meaning set forth in Section 11.17(a). “WARN Act” has the meaning set forth in Section 3.07(p). “willful and material” has the meaning set forth in Section 9.02. 10.02 Usage. (a) For the avoidance of doubt, references to the “Business” in this Agreement shall be deemed to include the Purchased Assets and the Acquired Companies, as appropriate for the context. (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” (c) Words denoting any gender shall include all genders (including the neutral gender). Where a word is defined herein, references to the singular shall include references to the plural and vice versa. (d) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

90 (e) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided. All dollar thresholds in the representations and warranties in Article 3 and the covenants in Article 6 shall also be deemed to include their foreign currency equivalents, if and as applicable. (f) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. (g) The phrase “to the extent” means “the degree by which” and not “if.” (h) All references to information “made available” or “provided to” Buyers in respect of periods prior to the date hereof means posted in that certain “Project Citadel” virtual data room hosted by JP Morgan and accessible to Buyers and each of their representatives at least two (2) Business Days prior to the date hereof and consistently through the Closing. (i) All references to an Article, Section or Exhibit shall be deemed to refer to such Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specified. (j) The terms “hereof,” “herein,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires. (k) The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. (l) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. ARTICLE 11 MISCELLANEOUS 11.01 Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided, that (i) any amendment shall be binding only if such amendment is set forth in a writing executed by Sellers’ Representative and Buyers and (ii) any waiver of any provision of this Agreement shall be effective against Sellers’ Representative (on behalf of itself and Sellers) or Buyers only if set forth in a writing executed by such Person. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no waiver shall be deemed to, nor shall any waiver, constitute a waiver of any other provisions, regardless of whether similar, nor shall any waiver constitute a continuing waiver. 11.02 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (including by electronic mail) and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing for next Business Day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first- class postage prepaid, on the date of delivery, or (iv) if delivered by electronic mail, on (x) the date of such transmission, if such transmission is completed on a Business Day at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission and (y) the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or otherwise on a day other than a Business Day. Notices, demands and

91 communications to Sellers or Buyers shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below: Notices to Sellers: James P. Kaplan 133 Farmgate Road Pickens, SC 29671 Email: [***] with a copy to (which shall not constitute notice): Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attention: William R. Kolb; Jonathan Ettinger Email: [***]; [***] Notices to Buyers, Buyer Parent, and/or, after the Closing, Acquired Companies: Knowles Corporation 1151 Maplewood Drive Itasca, IL 60143 Attn: General Counsel Email: [***] with a copy to (which shall not constitute notice): Foley & Lardner LLP 777 E. Wisconsin Ave. Milwaukee, WI 53202 Attn: Kevin R. Schulz Email: [***] Without limiting the foregoing, any party hereto may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. 11.03 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of Buyers and Sellers’ Representative; provided, that this Agreement, and all rights, interests and obligations hereunder, may be assigned, in whole or in part, without consent, by Buyers to any of their Affiliates, to any Persons providing financing to Buyers, Kaplan or any of its Subsidiaries pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such financing), or to any Person that acquires all or a portion of the capital stock or other equity interests or the assets or business of Buyers and their Subsidiaries in any form of transaction. Any purported assignment of rights or delegation of performance obligations in violation of this Section 11.03 is void.

92 11.04 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. 11.05 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of Buyers, Kaplan and each Seller confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement). 11.06 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption had been used in this Agreement. 11.07 Complete Agreement. This Agreement, together with the Seller Disclosure Schedule and the Ancillary Agreements, whether executed and delivered on or after the date hereof, contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, whether written or oral, or any prior course of dealing among them, that may have related to the subject matter hereof in any way, including (a) that certain Letter of Intent, dated as of June 2, 2023, between Knowles Corporation and CDE, and (b) the Confidentiality Agreement. The representations, warranties, covenants and agreements contained herein, together with the indemnification provisions herein, are intended among other things to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the parties hereto. Accordingly, the parties hereto shall be deemed to have relied upon such representations, warranties, covenants and agreements as a material inducement to agreeing to the terms of this Agreement, and the parties hereto and the other Indemnified Parties shall be entitled to indemnification or other remedies provided in this Agreement in accordance with the terms hereof, but no other Person (other than the parties hereto and the other Indemnified Parties) may rely on the representations, warranties, covenants and agreements contained herein. Other than the representations and warranties expressly set forth in this Agreement or any Ancillary Agreement, no party hereto or thereto shall be deemed to have made any other representation or warranty, whether express or implied, written or oral, with respect to the subject matter of this Agreement or any Ancillary Agreement. 11.08 Seller Disclosure Schedule. The disclosure of any item in any Section or subsection of the Seller Disclosure Schedule shall be deemed disclosure with respect to any other Section or subsection to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent from the face of such disclosure (without reference to any underlying document or matter), notwithstanding the fact that the Seller Disclosure Schedule is arranged by sections corresponding to the sections in this Agreement or that a particular Section of this Agreement makes reference to a specific Section of the Seller Disclosure Schedule. The inclusion of information in the Seller Disclosure Schedule shall not be construed as, and shall not constitute, an admission to any third party that a violation, right of termination, default, liability or other obligation of any kind exists with respect to any item, nor shall it be construed as or

93 constitute an admission or agreement that such information is material to the CD Group Companies. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedule is or is not material for purposes of this Agreement. Further, neither the specification of any item or matter in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Person shall use the fact of setting forth or the inclusion of any such items or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement. 11.09 Counterparts. This Agreement may be executed in multiple counterparts (including by means of electronically transmitted (including in .pdf or .tif formats) signature pages), all of which, taken together, shall constitute one and the same Agreement. 11.10 Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction. 11.11 CONSENT TO JURISDICTION. SUBJECT TO THE PROVISIONS OF SECTION 1.04 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH COURT LOCATED IN DELAWARE OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF DELAWARE WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

94 11.12 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 11.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement, such third parties specifically including employees and creditors of the CD Group Companies. 11.14 Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that, (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 11.10 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, neither Sellers nor Buyers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.14 shall not be required to provide any bond or other security in connection with any such order or injunction. 11.15 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor pursuant to Article 8). 11.16 Sellers’ Representative. (a) Appointment. By executing this Agreement, each Seller hereby irrevocably appoints Sellers’ Representative as such Sellers’ representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Seller in any and all respects in accordance with the terms of this Agreement, the Sellers Note, the Security Agreement and the other Transaction Documents and to do or refrain from doing all such further acts and things, and to execute all such documents, as

95 Sellers’ Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement, the Sellers Note, the Security Agreement or any other Transaction Document, including the power: (i) to execute and deliver, and administer all matters pertaining to performance under, the Escrow Agreement; (ii) to negotiate, execute and deliver all ancillary agreements, statements, certificates, notices, approvals, extensions, waivers, undertakings, amendments, assignments and other documents required or permitted to be given in connection with this Agreement, any other Transaction Document or the consummation of the transactions contemplated by this Agreement or any other Transaction Document (it being understood that such Seller shall execute and deliver any such documents that Sellers’ Representative designates and agrees to execute); (iii) to give and receive all notices and communications to be given or received under this Agreement or any other Transaction Document and to receive service of process in connection with any claims under this Agreement or any other Transaction Document (including, in each case, in connection with any proceedings conducted pursuant to Article 11) and the transactions contemplated hereby; (iv) to direct, on behalf of such Seller, the payment of any and all amounts due and payable to such Seller pursuant to this Agreement, the Sellers Note, the Security Agreement or any other Transaction Document, subject to any adjustments made or reserves established or maintained by Sellers’ Representative in his or her good faith discretion; (v) to defend, agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand arbitration or litigation of, and comply with orders of arbitrators and courts with respect to Indemnification Claims and claims made on such Seller by any Buyer Indemnified Party pursuant to Article 8, dispute resolution proceedings under Article 11 and any other disputes or proceedings arising out of, related to or commenced under this Agreement or any other Transaction Document; (vi) to incur any costs and expenses for the account of such Seller, manage the payment of such costs and expenses, and make all determinations that may be required or permitted to be taken by such Seller under this Agreement or any other Transaction Document, including any engagement of and/or the fees and expenses associated with the engagement of legal counsel, accountants, investment bankers and financial advisers; (vii) to file Uniform Commercial Code financing statements in the name of the Sellers’ Representative necessary to perfect the security interests contemplated by the Security Agreement, to hold certificates, transfer powers and other possessory collateral under the Security Agreement for the benefit of such Seller, to impose default interest and to accelerate the maturity of the Sellers Note upon an event of default thereunder, to exercise on behalf of such Seller any remedies of a secured creditor with respect to the Sellers Note and the Security Agreement and to file any claims (and receive any payments thereon) on behalf of such Seller in bankruptcy, insolvency, liquidation or similar proceedings with respect to the Sellers Note, the Security Agreement and the other Transaction Documents; (viii) to take all actions that, under this Agreement or any other Transaction Document and the transactions contemplated hereby and thereby, may be taken by such Seller and to do or refrain from doing any further act or deed on behalf of such Seller that Sellers’

96 Representative deems necessary or appropriate in his or her sole discretion relating to the subject matter of this Agreement or any other Transaction Document and the transactions contemplated hereby and thereby as fully and completely as such Seller could do if personally present; and (ix) to act on behalf of such Seller in any amendment or waiver of or negotiation, mediation, arbitration, litigation or similar proceeding involving this Agreement or any other Transaction Document. (b) Scope of Authority; Enforcement of Agreement. This power of attorney, and all authority hereby conferred, is granted subject to the interests of Buyers hereunder and in consideration of the mutual covenants and agreements made herein and shall be irrevocable and shall not be terminated by any act of any Acquired Company or any Seller or by operation of Law, whether by the merger, dissolution or liquidation of any Acquired Company or any Seller or by the occurrence of any other event (other than the death or incapacity of Sellers’ Representative). All action taken by Sellers’ Representative hereunder and under the other Transaction Documents shall be final and binding upon all Sellers, and the parties acknowledge and agree that Sellers’ Representative shall have the right to enforce the rights of Sellers under this Agreement and any other Transaction Document against Buyers. Sellers’ Representative shall have the right, at any time and from time to time, to designate any Seller to exercise his or her rights and perform his or her obligations as Sellers’ Representative under this Agreement and the other Transaction Documents. In the event of any such designation, all references in this Agreement to Sellers’ Representative shall be interpreted to refer to such designee. Upon Buyers’ request in each instance, Sellers’ Representative shall deliver a written instrument evidencing such designation duly executed by Sellers’ Representative and his or her designee. (c) Liability. Sellers’ Representative shall not be liable to Sellers for any act taken or omitted by him or her as permitted under this Agreement, the Escrow Agreement, the Sellers Note, the Security Agreement or any other Transaction Document or the transactions contemplated hereby and thereby, except to the extent such act or omission constitutes gross negligence, bad faith or a knowing and intentional breach of Sellers’ Representative’s obligations under this Agreement. Sellers’ Representative shall not be responsible to any Seller in any manner whatsoever for any failure or inability of Buyers or any other Person to honor any of the provisions of this Agreement, the Sellers Note, the Security Agreement or any other Transaction Document. Sellers’ Representative shall, to the extent set forth in Section 11.16(d), be fully protected by Sellers in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that Sellers’ Representative in good faith believes to be genuine (including facsimiles thereof) and to have been signed or presented by the proper party or parties. Sellers’ Representative shall not be liable to Sellers for any error of judgment or any act done or step taken or omitted by Sellers’ Representative in good faith or for any mistake in fact or Law, or for anything that Sellers’ Representative may do or refrain from doing in connection with this Agreement or any other Transaction Document, except for Sellers’ Representative’s own gross negligence, bad faith or knowing and intentional breach of his or her obligations under this Agreement. Sellers’ Representative may consult with counsel of his or her own choice and shall have complete authorization and, to the extent set forth in Section 11.16(d), protection for any action taken or suffered by him or her in good faith and pursuant to the advice of such counsel. (d) Indemnity. Each Seller agrees to indemnify Sellers’ Representative for, and to hold Sellers’ Representative harmless against, any Losses suffered or incurred by Sellers’ Representative arising out of or in connection with Sellers’ Representative exercising his or her rights or performing his or her duties under this Agreement, the Escrow Agreement, the Sellers Note, the Security Agreement or any other Transaction Document and the transactions contemplated hereby and thereby, including the costs and expenses of Sellers’ Representative incurred in his or her capacity thereof and the costs and expenses of successfully defending Sellers’ Representative against any claim of liability with respect thereto, in each

97 case, to the extent such Losses do not result from Sellers’ Representative’s gross negligence, bad faith or knowing and intentional breach of his or her obligations under this Agreement. 11.17 Law Firm Representation; Privilege. (a) Each Buyer hereby agrees, on its own behalf and on behalf of its directors, members, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that Foley Hoag LLP (or any successor) (“Foley Hoag”) may represent any of the Sellers or any of their respective Affiliates thereof in any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, any Ancillary Agreement and any transaction contemplated hereby and thereby adverse to the Waiving Parties or any other Person, notwithstanding its representation (or any continued representation) of Kaplan, CDE, CDM, CDA, or any of their respective Subsidiaries or other Waiving Parties, and each Buyer on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty, or any other objection arising therefrom or relating thereto. (b) Each Buyer, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all pre-Closing communications, written or oral, between CDE, CDM, CDA, Kaplan (or any of their respective Subsidiaries) and any of the Sellers and their respective counsel, including Foley Hoag, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement, any Ancillary Agreement and any transaction contemplated hereby and thereby, are privileged communications that do not belong to CDE, CDM, CDA, Kaplan or any of their respective Subsidiaries following the Closing, and instead survive, remain with and are controlled by the Shareholders (the “Privileged Communications”), without any waiver thereof. Each Buyer, together with any of its Affiliates, subsidiaries, successors or assigns, agrees that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of CDE, CDM, CDA, Kaplan or otherwise, in any action against or involving any of the parties after the Closing; and each Buyer, for itself and the Waiving Parties, agrees not to assert that the privilege has been waived as to the Privileged Communications that may be located in the records or email server (or in the knowledge of the officers and employees) of CDE, CDM, CDA, Kaplan or any of their respective Subsidiaries. Each Buyer, for itself and the Waiving Parties, hereby further agrees not to knowingly take any action that it understands would result in any subsequent waiver of the privilege respecting the Privileged Communications. [Remainder of Page Intentionally Left Blank]

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. BUYER PARENT: KNOWLES CORPORATION By: /s/ John S. Anderson Name: John S. Anderson Its: Senior Vice President and Chief Financial Officer STOCK BUYER: KNOWLES CAPITAL HOLDINGS, INC. By: /s/ John S. Anderson Name: John S. Anderson Its: President ASSET BUYER: KNOWLES INTERMEDIATE PD HOLDINGS, LLC By: /s/ John S. Anderson Name: John S. Anderson Its: Vice President

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. ASSET SELLERS: CORNELL DUBILIER ELECTRONICS, INC. By: /s/ James P. Kaplan Name: James P. Kaplan Its: Chief Executive Officer CD AERO, LLC By: Cornell-Dubilier Electronics, Inc., its managing member By: /s/ James P. Kaplan Name: James P. Kaplan Its: Chief Executive Officer

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. KAPLAN: KAPLAN ELECTRONICS, INC. By: /s/ James P. Kaplan Name: James P. Kaplan Its: Chief Executive Officer

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: JAMES R. KAPLAN REVOCABLE LIVING TRUST U/A/D JULY 2, 2012, AS AMENDED By: /s/ Jane T. Kaplan Name: Jane T. Kaplan Title: Co-Trustee By: /s/ Michael J. Kaplan Name: Michael J. Kaplan Title: Co-Trustee

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: JANE T. KAPLAN REVOCABLE LIVING TRUST JULY 2, 2012, AS AMENDED By: /s/ Jane T. Kaplan Name: Jane T. Kaplan Title: Trustee

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: JJK ASSOCIATES, LP By: JJK Associates I, LLC, Its general partner By: /s/ Jane T. Kaplan Name: Jane T. Kaplan Title: Manager

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: /s/ Paula E. Dugan PAULA E. DUGAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: /s/ Michael J. Kaplan MICHAEL J. KAPLAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SHAREHOLDERS: /s/ James P. Kaplan JAMES P. KAPLAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. SELLERS’ REPRESENTATIVE: /s/ James P. Kaplan James P. Kaplan

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. GUARANTORS: /s/ Jane T. Kaplan JANE T. KAPLAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. GUARANTORS: /s/ Paula E. Dugan PAULA E. DUGAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. GUARANTORS: /s/ Michael J. Kaplan MICHAEL J. KAPLAN

Signature Page to Purchase and Sale Agreement IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date first written above. GUARANTORS: /s/ James P. Kaplan JAMES P. KAPLAN

G-1 Exhibit G Form of Sellers Note [see attached]

Form Final G-2 EXHIBIT G KNOWLES CAPITAL HOLDINGS, INC. KNOWLES INTERMEDIATE PD HOLDINGS LLC SECURED PROMISSORY NOTE $122,900,000 [●], 202[●] FOR VALUE RECEIVED, the undersigned Knowles Capital Holdings, Inc., a Delaware corporation (“Knowles Capital”), and Knowles Intermediate PD Holdings, LLC, a Delaware limited liability company (“Knowles PD” and, together with Knowles Capital, the “Borrowers”), jointly and severally promise to pay to James P. Kaplan, as representative (together with his permitted successors and assignees, the “Sellers’ Representative”) for the benefit of himself and the other Sellers, the principal amount of $122,900,000 on or before the Maturity Date (as defined below) in United States Dollars, as such amount may be adjusted in accordance with Section 3 below. This Secured Promissory Note (this “Note”) is issued by the Borrowers in accordance with Section 2.02(b) of the Purchase and Sale Agreement dated as of September 15, 2023 (the “Purchase Agreement”) among the Borrowers, the Guarantor, the Sellers’ Representative and certain other parties. The principal balance of this Note outstanding from time to time is referred to as the “Principal Amount”. Capitalized terms are used herein with the definitions provided in Annex A hereto. 1. Interest Rate. No interest shall accrue on the Principal Amount, except to the extent provided in Section 7(b) below. 2. Payment of Principal. (a) The Principal Amount shall be due and payable in cash on [●], 202[●]1 (the “Maturity Date”), unless due earlier as provided in this Note. (b) The Borrowers shall pay to the Sellers’ Representative as a scheduled mandatory prepayment $50,000,000 of the Principal Amount on [●], 202[●]2. (c) The Borrowers may elect to prepay the Principal Amount in minimum amounts of $10,000,000 upon at least three Business Days advance notice to the Sellers’ Representative. Any such prepayment shall be applied to amounts due under this Note in the manner directed by the Borrowers. (d) All payments received by the Sellers’ Representative under this Note or the Guarantee and Collateral Agreement shall be applied to the Obligations as follows: 1 To be the date that is two years after the date of this Note. 2 To be the date that is one year after the date of this Note.

G-3 (i) first, to the payment of any fees, costs and expenses, including counsel costs, of the Sellers’ Representative reimbursable by the Borrowers under any Loan Document (if any); and (ii) second, to payment of the Principal Amount. 3. Adjustments to Principal Balance of Note. Pursuant to Section 1.04(e), Section 1.04(g) and Article 8 of the Purchase Agreement, the Principal Amount shall be automatically decreased by the CDM Excess Amount (as defined in the Purchase Agreement), the CDE Excess Amount (as defined in the Purchase Agreement) and for Losses (as defined in the Purchase Agreement) to the extent the Principal Amount is reduced by such Losses pursuant to the terms and conditions of Article 8 of the Purchase Agreement (the “Principal Adjustment”), respectively. The amount of the Principal Adjustment, and the resulting reduced Principal Amount (the “Adjusted Principal Amount”) shall be recorded by the Sellers’ Representative on Schedule A attached hereto. Notwithstanding the foregoing, the failure of the Sellers’ Representative to record the Principal Adjustment or the Adjusted Principal Amount on Schedule A shall not affect or limit the reduction of the Principal Amount owing by the Borrowers hereunder, which reduction shall be automatic pursuant to this Section 3. 4. Security; Guarantee. The obligations of the Borrowers hereunder shall be (a) secured by a pledge by (i) Knowles Intermediate of all of the Equity Interests of Knowles PD owned by it, the recourse for which shall be limited to the Equity Interests of Knowles PD and (ii) Knowles Capital of all of the Equity Interests of Kaplan Electronics owned by it and (b) guaranteed by the Guarantor, pursuant to the Guarantee and Collateral Agreement dated as of the Effective Date (as from time to time in effect, the “Guarantee and Collateral Agreement”) among the Guarantor, Knowles Intermediate, Knowles Capital and the Sellers’ Representative. 5. Representations and Warranties. As of the date of this Note, each Borrower represents and warrants as follows; provided, however, that the Borrowers make no representation or warranty as to the CDM Business or the CDE Business: (a) Organization; Powers. Such Borrower is (i)(A) duly organized and validly existing and (B) in good standing under the laws of the jurisdiction of its organization, (ii)(A) has all power and authority and (B) all material governmental approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and (iii) qualified to do business, and in good standing, in every jurisdiction where such qualification is required, except, in each case (other than clause (i)(A)) where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (b) Authorization; Enforceability. The execution, delivery and performance by such Borrower of the Loan Documents are within such Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of such Borrower. This Note and each other Loan Document have been duly executed and delivered by such Borrower and constitute a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting

G-4 creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (c) No Conflicts. The execution, delivery and performance by such Borrower of the Loan Documents do not violate the charter, by-laws or other organizational documents of such Borrower. (d) Investment Company Status. Such Borrower is not required to be registered as an “investment company” as defined in the Investment Company Act of 1940. (e) Collateral Matters. The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Sellers’ Representative a valid and enforceable security interest in the Pledged Collateral, and when the Pledged Collateral constituting certificated securities (as defined in the Uniform Commercial Code) are delivered to the Sellers’ Representative, together with instruments of transfer duly endorsed in blank, the security interest created under the Guarantee and Collateral Agreement will constitute under the Uniform Commercial Code (to the extent a Lien may be perfected thereunder) a fully perfected security interest in all right, title and interest of the Grantors in such Pledged Collateral, prior and superior in right to any other Person, other than Liens arising by operation of law and having priority by law over the Liens of the Sellers’ Representative on the Pledged Collateral. (f) Federal Reserve Regulations. Such Borrower is not engaged or will engage principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Principal Amount will be used, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under any Loan Document will at any time be represented by margin stock. (g) Solvency. The Borrowers hereby make the representation and warranty set forth in Section 5.06 of the Purchase Agreement, which is incorporated herein, solely in the manner and to the extent required by Section 6.03(a) of the Purchase Agreement. 6. Covenants. Each Borrower covenants that, until the Termination Date, such Borrower will comply with the covenants set forth in Annex B hereto. 7. Defaults; Remedies. (a) Events of Default. The following events are herein referred to as “Events of Default”; provided, however, that any such events related to the CDM Business or CDE Business that have occurred prior to, or are in existence on, the Effective Date or that occur after the Effective Date as a continuation or result of any such event that occurred prior to, or which was in existence on, the Effective Date shall, in each case, not constitute an Event of Default (it being understood that this proviso shall not waive, amend or otherwise modify any obligations of the Sellers and Sellers’ Representative under the Purchase Agreement):

G-5 (i) any Borrower shall fail to pay any Principal Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (ii) any representation or warranty made by or on behalf of any Loan Party in any Loan Document shall prove to have been incorrect in any material respect when made; (iii) (A) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in the Note (other than as specified in Section 7(a)(i)) or (B) any Loan Party shall fail to observe or perform any covenant contained in the Guarantee and Collateral Agreement, and in each case such failure shall continue unremedied for a period of 30 days after notice thereof from the Sellers’ Representative to the Borrowers; (iv) (A) any Loan Party shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and beyond the grace period therefor; provided that any failure under this Section 7(a)(vi) is unremedied and is not waived by the holders of such Indebtedness prior to any acceleration of this Note pursuant to this Section 7, or (B) the Knowles Administrative Agent terminates the Knowles Commitments or declares the Knowles Loans then outstanding to be due and payable in whole or in part, in each case following an “Event of Default” under and as defined in the Knowles Credit Agreement; (v) any event or condition occurs that results in any Material Indebtedness becoming due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity (or, in the case of a Hedging Agreement (other than a Permitted Convertible Notes Hedging Agreement or Permitted Equity Derivative Transactions), the involuntary termination thereof as the result of a default by any Loan Party), or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf (or, in the case of any Hedging Agreement (other than any Permitted Convertible Notes Hedging Agreement or Permitted Equity Derivative Transactions), the applicable counterparty), to cause such Material Indebtedness to become due, or require the prepayment, repurchase, redemption or defeasance thereof (or, in the case of a Hedging Agreement (other than a Permitted Convertible Notes Hedging Agreement or Permitted Equity Derivative Transactions), the involuntary termination thereof as the result of a default by any Loan Party) prior to its scheduled maturity, in each of the foregoing cases, beyond the grace period therefor; provided that this Section 7(a)(v) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness that becomes due as a result of a voluntary refinancing thereof (in the case of any Loan Party that is part of the Kaplan Restricted Group, that is permitted under Section 1.05 of Annex B hereto) or as a result of any voluntary prepayment, repurchase, redemption or defeasance thereof by any Loan Party in the absence of any default (or a similar event, however denominated) thereunder or (C) any requirement to deliver cash upon conversion of the Permitted Convertible Notes; provided, further, that any such failure under this Section 7(a)(v) is unremedied and is not waived by the holders of such Indebtedness prior to any acceleration of this Note pursuant to Section 7(b);

G-6 (vi) (A) any material provision of this Note, at any time after its execution and delivery and for any reason, ceases to be in full force and effect other than (x) as expressly permitted hereunder or (y) the occurrence of the Termination Date or (B) any Loan Party contests in writing the validity or enforceability of any provision of this Note; (vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (viii) any Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of any proceeding or petition described in Section 7(a)(vii), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (E) make a general assignment for the benefit of creditors; (ix) any Loan Party shall admit in writing its inability or fail generally to pay its debts as they become due; (x) one or more final judgments for the payment of money in an aggregate amount in excess of $35,000,000 (other than any such judgment covered by insurance to the extent the insurer has been notified and liability therefor has not been denied by the insurer) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days during which execution shall not be effectively stayed, or, during such 60 day period, a judgment creditor shall legally take any action to sell material assets of the Guarantor to collect any such judgment during such 60 day period; (xi) one or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (xii) any Lien purported to be created under the Guarantee and Collateral Agreement shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Pledged Collateral, with the priority required by the Guarantee and Collateral Agreement, except as a result of (A) a sale or transfer of the applicable Pledged Collateral in a transaction permitted under the Loan Documents, (B) the release thereof as provided in the Loan Documents or (C) the Sellers’ Representative’s failure to maintain possession of any stock certificate, or other similar instrument, delivered to it under the Guarantee and Collateral Agreement or the Sellers’ Representative’s failure to file Uniform Commercial Code financing statements; or

G-7 (xiii) the Guarantee of the Guarantor purported to be created under the Guarantee and Collateral Agreement shall cease to be, or shall be asserted in writing by any Loan Party not to be, in full force and effect; or (xiv) a Change in Control shall occur. (b) Remedies. If any one or more Events of Default shall occur and be continuing, then in each and every such case: (i) Acceleration of Maturity. Upon notice by the Sellers’ Representative to the Borrowers, the Obligations shall become immediately due and payable. (ii) Exercise of Rights. The Sellers’ Representative may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding under the Loan Documents. (iii) Bankruptcy Default. Upon the occurrence of an Event of Default under Section 7(a)(vii) or Section 7(a)(viii), the unpaid balance of the Obligations shall automatically become immediately due and payable. (iv) Default Interest; Enforcement Costs. Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a)(i), (a) all overdue principal of the Note shall accrue interest, payable on demand, at 2% per annum plus the SOFR-based rate otherwise applicable on such date under the Knowles Credit Agreement and (b) the Borrowers shall pay on demand all reasonable out-of-pocket costs and expenses, including all court costs and reasonable attorneys’ fees and expenses (limited to (A) one firm of counsel for the Sellers’ Representative, the Sellers and their Affiliates, taken as a whole, and (B) if reasonably necessary, one firm of local counsel in any relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) to all such Persons, taken as a whole), incurred solely in connection in enforcing its rights under the Loan Documents (and, for the avoidance of doubt, excluding the Purchase Agreement and the other transactions and documents contemplated thereunder). (v) Right to Realize Upon Collateral. The Sellers’ Representative shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code and other applicable law. (vi) Setoff. The Sellers’ Representative may offset and apply toward the payment of the Obligations or part thereof (and/or toward the curing of any Event of Default) any obligation owing from the Sellers’ Representative to any Loan Party, regardless of the adequacy of any security for the Obligations, and the Sellers’ Representative shall have no duty to determine the adequacy of any such security in connection with any such offset. Other than with respect to the adjustments to the Principal Amount pursuant to Section 3 hereof, the Borrowers hereby waive to the extent not prohibited by applicable law any rights to offset or reduce the Principal Amount against any of the obligations of Sellers’ Representative to any Loan Party now or hereafter

G-8 existing under the Purchase Agreement or any other agreement among any Loan Parties and the Sellers’ Representative. (vii) Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Sellers’ Representative’s rights hereunder shall be cumulative. 8. Joint and Several Obligations. Each Borrower shall be jointly and severally liable for all the Obligations, and confirms that it will obtain a substantial benefit by the incurrence of Obligations by the other Borrower. Each Borrower shall keep itself apprised of the financial condition of the other Borrower. Each Borrower waives (a) any suretyship defenses available to it under the Bankruptcy Code or any other applicable law, and (b) any right to require the Sellers’ Representative to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. The Sellers’ Representative may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right of the Sellers’ Representative or an engaged third party to foreclose by judicial or non- judicial sale in compliance with relevant laws and regulations) without affecting any Borrower's liability. Notwithstanding any other provision of this Note or other Loan Document, until the Termination Date, each Borrower irrevocably waives all rights that it may have at law or in equity (including any law subrogating any Borrower to the rights of the Sellers’ Representative under this Note) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or Seller Note Party, for any payment made by such Borrower with respect to the Obligations and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations. Until the Termination Date, if any payment is made to a Borrower in contravention of this Section 8, such Borrower shall hold such payment in trust for the Sellers’ Representative and such payment shall be promptly delivered to the Sellers’ Representative for application to the Obligations, whether matured or unmatured. 9. General. (a) No course of dealing by the Sellers’ Representative nor any delay on the part of the Sellers’ Representative in the exercise of any right or remedy shall operate as a waiver hereunder. No single or partial exercise by the Sellers’ Representative of any right or remedy shall preclude the exercise of any other right or remedy. No covenant, obligation or other provision of any Loan Document may be waived by the Sellers’ Representative, and no consent contemplated hereby may be given by the Sellers’ Representative, other than in a writing signed by the Sellers’ Representative explicitly waiving such covenant, obligation or provision or giving such consent. Each Borrower hereby waives to the extent not prohibited by applicable law, (i) presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note, (ii) any requirement of diligence or promptness on the part of the Sellers’ Representative in the enforcement of its rights under the Loan Documents and (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law. (b) Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of this Note and receipt of an indemnity from Sellers’ Representative in

G-9 form and substance reasonably acceptable to the Borrowers, the Borrowers will issue a new Note, with the same maturity and amount, in lieu of such lost, stolen, destroyed or mutilated Note. (c) This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder. This Note is not assignable by the Sellers’ Representative without the prior written consent of the Borrowers (such consent not to be unreasonably withheld), which consent shall not be required (i) upon the occurrence and during the continuance of an Event of Default or (ii) with respect to a successor (which successor shall be a Seller) to James P. Kaplan as Seller’s Representative; provided, that in connection with any permitted assignment, (x) this Note shall remain subject to the set-off rights contained in Section 3 and (y) the assignee shall specifically acknowledge, in writing in a form acceptable to the Borrower, the set-off rights pursuant to Section 3 above. (d) All notices, demands and other communications to be given or delivered under or by reason of the provisions of any Loan Document shall be in writing (including by electronic mail) and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing for next Business Day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, or (iv) if delivered by electronic mail, on (x) the date of such transmission, if such transmission is completed on a Business Day at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission and (y) the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or otherwise on a day other than a Business Day. Notices, demands and communications to Sellers or Buyers shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below: If to the Borrowers or any Loan Party: c/o Knowles Corporation 1151 Maplewood Drive Itasca, IL 60143 Attn: Nilson Rodrigues Email: notices@knowles.com with a copy to generalcounsel@knowles.com With a copy to (which shall not constitute notice): Sidley Austin LLP 2021 McKinney Avenue Suite 2000 Attn: Angela Fontana Email: angela.fontana@sidley.com If to the Sellers’ Representative:

G-10 James P. Kaplan 133 Farmgate Road Pickens, SC 29671 Attn: James P. Kaplan Email: jkaplan@cde.com with a copy to (which shall not constitute notice): Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attn: William R. Kolb; Jonathan Ettinger Email: wkolb@foleyhoag.com; jettinger@foleyhoag.com (e) Any signature upon this Note or any other Loan Document which is transmitted as a facsimile or as a scan or .pdf shall be deemed a valid and binding signature of such signatory with the same effect as if a manually signed original signature. The words “executed,” “signature” and similar words in this Note or any other Loan Document shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. (f) If for any reason one or more of the provisions of this Note or their application to any Person or circumstance shall be held to be invalid, illegal or unenforceable in any respect, such provisions shall nevertheless remain valid, legal and enforceable to such extent as may be permissible, and any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note. (g) This Note is made and shall be governed by and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision that would result in the application of the laws of any jurisdiction other than the State of Delaware. Any action in connection with this Note or the other Loan Documents shall be brought exclusively in the state and federal courts in Delaware; the Sellers’ Representative and each Borrower hereby submit to the jurisdiction thereof and waive any objection to such venue. Each of the Sellers’ Representative and each Borrower agree to waive trial by jury in any action in connection with this Note or the other Loan Documents. [SIGNATURE PAGE FOLLOWS]

[Signature Pages to Secured Promissory Note] G-11 IN WITNESS WHEREOF, this Secured Promissory Note has been duly executed and delivered under seal as of the date first written above. BORROWERS KNOWLES CAPITAL HOLDINGS, INC. By: _______________________________ Name: Title: KNOWLES INTERMEDIATE PD HOLDINGS, LLC By: _______________________________ Name: Title:

[Signature Pages to Secured Promissory Note] G-12 SELLERS’ REPRESENTATIVE JAMES P. KAPLAN By: _______________________________ Name: Title:

G-13 Schedule A Adjusted Principal Amount Initial Principal Amount Principal Adjustment Any Prior Prepayment of Principal Adjusted Principal Amount $122,900,000 CDM Excess Amount $[●] CDE Excess Amount $[●] Indemnifiable Losses $[●] Total Adjustment Amount $[●] $[●] $[●]

M-1 Exhibit M Form of Security Agreement [see attached]

GUARANTEE AND COLLATERAL AGREEMENT dated as of [•] [•], 2023, among KNOWLES CORPORATION, as Guarantor, KNOWLES CAPITAL HOLDINGS, INC., and KNOWLES INTERMEDIATE HOLDING, INC., as Grantors, and JAMES P. KAPLAN, as Sellers’ Representative

ii TABLE OF CONTENTS ARTICLE I Definitions ................................................................................................................................ 1 SECTION 1.01. Defined Terms. ................................................................................................ 1 SECTION 1.02. Other Defined Terms. ...................................................................................... 1 ARTICLE II Guarantee ................................................................................................................................. 3 SECTION 2.01. Guarantee. ....................................................................................................... 3 SECTION 2.02. Guarantee of Payment; Continuing Guarantee.. .............................................. 3 SECTION 2.03. No Limitations................................................................................................. 3 SECTION 2.04. Reinstatement.. ................................................................................................ 4 SECTION 2.05. Agreement to Pay; Subrogation.. .................................................................... 4 SECTION 2.06. Information. ..................................................................................................... 4 SECTION 2.07. [Reserved]. ...................................................................................................... 4 SECTION 2.08. Acknowledgement. .......................................................................................... 4 SECTION 2.09. [Reserved]. ...................................................................................................... 4 ARTICLE III Pledge of Securities ................................................................................................................ 5 SECTION 3.01. Pledge.. ............................................................................................................ 5 SECTION 3.02. Delivery of the Pledged Securities; UCC Filings Authorization. .................................................................................................. 5 SECTION 3.03. Representations, Warranties and Covenants. .................................................. 5 SECTION 3.04. Registration in Nominee Name; Denominations.. ........................................... 6 SECTION 3.05. Voting Rights; Dividends and Interest. ........................................................... 6 SECTION 3.06. Negative Pledge. .............................................................................................. 7 ARTICLE IV Remedies ................................................................................................................................ 8 SECTION 4.01. Remedies Upon Default.. ................................................................................ 8 SECTION 4.02. Application of Proceeds. ................................................................................. 9 SECTION 4.03. Securities Act. ................................................................................................. 9 ARTICLE V Indemnity, Subrogation, Contribution and Subordination .................................................... 10 SECTION 5.01. Indemnity and Subrogation. .......................................................................... 10 SECTION 5.02. Contribution and Subrogation.. ..................................................................... 10 SECTION 5.03. Subordination. ............................................................................................... 10 ARTICLE VI Miscellaneous ...................................................................................................................... 11 SECTION 6.01. Notices.. ......................................................................................................... 11 SECTION 6.02. Waivers; Amendment. ................................................................................... 11 SECTION 6.03. [Reserved]. .................................................................................................... 11 SECTION 6.04. Survival.. ....................................................................................................... 11 SECTION 6.05. Counterparts; Effectiveness; Successors and Assigns; Electronic Execution. .................................................................................... 12 SECTION 6.06. Severability.................................................................................................... 12 SECTION 6.07. [Reserved]. .................................................................................................... 13 SECTION 6.08. Governing Law; Jurisdiction; Consent to Service of Process. ...................... 13 SECTION 6.09. WAIVER OF JURY TRIAL.. ....................................................................... 13

iii SECTION 6.10. Headings. ....................................................................................................... 13 SECTION 6.11. Security Interest Absolute.. ........................................................................... 13 SECTION 6.12. Termination or Release. ................................................................................ 14 SECTION 6.13. [Reserved]. .................................................................................................... 14 SECTION 6.14. Sellers’ Representative Appointed Attorney-in-Fact.. .................................. 14 SECTION 6.15. Non-Recourse Basis.. .................................................................................... 14 SCHEDULES Schedule I Pledged Equity Interests

GUARANTEE AND COLLATERAL AGREEMENT dated as of [•] [•], 2023 (this “Agreement”), among Knowles Corporation, a Delaware corporation (the “Guarantor”), Knowles Capital Holdings, Inc., a Delaware corporation (“Capital Holdings”), Knowles Intermediate Holding, Inc., a Delaware corporation (“Intermediate Holding” and together with Capital Holdings, collectively, the “Grantors” and each a “Grantor”), and James P. Kaplan, as representative (together with his successors and assignees, the “Sellers’ Representative”) for the benefit of himself and the other Sellers. WHEREAS, each of Capital Holdings and Knowles Intermediate PD Holdings, LLC, a Delaware limited liability company and newly-formed, direct Subsidiary of Intermediate Holdings (“PD Holdings” and together with Capital Holdings, “Buyers”), are parties to that certain Purchase and Sale Agreement, dated as of September 15, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Capital Holdings, PD Holdings, the Guarantor, the Sellers’ Representative and certain other parties; and WHEREAS, pursuant to the Purchase Agreement, Capital Holdings will purchase all of the issued and outstanding stock of Kaplan Electronics, Inc., a Delaware corporation, and PD Holdings will purchase a combination of stock and assets sold thereunder (collectively, the “Acquired Assets”); and WHEREAS, as part of the consideration under the Purchase Agreement, Buyers have agreed to deliver to Sellers’ Representative the Secured Promissory Note, dated as of the date hereof in an aggregate principal amount of $122,900,000 (the “Note”), from the Buyers (in such capacity, the “Borrowers”), payable to Sellers’ Representative for the benefit of himself and the other Sellers; and WHEREAS, it is a condition to the Note that the Grantors and Guarantor shall have executed and delivered this Agreement to the Sellers’ Representative to provide, in part, a pledge by the Grantors of certain of the Acquired Assets as security for, and a guaranty by the Guarantor of, the obligations under the Note as more fully set forth herein; NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with the Sellers’ Representative as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein and defined in the Note shall have the meaning specified in the Note. Each other term used but not defined herein that is defined in the New York UCC (as defined herein) shall have the meaning specified in the New York UCC. The term “instrument” and “Proceeds” shall have the meaning specified in Article 9 of the New York UCC. (b) The rules of construction specified in Sections 1.02, 1.03, and 1.04 of Annex A to the Note also apply to this Agreement, mutatis mutandis. SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “Acquired Assets” has the meaning assigned to such term in the recitals hereto.

2 “Agreement” has the meaning assigned to such term in the preamble hereto. “Bankruptcy Code” has the meaning assigned to such term in the Note. “Borrowers” has the meaning assigned to such term in the recitals hereto. “Buyers” has the meaning assigned to such term in the recitals hereto. “Capital Holdings” has the meaning assigned to such term in the preamble hereto. “Claiming Party” has the meaning assigned to such term in Section 5.02. “Contributing Party” has the meaning assigned to such term in Section 5.02. “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Federal Securities Laws” has the meaning assigned to such term in Section 4.03. “Grantors” has the meaning assigned to such term in the preamble hereto. “Guarantor” has the meaning assigned to such term in the preamble hereto. “Indemnified Amount” has the meaning assigned to such term in Section 5.02. “Intermediate Holding” has the meaning assigned to such term in the preamble hereto. “Loan Parties” means the Guarantor, the Borrowers and the Grantors. “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York. “Note” has the meaning assigned to such term in the recitals hereto. “Obligations” has the meaning assigned to such term in the Note. “PD Holdings” has the meaning assigned to such term in the recitals hereto. “Pledged Collateral” has the meaning assigned to such term in Section 3.01. “Pledged Equity Interests” has the meaning assigned to such term in Section 3.01. “Pledged Securities” means any stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral. “Purchase Agreement” has the meaning assigned to such term in the recitals hereto. “Reduction Provisions” has the meaning assigned to such term in Section 2.03.

3 “Secured Parties” means, collectively, the Sellers’ Representative and the Sellers. “Sellers” has the meaning assigned to such term in the Note. ARTICLE II Guarantee SECTION 2.01. Guarantee. The Guarantor irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, the full and punctual payment and performance, when due, of the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any extension, renewal, amendment or modification of the Obligations. The Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Person of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment. SECTION 2.02. Guarantee of Payment; Continuing Guarantee. The Guarantor further agrees that its Guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Sellers’ Representative or any other Secured Party to any security held for the payment of the Obligations. The Guarantor agrees that its Guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred. SECTION 2.03. No Limitations. (a) Except for the termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 6.12 and the adjustment provisions set forth in Section 3 of the Note (the “Reduction Provisions”), and subject to Section 2.09, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing but subject to the Reduction Provisions, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Sellers’ Representative or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) [reserved]; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Sellers’ Representative or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Note; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the Reduction Provisions and, subject to Section 2.04, the payment in full of the Obligations to the extent necessary to cause the Termination Date to occur). The Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of the Guarantor hereunder.

4 (b) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Note or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the Reduction Provisions and, subject to Section 2.04, the payment in full of the Obligations to the extent necessary to cause the Termination Date to occur. The Sellers’ Representative and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent of the Reduction Provisions and, subject to Section 2.04, the Obligations have been paid in full to the extent necessary to cause the Termination Date to occur. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Loan Party, as the case may be, or any security. SECTION 2.04. Reinstatement. The Guarantor agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Sellers’ Representative or any other Secured Party upon the bankruptcy, insolvency, receivership, dissolution, liquidation or reorganization of any other Loan Party or otherwise. SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Sellers’ Representative or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay the Note when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Sellers’ Representative for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligations. Upon payment by the Guarantor of any sums to the Sellers’ Representative as provided above, all rights of the Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V. SECTION 2.06. Information. The Guarantor (a) assumes all responsibility for being and keeping itself informed of each other Loan Party’s (as applicable) financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder and (b) agrees that none of the Sellers’ Representative or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks. SECTION 2.07. [Reserved]. SECTION 2.08. Acknowledgment. Each of the Guarantor and Knowles Intermediate hereby acknowledges the provisions of Annex B of the Note applicable to it and agrees to be bound by such provisions (but only with respect to provisions applicable to it) with the same force and effect, and to the same extent, as if the Guarantor and Knowles Intermediate were parties to the Note. SECTION 2.09. [Reserved].

5 ARTICLE III Pledge of Securities SECTION 3.01. Pledge. As security for the payment and performance in full of the Obligations, each Grantor hereby assigns, pledges and grants to the Sellers’ Representative, for the benefit of the Secured Parties, a security interest in all such Grantor’s right, title and interest in, to and under: (a)(i) the Equity Interests set forth opposite the name of such Grantor on Schedule I and any additional Equity Interests issued by such issuers set forth on Schedule I after the date hereof and (ii) all certificates and other instruments representing all such Equity Interests (the “Pledged Equity Interests”); (b) subject to Section 3.05, all payments of dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests; (c) subject to Section 3.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”). SECTION 3.02. Delivery of the Pledged Securities; UCC Filings Authorization. (a) Each Grantor agrees to deliver or cause to be delivered to the Sellers’ Representative any and all Pledged Securities within ten (10) Business Days of the date hereof. Each Grantor acknowledges and agrees that (A) if any interest in any limited liability company pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and the certificate representing such interest shall be delivered to the Sellers’ Representative in accordance with this Section 3.02(a) and (B) if any interest in any limited liability company pledged hereunder is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall not cause or permit such interest to be a security governed by Article 8 of the New York UCC or to be represented by a certificate unless such Grantor shall first notify the Sellers’ Representative and deliver such certificate to the Sellers’ Representative in accordance with clause (A) of this Section 3.02(a). (b) Upon delivery to the Sellers’ Representative, any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Sellers’ Representative. (c) Each Grantor hereby irrevocably authorizes the Sellers’ Representative (or its designee) at any time and from time to time after the date hereof to file in any relevant jurisdiction any financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Sellers’ Representative reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Pledged Collateral granted under this Agreement (but which filing shall be specific as to the collateral and shall not be an “all assets” filing or similar filing purporting to cover all assets of the Grantors), and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification or company number issued to such Grantor. Each Grantor agrees to provide the information required for any such filing to the Sellers’ Representative promptly upon request. SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent and warrant to the Sellers’ Representative, for the benefit of the Secured Parties, that:

6 (a) Schedule I sets forth, as of the date hereof, a true and complete list, with respect to each Grantor, of the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor; (b) [Reserved]; (c) each of the Grantors (i) will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests indicated on Schedule I as owned by such Grantor, (ii) holds the Pledged Collateral owned by it free and clear of all Liens, other than non-consensual Liens permitted to exist under Section 1.06 of Annex B of the Note, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than non- consensual Liens permitted to exist under Section 1.06 of Annex B of the Note and transfers made in compliance with the Note and (iv) will defend its title or interest thereto or therein against any and all Liens (other than non-consensual Liens permitted to exist under Section 1.06 of Annex B of the Note), however arising, of all Persons whomsoever; and (d) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated. SECTION 3.04. Registration in Nominee Name; Denominations. Upon and during the continuance of an Event of Default, the Sellers’ Representative shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. SECTION 3.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 7(a)(vii) or Section 7(a)(viii) of the Note, the Sellers’ Representative shall have notified the Grantors that the Grantors’ rights, in whole or in part, under this Section 3.05 are being suspended: (i)each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of any of the Sellers’ Representative or any other Secured Party under this Agreement or any other Loan Document (taken as a whole) or the ability of the Secured Parties to exercise the same; (ii)the Sellers’ Representative shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i); and (iii)each Grantor shall be entitled to receive and retain any dividends paid on or distributions in respect of the Pledged Collateral that are permitted by Section 1.07(i) in Annex B to the Note; provided that any noncash dividends or other distributions that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor

7 and required to be delivered to the Sellers’ Representative hereunder, shall be held in trust for the benefit of the Sellers’ Representative and the other Secured Parties and shall be forthwith delivered to the Sellers’ Representative in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer requested by the Sellers’ Representative). (b) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7(a)(vii) or Section 7(a)(viii) of the Note, in respect of the relevant Grantor, after the Sellers’ Representative shall have notified the Grantors of the suspension of the Grantor’s rights under Section 3.05(a)(iii), all rights of any Grantor to dividends or other distributions that such Grantor is authorized to receive pursuant to Section 3.05(a)(iii), shall cease, and all such rights shall thereupon become vested in the Sellers’ Representative, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends and other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Sellers’ Representative and the other Secured Parties and shall be forthwith delivered to the Sellers’ Representative upon demand in the form in which they shall have been received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Sellers’ Representative pursuant to the provisions of this Section 3.05(b) shall be retained by the Sellers’ Representative in an account to be established by the Sellers’ Representative upon receipt of such money or other property, shall be held as security for the payment and performance of the Note and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Sellers’ Representative has received from the Guarantor satisfactory evidence relating to any such cure or waiver, the Sellers’ Representative shall promptly repay to each Grantor (without interest) all dividends or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of Section 3.05(a)(iii) and that remain in such account. (c) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7(a)(vii) or Section 7(a)(viii) of the Note, in respect of the relevant Grantor, upon notice from the Sellers’ Representative to the Grantors of the suspension of the Grantors’ rights under Section 3.05(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a)(i), and the obligations of the Sellers’ Representative under Section 3.05(a)(ii), shall cease, and all such rights shall thereupon become vested in the Sellers’ Representative, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Sellers’ Representative shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Sellers’ Representative has received from the Guarantor satisfactory evidence relating to any such cure or waiver, all rights vested in the Sellers’ Representative pursuant to this Section 3.05(c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to Section 3.05(a)(i), and the obligations of the Sellers’ Representative under Section 3.05(a)(ii) shall be in effect. (d) Any notice given by the Sellers’ Representative to the Grantors suspending the Grantors’ rights under Section 3.05(a): (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under Section 3.05(a)(i) or Section 3.05(a)(iii) in part without suspending all such rights or powers (as specified by the Sellers’ Representative in its sole and absolute discretion) and without waiving or otherwise affecting the Sellers’ Representative’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing. SECTION 3.06. Negative Pledge. The Guarantor shall not and shall not permit its Subsidiaries to grant a Lien on its assets (other than assets of the type pledged as “Collateral” under and as defined in the Knowles

8 Credit Agreement as in effect on the date hereof) to secure the obligations under the Knowles Credit Agreement or any other Material Indebtedness for borrowed money (other than Indebtedness permitted under Section 1.05 of Annex B of the Note) unless within thirty (30) days of such grant the Kaplan Restricted Group shall enter into collateral documentation in substantially the same form and secured by substantially the same assets, with customary carveouts, exceptions and materiality qualifiers that are no less favorable to the Kaplan Restricted Group than the Knowles Unrestricted Group (e.g., limitation on 65% pledge of any first-tier CFC). ARTICLE IV Remedies SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Pledged Collateral to the Sellers’ Representative or any Person designated by the Sellers’ Representative, and it is agreed that the Sellers’ Representative shall have the right with or without legal process and with or without prior notice or demand for performance, to exercise any and all rights afforded to a secured party under the New York UCC or other applicable law. Each Grantor agrees that the Sellers’ Representative shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Sellers’ Representative shall deem appropriate. Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Sellers’ Representative shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Sellers’ Representative’s intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Sellers’ Representative may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Sellers’ Representative may (in its sole and absolute discretion) determine. The Sellers’ Representative shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Sellers’ Representative may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Sellers’ Representative until the sale price is paid by the purchaser or purchasers thereof, but the Sellers’ Representative and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. In the event of a foreclosure by the Sellers’ Representative on any of the Pledged Collateral pursuant to a public or private sale or other disposition, the Sellers’ Representative or any Secured Party may be the purchaser or licensor of any or all of such Pledged Collateral at any such sale or other disposition, and the Sellers’ Representative as agent for and representative of the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all

9 or any portion of the Pledged Collateral sold at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Pledged Collateral payable by the Sellers’ Representative on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; in accordance with Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions, the Sellers’ Representative shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Sellers’ Representative shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Sellers’ Representative may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. SECTION 4.02. Application of Proceeds. The Sellers’ Representative shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Pledged Collateral, including any Pledged Collateral consisting of cash, as follows: FIRST, to the payment of any fees, costs and expenses, including counsel costs, of the Sellers’ Representative reimbursable by the Borrowers under any Loan Document (if any); SECOND, to payment of the Principal Amount; and THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. Upon any sale of Pledged Collateral by the Sellers’ Representative (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Sellers’ Representative or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Sellers’ Representative or such officer or be answerable in any way for the misapplication thereof. Subject to Section 6.15, Capital Holdings shall remain liable for any deficiency if the proceeds of any sale or disposition of the Pledged Collateral are insufficient to pay the Obligations. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Pledged Collateral of any Grantor, including any Pledged Collateral consisting of cash, shall be applied to the Obligations. SECTION 4.03. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Sellers’ Representative if the Sellers’ Representative were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Sellers’ Representative in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Sellers’

10 Representative may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Sellers’ Representative, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Sellers’ Representative shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Sellers’ Representative, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Sellers’ Representative sells. ARTICLE V Indemnity, Subrogation, Contribution and Subordination SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 5.03), the Guarantor and each Borrower agrees that (a) in the event a payment in respect of the Obligations shall be made by the Guarantor under this Agreement, such Borrower or Borrowers, shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement to satisfy in whole or in part the Obligations of any Borrower under the Note, such Borrower or Borrowers, shall indemnify such Grantor (other than if such Obligation is an obligation of such Grantor) in an amount equal to the greater of the book value or the fair market value of the assets so sold. SECTION 5.02. Contribution and Subrogation. Each Guarantor and Grantor (each such Guarantor or Grantor, other than, in the case of any payment referred to in this sentence by Capital Holdings under the Note, as applicable, being referred to as a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by the Guarantor in respect of the Note or assets of any other Grantor shall be sold pursuant hereto to satisfy the Note (other than any assets of Capital Holdings sold to satisfy its obligations under the Note) and the Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower or Borrowers, as applicable, as provided in Section 5.01, such Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof. Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment. SECTION 5.03. Subordination.

11 (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor and Grantors under Sections 5.01 and 5.02 and all other rights of the Guarantor and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full of the Obligations to the extent necessary to cause, subject to Section 2.04, the Termination Date to occur. No failure on the part of the Guarantor or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor or any Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder. (b) [Reserved]. ARTICLE VI Miscellaneous SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9(d) of the Note. SECTION 6.02. Waivers; Amendment. (a) No failure or delay by the Sellers’ Representative or any Secured Party in exercising any right or power hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Sellers’ Representative and the Secured Parties hereunder and under the Note are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor or any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. (b) Except as provided in Sections 6.12 and 6.13, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Sellers’ Representative, the Guarantor and the Grantors with respect to which such waiver, amendment or modification is to apply; provided that the Sellers’ Representative may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein to the extent such departure is not inconsistent with any limitation on the authority of the Sellers’ Representative set forth in the Note. (c) This Agreement shall be construed as a separate agreement with respect to the Guarantor and each Grantor and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder. SECTION 6.03. [Reserved]. SECTION 6.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the Note shall be considered to have been relied upon by the Sellers’ Representative and shall survive the execution and delivery of the Loan Documents and shall continue in full force and

12 effect until the Termination Date has occurred. The provisions of Section 2.04 shall survive the repayment of the Obligations or termination of this Agreement or any provision hereof. SECTION 6.05. Counterparts; Effectiveness; Successors and Assigns; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Sellers’ Representative and a counterpart hereof shall have been executed on behalf of the Sellers’ Representative, and thereafter shall be binding upon such Loan Party and the Sellers’ Representative and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Sellers’ Representative and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Note. (b) Delivery of an executed counterpart of a signature page of this Agreement (including any Electronic Signature) by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Sellers’ Representative to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i)(A) the Sellers’ Representative shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) the Loan Parties shall be entitled to rely on such Electronic Signatures purportedly given by or on behalf of the Sellers’ Representative without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of any Loan Party, the Sellers’ Representative or any Secured Party, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the parties hereto hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Sellers’ Representative and the Loan Parties, Electronic Signatures transmitted by fax, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or the Note shall have the same legal effect, validity and enforceability as any paper original and (B) each other party hereto may, at its option, create one or more copies of this Agreement and/or the Note in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record). SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13 SECTION 6.07. [Reserved]. SECTION 6.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it shall be brought, and shall be heard and determined, exclusively in such United States District Court or, if that court does not have subject matter jurisdiction, such Supreme Court. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the Note shall affect any right that the Sellers’ Representative or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or any of its properties in the courts of any jurisdiction. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 6.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09. SECTION 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 6.11. Security Interest Absolute. All rights of the Sellers’ Representative hereunder, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of

14 payment of, or in any other term of, the Note, or any other amendment to or waiver of, or any consent to any departure from, the Note or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any Guarantee of, the Note and (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Note or this Agreement. SECTION 6.12. Termination or Release. (a) This Agreement, the Guarantees made herein and the security interests granted hereby shall automatically terminate upon the occurrence of the Termination Date. (b) In connection with any termination or release pursuant to this Section 6.12, the Sellers’ Representative shall execute and deliver to any Loan Party all documents that such Loan Party shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Loan Party to effect such release, including delivery of any Pledged Securities. Any execution and delivery of documents by the Sellers’ Representative pursuant to this Section 6.12 shall be without recourse to or warranty by the Sellers’ Representative. SECTION 6.13. [Reserved]. SECTION 6.14. Sellers’ Representative Appointed Attorney-in-Fact. Each Grantor hereby appoints the Sellers’ Representative the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Sellers’ Representative may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Sellers’ Representative shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Sellers’ Representative’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral, (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral, (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Sellers’ Representative were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Sellers’ Representative to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Sellers’ Representative, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Sellers’ Representative and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and they shall not be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). SECTION 6.15. Non-Recourse Basis. Notwithstanding any provision in this Agreement, in the Note, or in any other agreement, document or instrument, whether written or oral, expressed or implied, to the contrary, it is understood and agreed between Grantors and the Sellers’ Representative (on behalf of the Secured

15 Parties) that (i) the liability of Intermediate Holding shall be limited solely to the Pledged Collateral of Intermediate Holding pledged to the Sellers’ Representative pursuant to this Agreement and (ii) no money judgment, order or execution shall be sought, taken or entered in any suit, action or proceeding, whether legal or equitable, but that the Sellers’ Representative’s and Secured Parties’ sole and exclusive recourse against such Grantor shall be to have the Sellers’ Representative realize upon such Pledged Collateral in accordance with the provisions of this Agreement and that all rights to such suit, action, proceeding or deficiency are hereby waived by the Payee and each Secured Party. It is further understood and agreed that notwithstanding that the obligations are full recourse to Capital Holdings, such recourse is only secured to the extent of the Pledged Collateral of Capital Holdings hereunder and thereafter is unsecured. [Signature Pages Follow]

Signature Page to the Guarantee and Collateral Agreement IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. GUARANTOR: KNOWLES CORPORATION By: Name: [•] Title: [•] GRANTORS: KNOWLES CAPITAL HOLDINGS, INC. By: Name: [•] Title: [•] KNOWLES INTERMEDIATE HOLDING, INC. By: Name: [•] Title: [•]

Signature Page to the Guarantee and Collateral Agreement SELLERS’ REPRESENTATIVE: James P. Kaplan

Signature Page to the Guarantee and Collateral Agreement Acknowledged and agreed solely for purposes of Section 5.01: KNOWLES INTERMEDIATE PD HOLDINGS, LLC By: Name: [•] Title: [•]

Schedule I to the Guarantee and Collateral Agreement PLEDGED EQUITY INTERESTS Issuer Jurisdiction of Organization Registered Owner Percentage of Equity Interests Owned by Registered Owner Number of Certificate Number and Class of Equity Interest Owned by Registered Owner Kaplan Electronics, Inc. Delaware Knowles Capital Holdings, Inc. 100% [•] [•] common shares Knowles Intermediate PD Holdings, LLC Delaware Knowles Intermediate Holding, Inc. 100% [•] [•] common shares